Execution Version

SUPERPRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of

June 13, 2025,

among

SUNNOVA ENERGY INTERNATIONAL INC.,
a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

ALTER DOMUS (US) LLC,
as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1
Section 1.01 Defined Terms 1
Section 1.02 Terms Generally....28
Section 1.03 Accounting Terms....28
Section 1.04 Effectuation of Transactions....29
Section 1.05 Timing of Performance....29
Section 1.06 UCC Definitions....29
Section 1.07 Payment in Full....29

ARTICLE II THE CREDITS....29
Section 2.01 Commitment....29
Section 2.02 Requests for Borrowings....30
Section 2.03 Fundings of Borrowings....30
Section 2.04 Repayment of Loans....31
Section 2.05 Prepayment of Loans....31
Section 2.06 Promissory Note....32
Section 2.07 Reallocation....32
Section 2.08 Discounts, Fees and Payment of DIP Lender Professional Fees and Expenses....32
Section 2.09 Interest....34
Section 2.10 Computation of Interest and Fees....34
Section 2.11 Pro Rata Treatment....34
Section 2.12 Sharing of Setoffs....34
Section 2.13 Increased Costs; Capital Adequacy Adjustment....34
Section 2.14 Taxes....35
Section 2.15 Payments Generally....39

ARTICLE III REPRESENTATIONS AND WARRANTIES 40
Section 3.01 Organization; Powers 40
Section 3.02 Authorization; Enforceability; Benefit to the Loan Parties; Binding Obligations 40
Section 3.03 Governmental Approvals; No Conflicts 41
Section 3.04 Financial Condition; No Material Adverse Change 41
Section 3.05 Other Agreements 42
Section 3.06 Litigation 42
Section 3.07 Compliance with Laws and Agreements 42
Section 3.08 Investment Company Status 43
Section 3.09 Taxes 43
Section 3.10 No Default 43
Section 3.11 ERISA; Labor Matters 43
Section 3.12 [Reserved] 44
Section 3.13 Full Disclosure 44
Section 3.14 [Reserved] 44
Section 3.15 Environmental Matters 44
Section 3.16 Federal Reserve Regulations 45
Section 3.17 OFAC; Anti-Money Laundering 45
Section 3.18 Permits, Etc. 46
Section 3.19 Cases; Orders 46
Section 3.20 Use of Proceeds 47
Section 3.21 Collateral Matters 47
Section 3.22 Risk Retention Rules 48

ARTICLE IV CONDITIONS 48
Section 4.01 Conditions to Effectiveness 48

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Section 4.02 Conditions to the DIP Interim Funding Date 50
Section 4.03 Conditions to DIP Final Funding Date 51

ARTICLE V AFFIRMATIVE COVENANTS....52

Section 5.01	Financial Information and Other Information	52
Section 5.02	Notification of Default	54
Section 5.03	Purchaser Diligence	55
Section 5.04	Authorization	55
Section 5.05	Taxation	55
Section 5.06	Priority of Liens; No Discharge	55
Section 5.07	[Reserved]	56
Section 5.08	Chief Restructuring Officer Meeting	56
Section 5.09	Certain Milestones	56
Section 5.10	Compliance with Laws	56
Section 5.11	Use of Proceeds	56
Section 5.12	Books, Records and Inspections	56
Section 5.13	Proceeds Accounts	57
Section 5.14	Further Assurances	57
Section 5.15	Operation in the Ordinary Course of Business	57
Section 5.16	Covenant to Guarantee Obligations and Give Security	57
Section 5.17	Certain Post-Closing Obligations	59
Section 5.18	Control Agreements	59
Section 5.19	Maintenance of Property; Insurance	59
Section 5.20	Certain Bankruptcy Matters	60
Section 5.21	Bankruptcy Notices	60
Section 5.22	Asset Purchase Agreement	61
Section 5.23	Supplement to Commercial Torts Schedule	61
Section 5.24	DIP Proceeds Account	61
Section 5.25	KKR Consent Agreement	61
Section 5.26	APA Resolution	61

ARTICLE VI NEGATIVE COVENANTS....61

Section 6.01	Indebtedness	61
Section 6.02	Liens	63
Section 6.03	Merger; Change of Business	65
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	65
Section 6.05	Dispositions	65
Section 6.06	Transactions with Affiliates	66
Section 6.07	Swap Agreements	66
Section 6.08	Restricted Payments; Certain Payment of Indebtedness	66
Section 6.09	Budget Variance Covenant	67
Section 6.10	Restrictive Agreements	67
Section 6.11	Modification of Documents	68
Section 6.12	Additional Bankruptcy Matters	68
Section 6.13	Retention Programs	69
Section 6.14	Bank Accounts	69
Section 6.15	Payment Directive	69
Section 6.16	Disputes	69
Section 6.17	Negative Pledge	69
Section 6.18	Non-Loan Party Restricted Subsidiaries	69
Section 6.19	Indirect Action	69
Section 6.20	ITC Negative Pledge	70
Section 6.21	Accessory Loans Negative Pledge	70

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ARTICLE VII EVENTS OF DEFAULT **70**

ARTICLE VIII THE AGENTS **75**
Section 8.01 Appointment and Authority 75
Section 8.02 Collateral Agent 75
Section 8.03 Rights as a Lender 76
Section 8.04 Exculpatory Provisions 76
Section 8.05 Reliance by Agent 78
Section 8.06 Delegation of Duties 78
Section 8.07 Resignation of Agent; Merger or Consolidation 78
Section 8.08 Non-Reliance on Agents and Other Lenders 79
Section 8.09 Agents May File Proofs of Claim 79
Section 8.10 Collateral Matters 80

ARTICLE IX GUARANTY **80**
Section 9.01 Guarantee of the Obligations 80
Section 9.02 Guarantee of Payment 81
Section 9.03 No Limitations 81
Section 9.04 Reinstatement 82
Section 9.05 Agreement to Pay; Subrogation 82
Section 9.06 Information 82
Section 9.07 Indemnity; Subrogation and Subordination 83
Section 9.08 Obligation Absolute 83
Section 9.09 Recourse 83

ARTICLE X MISCELLANEOUS **83**
Section 10.01 Notices 83
Section 10.02 Waivers; Amendments 86
Section 10.03 Expenses; Indemnity; Damage Waiver 88
Section 10.04 Successors and Assigns 89
Section 10.05 Survival 91
Section 10.06 Counterparts; Integration; Effectiveness 91
Section 10.07 Severability 92
Section 10.08 Right of Setoff 92
Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process 92
Section 10.10 WAIVER OF JURY TRIAL 93
Section 10.11 Headings 93
Section 10.12 Confidentiality 93
Section 10.13 Violation of Law 93
Section 10.14 USA Patriot Act Notice 93
Section 10.15 Release of Liens 94
Section 10.16 Tax Treatment 94
Section 10.17 [Reserved] 94
Section 10.18 Orders Control 94
Section 10.19 Judgment Currency 94
Section 10.20 No Group 95
Section 10.21 Erroneous Payments 95
Section 10.22 [Reserved] 96
Section 10.23 Interest Rate Limitation 96

ARTICLE XI PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT **97**
Section 11.01 Grant of Security 97
Section 11.02 Intellectual Property 99
Section 11.03 Release of Security Interest upon Final Payment 100
Section 11.04 Rights and Remedies 100
Section 11.05 Remedies Cumulative 100

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- iv - Section 11.06 Collateral Documents.......................................................................................................100 Section 11.07 Grantor Remains Liable...................................................................................................101 Section 11.08 Protection of Collateral ....................................................................................................101 SCHEDULES: Schedule 1.01(a) — Sunnova ABS Issuer Schedule 1.01(b) — Sunnova ABS Transactions Schedule 1.01(c) — TEP Facilities Schedule 1.01(d) — Warehouse Facilities Schedule 1.02 — Individuals with Knowledge Schedule 1.03 Debtor Entities Schedule 2.01 — Commitment Schedule Schedule 3.21(f) — Registered Intellectual Property Schedule 3.21(g) — Commercial Tort Claims Schedule 3.21(h) — Legal Names, Etc. Schedule 3.21(i) — Pledged Shares and Pledged Debt Schedule 5.17 — Post-Closing Obligations Schedule 6.01(b) — Existing Indebtedness Schedule 6.02 — Existing Liens Schedule 6.04(a) — Existing Investments Schedule 6.14 — Bank Accounts EXHIBITS: Exhibit A — Form of Assignment and Assumption Exhibit B — Form of Borrowing Request Exhibit C — Form of Initial Budget Exhibit D — Form of Intellectual Property Security Agreement Exhibit E — Form of Joinder Agreement Exhibit F — Form of Promissory Note Exhibit G — [Reserved] Exhibit H-1 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit H-2 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit H-3 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Exhibit H-4 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Exhibit I — Form of Closing Date Certificate Exhibit J-1 — Form of Payment Directive (EU Risk Retention Compliant Sunnova ABS Issuer) Exhibit J-2 — Form of Payment Directive (Sunnova Rays I Issuer, LLC) Exhibit K — Form of Intercompany Subordination Agreement SUPERPRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of June 13, 2025, between Sunnova Energy International Inc., a Delaware corporation (the “Borrower” or the “Company”, as applicable), the Guarantors party hereto, each other person from time to time party hereto as a lender (each, a “Lender” and together the “Lenders”) and Alter Domus (US) LLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”). WHEREAS, on June 8, 2025 (the “Petition Date”), the Borrower and certain of the Borrower’s Subsidiaries set forth in Schedule 1.03 (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code; WHEREAS, the Borrower has requested that the Lenders provide a superpriority senior secured debtor- in-possession term loan credit facility in an aggregate initial principal amount of up to $90,000,000 (the “DIP Facility”), comprised of: (a) up to $15,000,000 which shall be made available upon entry of the Interim DIP Order and on terms and subject to the conditions set forth in this Agreement, and (b) up to $75,000,000 which shall be made available upon entry of the Final DIP Order and on terms and subject to the conditions set forth in this Agreement, and, with all of the Borrower’s Obligations under the DIP Facility to be guaranteed by each Guarantor and all of the Borrower’s and the Guarantors’ Obligations under the DIP Facility to be secured by the Collateral; WHEREAS, the relative priority of the DIP Facility with respect to the Collateral granted as security for the payment and performance of the Obligations shall be as set forth in the Interim DIP Order and the Final DIP Order, in each case, upon entry thereof by the Bankruptcy Court, and in the Collateral Documents; WHEREAS, all of the claims and the Liens granted under the DIP Orders and the Loan Documents to the Agents, the Lenders and the other Secured Parties in respect of the DIP Facility shall be subject to the Carve- Out; and WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit to the Borrower under this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABS Enforcement Limitations” has the meaning assigned to such term in Section 11.08. “Acceptable Plan” means a Chapter 11 Plan for each of the Cases that, in form and substance reasonably satisfactory to the Required Lenders, upon the consummation thereof, provides for (a) the termination of all unused Commitments hereunder and the payment in full in cash (subject to Section 1.07) of all of the Obligations under the Loan Documents, in exchange for full discharge thereof, on or prior to the effective date of such plan as a condition to the effectiveness thereof or (b) such other treatment as is consented to by the Administrative Agent and the Required Lenders in their sole discretion. 2 “Acceptable Sale” means a Sale of all or a material portion of the Loan Parties’ assets pursuant to Section 363 of the Bankruptcy Code, in accordance with a Sale Order, where either (a) the Sale, by itself or with one or more related transactions, (i) provides for the payment in full in cash (subject to Section 1.07) of the Obligations; (ii) the purchaser has demonstrated that it has (A) cash or Cash Equivalents in the amount of the purchase price set forth in any purchase agreement or other applicable transaction document(s), (B) a signed commitment, acceptable to the Required Lenders in their sole discretion, to lend from a recognized lender in the amount of such purchase price, or (C) a combination thereof, necessary to consummate any purchase agreement or other applicable transaction document(s); and (iii) the closing of the Sale shall occur on or prior to the Maturity Date; or (b) the Required Lenders provide their prior written consent to such Sale before same is approved by the Bankruptcy Court. Notwithstanding anything to the contrary herein, the transactions contemplated by that certain Asset Purchase Agreement shall constitute an Acceptable Sale. “Accessory Loans” means any loans made by any Loan Parties or any Non-Loan Party Restricted Subsidiaries to finance the purchase, installation, or maintenance of accessories or ancillary equipment related to solar energy and battery storage systems or other related products and services, including any such loans extended by any obligors under the EZOP Credit Agreement. “Additional ITC Proceeds” means the proceeds from any ITC Transfer or any ITC Transfer Agreements, other than SAP IV ITC Proceeds, incurred in connection with the same by any Loan Party or Non-Loan Party Restricted Subsidiary, on behalf of any Non-Loan Party Restricted Subsidiary. “Additional ITC Transfer” means a transfer of ITCs owned by any Non-Loan Party Restricted Subsidiary and transferred to an unrelated “transferee taxpayer” pursuant to, and in accordance with, the requirements of Code Section 6418. “Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” means, with respect to any Person, any other Person that either directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. “Agents” means the Administrative Agent and the Collateral Agent. “Agent Obligations” means those Obligations owed to the Agents pursuant to the Fee Letter and/or Section 10.03. “Agreement” means this Superpriority Senior Secured Debtor-in-Possession Credit Agreement, as amended, restated, amended and restated, modified, or otherwise supplemented from time to time. “Agreement Currency” has the meaning assigned to such term in Section 10.19(b). “Applicable Creditor” has the meaning assigned to such term in Section 10.19(b). “Approved Bankruptcy Court Order” means (a) each of the DIP Orders, as such order is amended and in effect from time to time in accordance with this Agreement, (b) any other order entered by the Bankruptcy Court regarding, relating to or impacting (i) any rights or remedies of any Secured Party, (ii) the Loan Documents (including the Loan Parties’ obligations thereunder), (iii) the Collateral, any Liens thereon or any superpriority claims (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or superpriority claims), (iv) use of Cash Collateral, (v) debtor-in-possession financing, or (vi) any Chapter 11 Plan, in the case of each of the foregoing clauses (i) through (vi), that (x) is in form and substance satisfactory 3 to the Administrative Agent (with respect to provisions affecting the rights or duties of the Agents) and the Required Lenders, (y) has not been vacated, reversed or stayed and (z) has not been amended or modified in a manner adverse to the rights of the Agents or the Lenders except as agreed in writing by Administrative Agent (solely with respect to provisions affecting the rights or duties of the Agents) and the Required Lenders in their sole discretion, and (c) any other order entered by the Bankruptcy Court that (i) is in form and substance reasonably satisfactory to the Administrative Agent (solely with respect to provisions affecting the rights or duties of the Agents) and satisfactory to the Required Lenders, (ii) has not been vacated, reversed or stayed and (iii) has not been amended or modified except in a manner reasonably satisfactory to the Administrative Agent (solely with respect to provisions affecting the rights or duties of the Agents) and satisfactory to the Required Lenders. “Approved Budget” has the meaning assigned to such term in Section 5.01. For the avoidance of doubt, the use of any proceeds of the New Home WIP shall not be subject to, nor shall it impact compliance with, the Approved Budget. “Approved Fund” means any Person (other than a natural person), including any fund or account under common management, that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) the Lenders, (b) an Affiliate of the Lenders or (c) an entity or an Affiliate of an entity that administers or manages the Lenders. “Asset Purchase Agreement” means that certain asset purchase agreement dated as of June 13, 2025 by and among Solaris Assets, LLC, Solaris ABS, LLC and Solaris Borrower, LLC as purchasers and the persons set forth on annex 1, as sellers. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 10.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent. “Atlas Settlement Agreement” means the settlement agreement entered into on June 8, 2025 by and among SEI, SE Corp., SIH, Sunnova EZ-Own Portfolio, LLC, Sunnova TEP Holdings, LLC, Sunnova TEP Holdings Sub, LLC, Sunnova TE Management, LLC, Atlas Securitized Products Administration, LL.P., for itself and on behalf of one or more investment funds, separate accounts, or other entities (in whole or in part), controlled, managed and/or advised by ASPA and its Affiliates, ASPA, and certain participating Class A Lenders and Class B Lenders. “Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division or any other court having jurisdiction over the Cases from time to time. “Bankruptcy Law” means each of (a) the Bankruptcy Code, (b) any domestic or foreign law relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, administration, insolvency, reorganization, debt adjustment, receivership or similar debtor relief from time to time in effect and affecting the rights of creditors generally (including without limitation any plan of arrangement provisions of applicable corporation statutes), and (c) any order made by a court of competent jurisdiction in respect of any of the foregoing.

4 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, if applicable, together with all amendments and modifications thereto subsequently made applicable to the Cases. “Bidding Procedures” means the procedures governing the Sale, as approved by the Bankruptcy Court through the Bidding Procedures Order, in form and substance satisfactory to the Required Lenders. “Bidding Procedures Motion” means the Debtors’ motion seeking approval of the Bidding Procedures and the Sale of the Debtors’ assets and equity, as applicable, in form and substance satisfactory to the Required Lenders. “Bidding Procedures Order” means the order entered by the Bankruptcy Court approving the Bidding Procedures Motion, in form and substance satisfactory to the Required Lenders. “Board” means the board of directors of the Company. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Borrower Materials” has the meaning assigned to such term in Section 10.01(d). “Borrowing Request” means a request by the Borrower for a borrowing in accordance with Section 2.02, which shall be, in the form of Exhibit B or any other form reasonably acceptable to the Administrative Agent and the Borrower. “Budget” means the Initial Budget, as amended, modified, supplemented or replaced from time to time in accordance with Section 5.01. “Budget Variance Report” means, a weekly detailed variance report in respect of the week(s) comprising the applicable Test Period, in form reasonably satisfactory to the Required Lenders (it being understood that the form attached hereto as Exhibit C is satisfactory), setting forth (a) the actual disbursements of the Loan Parties, other than disbursements on account of professional fees and/or disbursements utilizing the proceeds of the New Home WIP (the “Actual Disbursements”) on an aggregate basis during the applicable Test Period, (b) a comparison (whether positive or negative, in Dollars and expressed as a percentage) for the applicable Test Period of the Actual Disbursements to the amount of the Loan Parties’ projected disbursements other than disbursements on account of professional fees for such applicable Test Period (the “Budgeted Disbursements”), respectively, set forth in the Budget for such applicable Test Period and (c) a statement from the Chief Restructuring Officer certifying the information contained in such Budget Variance Report; provided that, any funds received pursuant to the Puerto Rico Energy Resilience Fund shall not be tested. “Budget Variance Test Date” has the meaning assigned to such term in Section 5.01. “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City. “Capitalized Amount” has the meaning assigned to such term in the definition of “Paid in Kind”. “Carve-Out” has the meaning assigned to such term in the Interim DIP Order or the Final DIP Order, as applicable. “Cases” has the meaning in the recitals to this Agreement. 5 “Cash Collateral” shall have the meaning assigned to such term in section 363(a) of the Bankruptcy Code. “Cash Equivalents” means: (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognized trading market exists; (ii) issued by an issuer incorporated in the United States of America; (iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A 1 or higher by Standard & Poor’s Rating Services or P 1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long term unsecured and non-credit enhanced debt obligations, an equivalent rating; or (d) any investment in money market funds which (i) have a credit rating of either A 1 or higher by Standard & Poor’s Rating Services or P 1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice. “Cash Management Orders” shall mean, collectively, the interim and final orders approving that certain Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to (A) Continue Using the Cash Management System, (B) Honor Certain Prepetition Obligations Related Thereto, (C) Maintain Existing Bank Accounts, Business Forms, and Books and Records, and (D) Continue Intercompany Transactions, (II) Granting Administrative Expense Status to Postpetition Intercompany Transactions, and (III) Granting Related Relief filed on or before the date hereof and entered in the Cases (in each case, together with all extensions, modifications and amendments thereto, and in each case, in form and substance acceptable to the Administrative Agent and the Required Lenders), which among other matters authorizes the Debtors to maintain their existing cash management system and bank accounts and to continue to engage in intercompany transactions, which is in form and substance acceptable to the Administrative Agent and the Required Lenders in their sole discretion. “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any policy, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. 6 “Change of Control” means except with respect to consummation of Acceptable Plan or Acceptable Sale, (a) that SEI shall cease to directly or indirectly own 100% of the Equity Interests of SE Corp., (b) the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shared of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity) or (c) that SE Corp. shall cease to directly or indirectly own 100% of the Equity Interests of SIH held by SE Corp. on the Closing Date. “Chapter 11 Plan” means a plan of reorganization or liquidation in any or all of the Cases. “Charges” has the meaning assigned to such term in Section 10.23. “Chief Restructuring Officer” means Ryan Omohundro, managing director of Alvarez & Marsal North America, LLC, in his capacity as chief restructuring officer of the Company. “Claims” has the meaning assigned to such term in section 101 of the Bankruptcy Code. “Class” when used with respect to (a) any Loan or borrowing, refers to whether such Loan, or the Loans comprising such borrowing are DIP Interim Funding Loans or DIP Final Funding Loans, (b) any Commitment, refers to whether such Commitment is a DIP Interim Funding Commitment or a DIP Final Funding Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class; provided that once funded (or, with respect to any amounts Paid in Kind, once capitalized as Loans), the DIP Interim Funding Loans and the DIP Final Funding Loans shall all be deemed to be part of the same Class of Loans for all purposes under this Agreement. “Class A Lenders” has the meaning assigned to such term in the TEPH Agreement Amendment Documents. “Class B Lenders” has the meaning assigned to such term in the TEPH Agreement Amendment Documents. “Closing Date” means June 13, 2025. “Code” means the Internal Revenue Code of 1986, as amended from time to time (unless otherwise indicated). “Collateral” has the meaning assigned to such term in Section 11.01. “Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Collateral Documents” means this Agreement, any intercreditor agreement, blocker, deposit or securities account control agreements, the Intellectual Property Security Agreements, and all other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.16, 5.17 or 5.18, 5.24. “Commercial Tort Action” means any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed. 7 “Commercial Tort Claims” means commercial tort claims (as that term is defined in the UCC), and includes those commercial tort claims listed on Schedule 3.21(g). “Commercial Tort Claims Proceeds” means proceeds of any Commercial Tort Claims, including any potential claims or causes of action against current or former directors or officers. “Commitment” means the DIP Interim Funding Commitments and/or the DIP Final Funding Commitments, as the context requires. The aggregate amount of the Lenders’ Commitments on the Closing Date is $90,000,000. “Commitment Schedule” means the Commitment Schedule attached hereto as Schedule 2.01. “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Company Parties” means SEI and all of its direct and indirect Subsidiaries. “Company Party Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets, liabilities or financial condition of the Company Parties taken as a whole, (b) the ability of the Borrower and the other Loan Parties to timely consummate the Transactions or to perform their respective obligations (other than immaterial obligations) under any related agreements, (c) the ability of the Sunnova ABS Issuer entities to perform their obligations (other than an immaterial portion of their obligations) under the Sunnova ABS Transaction Documents to which they are a party or (d) the legality, validity, binding effect or enforceability against the Loan Parties of this Agreement or any of the other Loan Documents to which it is a party or the rights or remedies of any Secured Parties hereunder or thereunder. “Company SEC Documents” has the meaning assigned to such term in Section 3.04(a). “Concord” means Concord Servicing, LLC. “Contractual Obligation” means, as applied to any Person, any provision of (a) any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; or (b) any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Control” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by contract, ownership of Equity Interests, power to elect directors or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Debtor” or “Debtors” has the meaning assigned to such term in the recitals to this Agreement. “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Rate” means an interest rate equal to the PIK Rate plus 2.00% per annum, Paid in Kind. “Deposit Account” means all “deposit accounts” as defined in the UCC.

8 “Depositor” means, with respect to any Sunnova ABS Transaction, the applicable Sunnova entity identified as the “Depositor” in the related Sunnova ABS Transaction Documents. “DIP Facility” has the meaning assigned to such term in the recitals to this Agreement. “DIP Final Funding Commitments” means with respect to each Lender, the commitment of such Lender to make DIP Final Funding Loans on the DIP Final Funding Date, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, as such commitment may be (a) terminated pursuant to Article VII or the DIP Orders, (b) terminated pursuant to Section 2.01(b), (c) increased pursuant to the last sentence of the definition of “DIP Interim Funding Commitments”, or (d) modified from time to time to reflect any assignments permitted by Section 10.04. The aggregate amount of the DIP Final Funding Commitments on the Closing Date is $75,000,000. “DIP Final Funding Date” means the date on which the conditions set forth in Section 4.03 are satisfied (or waived in accordance with Section 10.02). “DIP Final Funding Loans” means any borrowing hereunder of Loans in respect of the DIP Final Funding Commitments or any fees thereon being Paid in Kind (it being understood that the DIP Final Funding Loans shall include any Capitalized Amount in respect thereof). “DIP Interim Funding Commitments” means with respect to each Lender, the commitment of such Lender to make DIP Interim Funding Loans on the DIP Interim Funding Date, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, as such commitment may be (a) terminated pursuant to Article VII or the DIP Orders, (b) reduced pursuant to Section 2.01(a) or (c) modified from time to time to reflect any assignments permitted by Section 10.04. The aggregate amount of the DIP Interim Funding Commitments on the Closing Date is $15,000,000. Any unused portion of such Lender’s DIP Interim Funding Commitments as of the date of entry of the Final DIP Order shall be added to and deemed to be part of such Lender’s “DIP Final Funding Commitments”. “DIP Interim Funding Date” means the date on which the conditions set forth in Section 4.02 are satisfied (or waived in accordance with Section 10.02). “DIP Interim Funding Loans” means any borrowing hereunder of Loans in respect of the DIP Interim Funding Commitments or any fees thereon being Paid in Kind (it being understood that the DIP Interim Funding Loans shall include any Capitalized Amount in respect thereof). “DIP Lender Professional Fees and Expenses” means all of the following out-of-pocket legal and professional fees and expenses incurred (before, on or after the Closing Date) by the Initial Lenders: (a) the reasonable and documented fees and expenses of Evercore Group L.L.C. (“Evercore”), as financial advisors to the Lenders (including any fees payable pursuant to any engagement letter as between the Company, Evercore and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”)), Paul, Weiss, as counsel to the Lenders and Porter Hedges LLP, as local counsel to the Lenders (“PH”), and (b) Norton Rose Fulbright US LLP (“NRF”), as counsel to GoodFinch Management, LLC as Lender, solely to the extent NRF’s fees and expenses were incurred on account of work performed in connection with the Asset Purchase Agreement or the DIP Facility. “DIP Lender Professional Fees and Expenses Payment Date” means each of the following dates that occur on or prior to the Sale Payment in Full Date: (a) the DIP Interim Funding Date, (b) the DIP Final Funding Date, (c) the date the Debtors incur any alternative (to this DIP Facility) post-petition debtor-in-possession financing, (d) the date of the consummation of the Sale contemplated by the Asset Purchase Agreement, (e) the date of the consummation of a Sale involving all or substantially all of the Acquired Assets (as defined in the Asset Purchase Agreement (other than the Sale described in the foregoing clause (d)), (e) the date of confirmation of a Chapter 11 Plan, (f) the refinancing of the DIP Facility or (g) the occurrence of the Maturity Date. 9 “DIP Orders” means collectively, the Interim DIP Order and the Final DIP Order. “DIP Proceeds Account” means that certain segregated checking account ending in 5675 in the name of Borrower and held at JPMorgan Chase Bank, N.A. “DIP Superpriority Claims” has the meaning specified in the Interim DIP Order or the Final DIP Order, as applicable. “Disclosure Statement and Solicitation Motion” means the motion seeking, among other things, entry of an order (a) approving the procedures for soliciting, receiving, and tabulating votes on the Chapter 11 Plan and for filing objections to the Chapter 11 Plan, (b) approving the solicitation materials, and (c) scheduling the hearing to consider final approval of the Disclosure Statement and confirmation of the Chapter 11 Plan. “Disposition” means the sale, transfer, exclusive license or other disposition (including any sale and leaseback transaction) of any Property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disqualified Person” means, (a) to the extent such a Person’s ownership of an equity interest in the Borrower would cause a recapture or other disallowance under Section 50 of the Code of tax credits claimed by or transferred by a subsidiary of the Borrower (including any “tax equity partnership” in which the Borrower owns an interest) or an adverse change to the depreciation claimed by any such subsidiary of the Borrower, (i) a Person that is or becomes a Tax-Exempt Entity, unless such Person directly or indirectly holds such interest through a Taxable C Corporation, a Tax-Exempt Controlled Entity or an Impermissible Puerto Rico ITC Stakeholder, or (ii) a Person that is for U.S. federal income tax purposes either an entity disregarded as separate from its owner or a partnership, in each case, if a direct or indirect owner of a beneficial interest in such entity is or becomes a Person described in clause (i) above, unless such Person directly or indirectly holds such interest through a Taxable C Corporation, (b) a Foreign Lender, any competitor of the Company identified on a list delivered to the Administrative Agent by the Company from time to time, (c) each person identified as a “Disqualified Person” on a list delivered to the Administrative Agent by the Company on or prior to the Closing Date (as such list may be updated from time to time after the Closing Date with the Required Lenders’ consent (such consent not to be unreasonably withheld, conditioned or delayed) and (d) in connection with the foregoing clauses (b) through (c), any of such Disqualified Person’s known Affiliates or Affiliates identified in writing to the Administrative Agent from time to time or otherwise readily identifiable as such by name. For the avoidance of doubt, any Person whose direct or indirect ownership of Equity Interests would cause any asset of SEI or any asset of any subsidiary of SEI to be treated (wholly or partly) as “tax- exempt use property” under Section 168(h) of the Code or “property which is used predominantly outside the United States” under Section 50(b)(1)(A) of the Code shall be a Disqualified Person. “Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof; in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on delate hereof, the date hereof). “Dollars” or “$” or “USD” refers to lawful money of the United States of America. 10 “Eligible Assignee” means (a) each Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) an entity that is engaged in making, purchasing, holding or investing in bank or commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender or an Affiliate of a Lender, or (e) any other Person (other than a natural person) that, in each case of the foregoing, is not a Disqualified Person. “Eligible Green Project” has the meaning set forth in the Company’s Green Financing Framework and any amendment, modification or successor framework adopted and published by the Company. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna. “Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials. “Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any or the foregoing. “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code. “ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, or a failure to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 3 03 (i)(4) of ERISA or Section 43 0(i)(4) of the Code), (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under 11 Title IV of ERISA (other than PBGC premiums due but not delinquent under Section 4007 of ERISA), (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (h) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan, (i) the receipt by a Loan Party any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability on a Loan Party or ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status, (within the meaning of Section 305 of ERISA or Section 432 of the Code), (j) a failure by the Borrower any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, or (k) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which a Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable. “Erroneous Payment” has the meaning assigned to such term in Section 10.21. “EU Risk Retention Compliant Sunnova ABS Issuers” means Sunnova Helios III Issuer, LLC, Sunnova Helios IV Issuer, LLC, Sunnova Sol Issuer, LLC, Sunnova Sol II Issuer, LLC, Sunnova Helios V Issuer, LLC, Sunnova Helios VI Issuer, LLC, Sunnova Helios VII Issuer, LLC, Sunnova Sol III Issuer, LLC, Sunnova Helios VIII Issuer, LLC, Sunnova Helios IX Issuer, LLC and Sunnova Sol IV Issuer, LLC. “EU Risk Retention Interests” means Risk Retention Interests required to be held in accordance with the EU Risk Retention Rules. “EU Risk Retention Rules” means the risk retention requirements under Article 6 of Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitisation, as amended, varied or substituted from time to time, together with (a) any technical standards thereunder as may be effective from time to time and (b) any guidance relating thereto as may from time to time be published by an EU regulator (and any successor requirements thereto). “Events of Default” has the meaning set forth in Article VII. “Excess SREC” means, with respect to any Sunnova ABS Transaction, the meaning assigned to such term in the related Sunnova ABS Transaction Documents. “Excess SREC Proceeds” means, with respect to any Sunnova ABS Transaction, the meaning assigned to such term in the related Sunnova ABS Transaction Documents. “Exchange Act” means the United States Securities Exchange Act of 1934. “Excluded Accounts” means (a) deposit accounts used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party's salaried employees, (b) zero balance accounts and petty cash accounts so long as the aggregate amount of funds on deposit in such accounts does not exceed $50,000, individually, or $100,000 in the aggregate for all such accounts during any five consecutive Business Days, (c) any escrow accounts, withholding tax accounts, fiduciary accounts and other accounts in which any Loan Party holds funds on behalf of any third party, (d) any deposit account, the balance of which is swept at the end of each Business Day into a deposit account subject to a control agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such deposit account is swept into another deposit account subject to a control agreement) without the consent of the Collateral Agent (acting at the direction of the Required Lenders), (e) sales tax accounts and (f) deposit accounts used for proceeds of

12 New Home WIP. For the avoidance of doubt, no Loan Party shall be required to deliver to a control agreement with respect to any Excluded Account. “Excluded Property” under each Loan Document means: (a) the Excluded Risk Retention Interests; (b) any present or future direct or indirect right to receive cash flow, distribution, residual payment, or proceeds related to any Excluded Risk Retention Interest except to the extent that such amounts exceed the minimum retention requirements under the Risk Retention Rules and are freely distributable to the Grantor in compliance with applicable law; for the avoidance of doubt, any cash actually received by a Loan Party derived from the foregoing shall not be Excluded Property; (c) motor vehicles and other assets or goods subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement; (d) goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets to the extent a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets would result in material adverse tax consequences to the Loan Parties (including, without limitation, as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code), or material adverse regulatory consequences, in each case, as demonstrated by the Borrower to the Required Lenders in a manner satisfactory to the Required Lenders; (e) any goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets, in each case, of or in which pledges or security interests in favor of the Collateral Agent are prohibited by applicable law (including any requirement to obtain the consent of any Governmental Authority or third person, unless such consent has been obtained) or by any contract binding on such assets at the time of its acquisition and not entered into in contemplation thereof, or would result in material adverse accounting or regulatory consequences, as demonstrated by the Borrower to the Required Lenders in a manner satisfactory to the Required Lenders; provided, that (i) any such limitation described in this clause (i) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable law, a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral; (f) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided that (i) any such limitation described in this clause (j) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral; 13 (g) any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051 prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to the Section 1(c) of the Lanham Act (or state law equivalent), solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal, or state law; (h) Potential Claims; (i) the proceeds of any sale of ITCs that are treated as sold by Sunnova TEP Holdings, LLC for U.S. federal income tax purposes (“SAP IV ITC Proceeds”); (j) Excluded Accounts; and (k) New Home WIP and proceeds thereof. “Excluded Risk Retention Interests” means any Risk Retention Interests with respect to each EU Risk Retention Compliant Sunnova ABS Issuer for so long as such Risk Retention Interests are required to be retained by the Risk Retention Holder under the U.S. Risk Retention Rules, the EU Risk Retention Rules and/or the UK Risk Retention Rules (whether as a matter of law or contract). “Excluded Subsidiary” means, as of the Closing Date, any Subsidiary of SE Corp. other than the Guarantors. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by a jurisdiction (i) as a result of such Recipient being organized under the laws of or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or (ii) as a result of any other present or former connection between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document), (b) any Taxes attributable to any Lender’s failure to comply with Section 2.14(e), (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) any withholding Taxes imposed under FATCA; and (e) any Taxes attributable to any failure by the Administrative Agent to comply with Section 2.14(g). “Existing Convertible Notes” means the (a) 2.625% Convertible Senior Notes due 2028 governed by that certain Indenture, dated as of August 19, 2022, among the Company, as issuer and Wilmington, as trustee and (b) 0.25% Convertible Senior Notes due 2026 governed by that certain Indenture, dated as of May 20, 2021, among the Company, as issuer and Wilmington, as trustee. “Existing Senior Notes” means the (a) 5.875% Senior Notes due 2026 governed by that certain Indenture, dated as of August 17, 2021, among SE Corp., as issuer, each of the guarantors party thereto and Wilmington and (b) 11.750% Senior Notes due 2028 governed by that certain Indenture, dated as of September 26, 2023, among SE Corp., as issuer, each of the guarantors party thereto and Wilmington, as trustee. 14 “EZOP Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 20, 2025 among Sunnova EZ-Own Portfolio, LLC, as borrower, Sunnova SLA Management, LLC, as manager, Sunnova SLA Management, LLC, as servicer, Sunnova Asset Portfolio 7 Holdings, LLC, as seller, Atlas Securitized Products Administration, L.P., as administrative agent for the lenders, the lenders from time to time party thereto, the funding agents from time to time party thereto, Computershare Trust Company, National Association, as paying agent and U.S. Bank National Association, as custodian. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Rate” ”shall mean, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as the Federal Funds Rate, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. “Fee Letter” means that certain agency fee letter, by and among the Borrower and the Agents, as amended, supplemented or otherwise modified from time to time. “Final DIP Order” shall mean a Final Order of the Bankruptcy Court in substantially the form of the Interim DIP Order, with only such modifications thereto as are reasonably necessary to convert the Interim DIP Order to a Final Order and such other modifications as are satisfactory in form and substance to the Administrative Agent and the Required Lenders in their sole discretion. “Final Order” means an order, ruling, or judgment of the Bankruptcy Court (or other court of competent jurisdiction) that (a) is in full force and effect, (b) is not stayed, and (c) is no longer subject to review, reversal, vacatur, modification, or amendment, whether by appeal or by writ of certiorari; provided, however, that the possibility that a motion under Rules 50 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in such other court of competent jurisdiction) may be filed relating to such order, ruling, or judgment shall not cause such order, ruling, or judgment not to be a Final Order. “Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or Directors of such Person. “First Day Orders” means the orders entered by the Bankruptcy Court in respect of first day motions and applications in respect of the Cases. “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Plan” shall mean any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party or any of their respective Subsidiaries primarily for the benefit of employees of a Loan Party or any of their respective Subsidiaries employed and residing outside the United States (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Code. 15 “Funding Date” means the DIP Interim Funding Date and the DIP Final Funding Date, each a Funding Date and together the “Funding Dates”. “Funding Fee” has the meaning assigned to such term in Section 2.09(a). “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date. “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Grantors” means the Loan Parties. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Responsible Officer of the Borrower)). “Guarantors” means each entity that is a Debtor; Sunnova TEP Developer, LLC; MoonRoad Services Group, LLC; Sunnova AP 6 Warehouse II, LLC; Sunnova Asset Portfolio 8 Holdings, LLC; Sunnova Asset Portfolio 9 Holdings, LLC; Sunnova Asset Portfolio 9, LLC; any Non-Loan Party Restricted Subsidiary that becomes a Guarantor as required under this Agreement; and “Guarantor” means any one of them. “Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold. “Hestia ABS Issuer” means any of Sunnova Hestia I Issuer, LLC or Sunnova Hestia II Issuer, LLC, as the context requires. “Host Customer” means a customer under a Solar Service Agreement.

16 “Impermissible Puerto Rico ITC Stakeholder” means any Person that is not (x) a “domestic corporation” or “a United States citizen (other than a citizen entitled to the benefits of section 931 or 933)” within the meaning of Section 168(g)(4)(G) of the Code, or (y) classified for U.S. federal income tax purposes as a disregarded entity, domestic partnership, or other permissible domestic flow-through entity, in which each of its direct or indirect (through other Persons described in this clause (y)) beneficial owners is a person described in clause (x). “Indebtedness” means in relation to any Person, indebtedness (whether present or future, actual or contingent) in respect of moneys borrowed or raised by such Person, the advance or extension of credit to such Person (including interest and other charges on or in respect of any of the foregoing), the amount of any liability under GAAP in respect of any capital lease, any liability under interest rate and/or currency swap arrangements (including cap or collar agreements, interest rate and/or currency future or option contracts, or other similar agreements) or any guarantee indemnity or other assurance against financial loss given by such Person in respect of any of the foregoing, and any other liability having the benefit of a mortgage. Notwithstanding anything herein, in no event shall the following constitute Indebtedness, (a) contingent obligations incurred in the ordinary course of business, (b) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the ordinary course of business, (c) prepaid or deferred revenue arising in the ordinary course of business and (d) Equity Interests (other than Disqualified Stock or preferred stock of the Loan Parties). “Indebtedness for Borrowed Money” means debt or any guarantees with respect thereto, for borrowed money (it being understood and agreed that Indebtedness of the type described in Sections 6.01(c) through (i), (l) and (m) shall not constitute debt for borrowed money). “Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes. “Indemnitee” has the meaning set forth in Section 10.03(b). “Initial Budget” means the initial 13-week cash flow budget of the Loan Parties prepared by the Company’s management covering the period commencing on or about the Closing Date, and in form and substance satisfactory to the Required Lenders in their sole discretion, a copy of which is attached as Exhibit C. “Initial Lenders” means the Lenders on the Closing Date. “Insurance Proceeds” means any cash payments or proceeds received by Borrower or any of its Subsidiaries (a) under any insurance policy (but expressly excluding any business interruption insurance policy) in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking. “Intellectual Property” shall mean all intellectual property rights in any jurisdiction in (a) patents, including continuations, divisionals, continuations-in-part, reissues or reexaminations (“Patents”), (b) trademarks, service marks, trade dress, logos, corporate names, trade names (“Trademarks”) and all goodwill associated therewith, (c) copyrights and works of authorship including copyrights in software (“Copyrights”), (d) trade secrets, know-how, formulae, inventions (whether or not patentable), processes, techniques, technical data, designs, drawings and specifications, data and databases, (e) internet domain names (“Domain Names”) and (f) any applications or registrations of any of the foregoing. “Intellectual Property Security Agreements” means one or more intellectual property security agreements, entered into by and among the relevant Grantors and the Collateral Agent on behalf of the Secured Parties, substantially in the form attached hereto as Exhibit D. 17 “Intended Tax Treatment” has the meaning assigned to such term in Section 10.16. “Interest Payment Date” means (a) the last Business Day of each calendar month, commencing on the last Business Day of the first full calendar month after the Closing Date, (b) the date upon which the Obligations (other than inchoate indemnity obligations) are paid in full and (c) the Maturity Date. “Interim DIP Order” means an interim order of the Bankruptcy Court (and as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of (solely with respect to provisions affecting the rights or duties of the Agents) the Administrative Agent and the Required Lenders in their sole discretion) in the form set forth as Exhibit I, with changes to such form as are satisfactory to the Administrative Agent (solely with respect to provisions affecting the rights or duties of the Agents), and the Required Lenders, in their sole discretion, which interim order shall be a Final Order, approving the Loan Documents and related matters. “Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Indebtedness or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Indebtedness in respect of such Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for any increase or decrease in value, or any write-up, write-down or write-off with respect thereto, but giving effect to (i) any repayment of principal and/or interest in the case of any Investment in the form of a loan or other debt instrument, (ii) any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend or redemption but not in excess of the amount of the relevant initial Investment) and (iii) the Net Proceeds received from the Disposition of any Investment (not in excess of the amount of the relevant initial Investment). “IP License” means any license of Intellectual Property or grant of rights in any Intellectual Property to a Grantor from a third party or from a Grantor to a third party. “IRS” means the United States Internal Revenue Service. “ITC” or “ITCs” mean the investment tax credit under Section 48 or Section 48E of the Code (or any successor to such Section of the Code). “ITC Proceeds” means the proceeds from any ITC Transfer or any ITC Transfer Agreements incurred in connection with the same by Sunnova TEP Developer, LLC; MoonRoad Services Group, LLC; Sunnova AP 6 Warehouse II, LLC; or another Loan Party or Non-Loan Party Restricted Subsidiary, on behalf of Sunnova TEP Developer, LLC; MoonRoad Services Group, LLC; Sunnova AP 6 Warehouse II, LLC or another Loan Party. “ITC Transfer” means a transfer of ITCs owned by Sunnova TEP Developer, LLC; MoonRoad Services Group, LLC; Sunnova AP 6 Warehouse II, LLC or another Loan Party or Non-Loan Party Restricted Subsidiary and transferred to an unrelated “transferee taxpayer” pursuant to, and in accordance with, the requirements of Code Section 6418. “ITC Transfer Agreements” means any existing or future purchase and sale agreement for the sale of transfer of any ITC. “Joinder Agreement” means one or more joinder agreements, entered into by and among the relevant Loan Parties and the Agents on behalf of the Secured Parties, substantially in the form attached hereto as Exhibit E. 18 “Judgment Currency” has the meaning assigned to such term in Section 10.19(b). “KKR Consent Agreement” means that certain KKR Consent Agreement dated as of June 13, 2025, by and among KKR Credit Advisers (US) LLC, on behalf of certain funds and accounts managed or advised by it and its Affiliates with respect to the KKR Financing Agreement and the lenders party thereto. “KKR Financing Agreement” means that certain Term Loan Agreement, dated as of March 2, 2025, by and among Sunnova Solstice Borrower, LLC, the lenders party thereto from time to time and Wilmington. “Knowledge” means, with respect to the Borrower, the actual knowledge as of the date hereof of the individuals set forth on Schedule 1.02 after due inquiry of the direct reports of such individual and any other person (including shared service personnel) responsible for the relevant aspect of the business of the Borrower. “Lender” has the meaning set forth in the introductory paragraph hereto. “Liability Management Transaction” means any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance, outside of the ordinary course of business, of any existing Indebtedness of the Loan Parties or any Non-Loan Party Restricted Subsidiary with any other Indebtedness or Disqualified Stock that is/are contractually, structurally or temporally senior or pari passu (including as to lien priority with respect to any Collateral (or any asset which constituted Collateral and was transferred to a Non- Loan Party Restricted Subsidiary after the Closing Date) or by means of additional Collateral) to any of the Loans or other Obligations, provided nothing in this definition shall prohibit a refinancing of Indebtedness otherwise permitted under this Agreement and that (i) does not increase the principal amount, (ii) is not on terms more onerous to the obligor than any existing debt or equity financing of such Loan Party or Non-Loan Party Restricted Subsidiary or (iii) does not shorten the stated maturity date of the Indebtedness being refinanced, other than customary fees and prepayment premiums in respect of the Indebtedness refinanced (provided that, for the avoidance of doubt, no prepayment premium, make-whole or similar fee may be added to the refinancing Indebtedness). “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Loan” means the DIP Interim Funding Loans and/or the DIP Final Funding Loans as the context requires (it being understood that the Loans shall include any Capitalized Amount in respect thereof). “Loan Documents” means this Agreement, the DIP Orders, the Collateral Documents, the Fee Letter, the Subordination Agreement and any other collateral documentation, certificates, documents or notices that shall be executed and delivered by Loan Parties in connection with this Agreement, together with any amendment, supplement, waiver or other modification of any of the foregoing. “Loan Parties” means, collectively, the Borrower and the Guarantors and “Loan Party” means any one of them. “Master Assignment and Acceptance” means, with respect to the reallocation of the Loans in accordance with Section 2.07, a Master Assignment and Acceptance among the Lenders, as assignors, and the Additional Lenders, as assignees, and accepted by the Administrative Agent, to be in form and substance acceptable to the Required Lenders, the Borrower and the Administrative Agent. “Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets, liabilities, financial condition or prospects of the 19 Borrower and the other Loan Parties taken as a whole, (b) the ability of the Borrower and the other Loan Parties to timely consummate the Transactions or to perform their respective obligations (other than immaterial obligations) under any related agreements, (c) the ability of the Sunnova ABS Issuer entities to perform their obligations taken as a whole (other than an immaterial portion of their obligations) under the Sunnova ABS Transaction Documents to which they are a party, or (d) the legality, validity, binding effect or enforceability against the Loan Parties of this Agreement or any of the other Loan Documents to which it is a party or the rights or remedies of any Secured Parties hereunder or thereunder. “Material Indebtedness” means Indebtedness (other than the Loans), of any one or more of the Loan Parties in an aggregate principal amount exceeding $2,000,000.00. “Maturity Date” means the earlier of (a) September 22, 2025 (the “Scheduled Maturity Date”) (unless such date is not a Business Day, in which case such date shall be the immediately preceding Business Day), (b) the Plan Effective Date, (c) the date of termination of the Lenders’ commitments and the acceleration of any outstanding Loans under the Loan Documents, (d) the consummation of a sale (or multiple sales) of substantially all of the assets or equity of the Debtors pursuant to section 363 of the Bankruptcy Code or otherwise, (e) the date of the date of dismissal of the chapter 11 Cases, conversion of the chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code or appointment of an examiner with expanded powers by the Bankruptcy Court, and (f) the date that is 30 days after the Petition Date or such later date as agreed by the Administrative Agent (acting at the direction of the Required Lenders) unless the Final DIP Order has been entered by the Bankruptcy Court on or prior to such date. “Maximum Rate” has the meaning assigned to such term in Section 10.23. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or has any ongoing obligation with respect to Withdrawal Liability. “Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) actually received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all actual fees and out-of-pocket expenses paid in connection with such event by the Borrower and its Subsidiaries to Persons that are not Affiliates of the Borrower or any of its Subsidiaries, (ii) (x) the principal amount of any Indebtedness that is secured by a Lien on the asset that is the subject of such event that is required to be repaid in connection therewith or (y) any other amounts that are required to be repaid under any contractual arrangements in connection therewith, together with, in each case, any applicable premium, penalty, interest and breakage costs, (iii) the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or its Subsidiaries, (iv) any funded escrow established pursuant to the documents evidencing any such event to secure any indemnification obligations or adjustments to the purchase price associated with any such event and (v) the amount of all taxes incurred and required to be paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the Borrower). “New Home WIP” has the meaning assigned to such term in the Asset Purchase Agreement. “New York Fed” means the Federal Reserve Bank of New York.

20 “Non-Loan Party Restricted Subsidiary” shall mean each direct or indirect Subsidiary of SEI that is not a Debtor. “Non-Recourse Financing” means, solely to the extent approved by the Required Lenders, any Indebtedness owed to a Person unrelated to SEI or any of its Subsidiaries or Affiliates (a) with respect to which neither the Borrower nor any Guarantor (i) is, or has any obligation (contingent or otherwise) to become, an obligor under any agreements or contracts evidencing such Indebtedness or (ii) has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so) (other than the Equity Interests of a Non-Recourse Subsidiary) and (b) that is not adverse to the interests of the Lenders (in their capacity as Lenders hereunder) in any material respect except as consented to by the Required Lenders. “Non-Recourse Subsidiary” means (a) any Subsidiary of SEI that (i) (x) is the owner, lessor, manager, servicer and/or operator of or holds loans made to a Host Customer with respect to, or owns equipment to be used in connection with one or more Projects (or is formed for any such purpose) or conducts activities reasonably related or ancillary thereto, (y) is the lessee, borrower or issuer (or is formed for any such purpose) in respect of Non-Recourse Financing, and/or (z) develops or constructs or purchases or sells (or is formed for any such purpose) one or more Projects, (ii) has no Subsidiaries and owns no material assets other than those assets or Subsidiaries necessary for the ownership, leasing, development, construction, operation, management or servicing of such Projects or any activities reasonably related or ancillary thereto and (iii) has no Indebtedness other than Non-Recourse Financings and intercompany Indebtedness to the extent permitted under this Agreement and (b) any Subsidiary of the Borrower or a Guarantor that (i) is the direct or indirect owner of all or a portion of the Equity Interests in one or more Person s, each of which meets the qualifications set forth in (a) above, (ii) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (a) or clause (b)(i) above, (iii) owns no material assets other than those assets necessary for the ownership, leasing, development, construction, operation, management or servicing of Projects or any activities reasonably related or ancillary thereto and (iv) has no Indebtedness other than Non-Recourse Financings and intercompany Indebtedness to the extent permitted under this Agreement. “Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding and including the Funding Fee and DIP Lender Professional Fees and Expenses) and (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents. “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and by-laws or other organizational or governing documents of such Person (including any limited liability company or operating agreement). “Other Servicing Information” means substantially complete copies of all current information and data of the type customarily associated with performing billing and collections servicing, in a format acceptable to Concord, including, without limitation: (i) all ACH and credit card autopayment data; (ii) all production data feeds; and (iii) such other information related to billing and collections servicing as may be reasonably requested by Concord or the Lenders. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made under any Loan Document 21 or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding with respect to an assignment any such Taxes imposed with respect to any Recipient if such Tax is imposed as a result of a present or former connection with such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document). “Paid in Kind” means, with respect to any applicable accrued and unpaid (or otherwise due) interest, fee or other amount, that such interest, fee or other amount is added to the unpaid principal amount of the applicable Loans on the applicable Interest Payment Date or other applicable date of payment required pursuant to this Agreement (whereupon from and after such date such interest, fee or other amount shall be treated as part of the principal of the applicable Loans for all purposes of this Agreement and constitute Obligations). Any interest, fee or other amount that is Paid in Kind is referred to herein as a “Capitalized Amount” and the obligation of the Borrower to pay all Capitalized Amounts shall be automatically evidenced by this Agreement. “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (Signed into law October 26, 2001)). “Payment Directive” means one or more irrevocable payment direction(s) (a) from each EU Risk Retention Compliant Sunnova ABS Issuer to Computershare Trust Company, N.A., as indenture trustee, or Wilmington, as indenture trustee, as applicable, as account bank in respect of any and all cash distributions relating to the EU Risk Retention Interests, which payment direction (i) first, directs such cash to be distributed from an EU Risk Retention Compliant Sunnova ABS Issuer to RR Holdco, (ii) second, directs such cash to be distributed from RR Holdco to SE Corp. (or a replacement sponsor, as the case may be) and (iii) third, directs such cash to be deposited into the Proceeds Account, and (b) from Sunnova RAYS I Issuer, LLC to Computershare Trust Company, N.A., as indenture trustee, or Wilmington, as indenture trustee, as applicable, as account bank in respect of any and all cash distributions payable to the holders of the Equity Interests of Sunnova RAYS I Issuer, LLC, which payment direction directs such cash to be distributed from Sunnova RAYS I Issuer, LLC into the Proceeds Account, and in each case, is (x) acknowledged and consented to by (1) SE Corp. (or a replacement sponsor, as the case may be), RR Holdco and/or SIH and each other applicable Sunnova entity, as applicable, (2) the Collateral Agent (acting at the direction of the Required Lenders) and (3) with respect to the Payment Directives specified in clause (a), Wilmington, as agent under the KKR Financing Agreement, and (y) in the form attached hereto as Exhibit J-1 or J-2, as applicable. “Payment Recipient” has the meaning assigned to such term in Section 10.21. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Permitted Liens” has the meaning assigned to such term in Section 6.02. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Petition Date” has the meaning assigned to such term in the recitals to this Agreement. “PIK Rate” means 12.00% per annum. “Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were 22 terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Effective Date” means the date of the substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of one or more Chapter 11 Plans confirmed pursuant to an order entered by the Bankruptcy Court. “Platform” has the meaning assigned to such term in Section 10.01(d). “Pledged Debt” shall mean, with respect to each Grantor, the promissory notes or other instruments evidencing Indebtedness owed to such Grantor by any Person, including the Borrower or any of its Subsidiaries and described on the Schedule 3.21(i) and issued by the entities named therein, any after-acquired Indebtedness and all other promissory notes and instruments owed to such Grantor, in each case, unless and until such time as the respective pledge of such Indebtedness under this Agreement is released in accordance with the terms and provisions hereof. “Pledged Shares” shall mean, with respect to each Grantor, the Equity Interests owned by such Grantor described on the Schedule 3.21(i) and issued by the entities named therein, any after-acquired Equity Interests and any other Equity Interests of such Grantor’s direct Subsidiaries, in each case, unless and until such time as the respective pledge of such Equity Interests under this Agreement is released in accordance with the terms and provisions hereof. “Potential Claims” means potential or causes of action held by the Debtors pursuant to sections 547 and 548 of the Bankruptcy Code. “Potential Claims Proceeds” means proceeds of any Potential Claims. “Proceeds” means all “proceeds” as defined in the UCC and whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including “proceeds”, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds. “Project” means a solar energy system and/or any ancillary technology including, if applicable, solar photovoltaic panels, battery storage and any secondary supporting or related components, devices, accessories and/or upgrades (including, without limitation, main panel upgrades, generators (regardless of fuel type), microgrids, energy management equipment and software, critter guards, snow guards, electric vehicle chargers, roofing and landscaping materials, automatic transfer switches, load controllers and other energy efficiency equipment), and shall include associated real property rights, rights under the applicable Solar Service Agreements, parts and manufacturers’ warranties, rights to access Host Customer data and all other related rights to the extent applicable thereto and any Eligible Green Project. “Project Obligations” means, as to the Loan Parties, any Contractual Obligation (excluding, for avoidance of doubt, Indebtedness for borrowed money) under (i) Solar Service Agreements, (ii) tax indemnities, (iii) tax credits, (iv) operation and maintenance, management, custodial or servicing agreements, (v) bylaws, operating agreements and other Organizational Documents and (vi) other contracts entered in connection with selling, purchasing, owning, leasing, financing, operating, developing, constructing, managing or servicing 23 Projects or selling energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes or tax credits, tax attributes or other tax assets. “Property” means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests. “Puerto Rico Energy Resilience Fund” means the Puerto Rico Energy Resilience Fund established by the U.S. Department of Energy. “Rays ABS Transaction” means one or more asset-backed private placement transactions pursuant to an indenture dated as of March 28, 2019, entered into by Sunnova Rays I Issuer, LLC, as amended, restated, amended and restated, supplemented or otherwise modified prior to the Petition Date. “Recipient” means any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document. “Registered Intellectual Property” means (a) any Patent applied for or registered with the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (b) any Trademark applied for or registered with the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, other than those that are Excluded Property, and (c) any Copyright registered with the United States Copyright Office or any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within or upon any building, structure, facility or fixture. “Renewable Energy Incentive” means any federal, state, or local grants, rebates, subsidized financing, incentives, or any other subsidy relating to the renewable energy property of a project, including, without limitation, rights to receive solar renewable energy certificates or similar benefits, whether such rights exist as of the Closing Date or arise in the future as a result of the operation of the systems. For the avoidance of doubt, this includes any rights or entitlements to Renewable Energy Incentives that may be created, awarded, or allocated by applicable governmental programs or authorities, regardless of whether such incentives are in existence at the time of this Agreement or are subsequently established, and includes all contractual rights to such incentives as and when they become effective, provided, however, Renewable Energy Incentive shall not include ITCs. “Required Lenders” means, at any date, Lenders holding more than 50% of the sum of (a) the unused Commitments then in effect and (b) the aggregate unpaid principal amount of the Loans then outstanding. “Requirements of Law” means, collectively, any and all applicable requirements of any Governmental Authority including any and all laws (including common law), codes, ordinances, treaties, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law; the singular of which, “Requirement of Law”. “Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

24 “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary. “Risk Retention Holder” means, with respect to any securitization transaction, SE Corp., as sponsor or originator, in each case that holds Risk Retention Interests as required pursuant to the applicable Risk Retention Rules. “Risk Retention Interest” means, with respect to any securitization transaction, the portion of the equity, notes, membership interests, or other securities, whether direct or indirect, representing the first-loss tranche (or otherwise designated as the retained interest) in such securitization transaction that is required to be held by SE Corp. or other Risk Retention Holder in accordance with the applicable Risk Retention Rules, including but not limited to the “material net economic interest” of no less than 5% of the nominal value of the securitized exposures. “Risk Retention Rules” means the EU Risk Retention Rules, the UK Risk Retention Rules and the U.S. Risk Retention Rules. “RR Holdco” means Sunnova Solstice RR Holdco LLC, a Delaware limited liability company. “Sale” means the sale of a portion, or all or substantially all, of the Debtors’ assets or the Debtors’ equity, as applicable, in accordance with the Sale Order. “Sale Order” means each order or proposed order approving an Acceptable Sale or any other sale of a Loan Parties’ assets pursuant to Section 363 of the Bankruptcy Code or otherwise. “SAP IV ITC Proceeds” has the meaning assigned to such term in clause (i) of the definition of “Excluded Property”. “SE Corp.” means Sunnova Energy Corporation, a Delaware corporation. “SEC” means the United States Securities and Exchange Commission. “Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent and any Indemnitee; and “Secured Party” means any one of them. “Securities Account” means all “securities accounts” as defined in the UCC. “Securities Act” means the United States Securities Act of 1933. “SEI” means Sunnova Energy International Inc., a Delaware corporation. “Servicer Entity” means any “Servicer” or a “Manager” or “Transaction Manager” under a Servicing Document. “Servicing Document” means, with respect to each Sunnova ABS Transaction and each Project, the “Servicing Agreement”, “Management Agreement”, “Transition Agreement”, “Transaction Management Agreement”, “Back-Up Servicing Agreement” and “Back-Up Management Agreement” relating thereto. “SIH” means Sunnova Intermediate Holdings, LLC, a Delaware limited liability company. 25 “Solar Service Agreement” means, in respect of a residential energy system, a lease agreement, power purchase agreement, financing agreement or similar agreement entered into with a Host Customer with respect to the use, installation, purchase or financing of such energy system, and all ancillary agreements and documents related thereto. “Solicitation Scheduling Order” means the order approving the Disclosure Statement and Solicitation Motion. “Specified Indebtedness” means any Indebtedness that is contractually payment subordinated to the Obligations and any refinancing in respect of any of the foregoing that is also so subordinated. “Subordination Agreement” means that certain intercompany subordination agreement in such form and substance as set forth in Exhibit K. “Subsidiary” means, with respect to any Person, (a) any corporation, association, partnership or other entity, more than 50% of whose stock of any class or classes having, by the terms thereof, ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has, directly or indirectly, beneficial ownership of more than 50% Equity Interest at the time and (c) any other Person in which such Person owns a majority of the voting Equity Interests and has the power to control the direction of management, by contract or otherwise. “Sunnova ABS Indenture” means, with respect to any Sunnova ABS Transaction, the applicable indenture for such Sunnova ABS Transaction. “Sunnova ABS Issuer” means any entity that is an “issuer” under any Sunnova ABS Transaction and is listed on Schedule 1.01(b). “Sunnova ABS Transaction” means (a) any capital markets transaction or private placement offering or other financing arrangement involving the issuance of asset-backed securities and any repurchase, credit, warehouse, term loan or liquidity facility (including a corporate revolver and similar facility), in each case entered into by one or more Affiliates of the Borrower in which any Affiliate of the Borrower sells, contributes or otherwise transfers and pledges solar assets or loans (including in the form of a contribution of Equity Interests in an entity holding solar assets or loans or a portfolio of solar assets or loans, as applicable), directly or indirectly, to a Sunnova ABS Issuer that issues or arranges for the issuance of asset-backed securities, loan notes or other debt interests collateralized, in whole or in part, by such solar assets or loans and (b)(i) is listed on Schedule 1.01(d) or (ii) has otherwise been approved by the Required Lenders. “Sunnova ABS Transaction Adverse Event” means, with respect to any Sunnova ABS Transaction, any “Manager Termination Event”, “Transaction Manager Termination Event”, “Servicer Termination Event”, “Early Amortization Period”, “Sequential Interest Amortization Period”, “ARD Period”, “Rapid Amortization Event”, “Potential Rapid Amortization Event”, “Default” or “Event of Default” (as applicable and as each such term is defined in the applicable Sunnova ABS Transaction Document), it being understood that certain Sunnova ABS Transactions may not include all of the foregoing terms and may refer to them using different terminology, any other event the occurrence of which actually causes a change in the sequence of the priority of payments in respect of the payment of principal and interest, or the mandatory repayment of indebtedness in part or in whole prior to the scheduled maturity of such indebtedness or any other modification of any Sunnova ABS Transaction Document that would be reasonably expected to have a Material Adverse Effect on the Lenders or is intended to prejudice (or would have the result of prejudicing) the Lenders, directly or indirectly. 26 “Sunnova ABS Transaction Documents” means, with respect to any Sunnova ABS Transaction (including any TEP Facility related thereto), any and all indentures, loan agreements, credit agreements, repurchase agreements, management agreements, sale and contribution agreements, note purchase agreements, guaranties, insurance agreements, servicing agreements, backup servicing agreements, management agreements, custodial agreements, fee letters, security agreements, pledge agreements and account control agreements in respect thereof. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, hedging transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or any of their respective Subsidiaries shall be a Swap Agreement. “Taxable C Corporation” means a domestic corporation, within the meaning of Section 168(g)(4)(G) of the Code, that (i) is not and does not become a Tax-Exempt Controlled Entity or a Tax-Exempt Entity and (ii) is subject to tax on its income under Section 11 of the Code, whether or not such income is distributed. “Tax-Exempt Controlled Entity” means a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code (other than such an entity that has made a valid election under Section 168(h)(6)(F)(ii) of the Code). “Tax-Exempt Entity” means a “tax-exempt entity” as defined in Section 168(h)(2) of the Code, incorporating any cross-references in that section. “Tax Equity Transaction Documents” includes, but not limited to, master purchase agreements, project company operating agreements, maintenance services agreements, administrative services agreements, capital contribution agreements or guarantees (as they may be amended, amended and restated, superseded, supplemented or otherwise modified from time to time). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “TEP Facility” means (a) each of (i) any tax equity partnership facility under “Tax Equity Transaction Documents” (as such term is defined in the applicable Sunnova ABS Transaction Document) and (ii) any tax equity partnership facility under “Tax Equity Financing Documents” (as such term is defined in the applicable Warehouse Facility Transaction Document), in each case, by and among managing member company, the applicable tax equity investor and/or the developer company and (b)(i) is listed on Schedule 1.01(e) or (ii) has otherwise been approved by the Required Lenders. “TEPH Agreement Amendment Documents” means (i) that certain Third Amended and Restated Credit Agreement, dated as of June 8, 2025, by and among Sunnova TEP Holdings, LLC, as borrower, Sunnova TE Management, LLC, as facility administrator, Computershare Trust Company, National Association, as paying agent, U.S. Bank National Association, as verification agent, and Atlas Securitized Products Administration, L.P., as administrative agent, and the other parties from to time party thereto, (ii) that certain Guaranty Supplement, dated as of June 8, 2025, by and between Sunnova TEP Holdings Subsidiary, LLC and Atlas Securitized Products Holdings, L.P., as administrative agent, (iii) that certain Security Agreement Joinder, dated as of June 8, 2025, by and among Sunnova TEP Holdings Subsidiary, LLC, each other grantor from time to time party thereto and Atlas Securitized Products Administration, L.P., as administrative agent and (iv) that certain Pledge Agreement Joinder, dated as of June 8, 2025, by and among Sunnova TEP Holdings Subsidiary, LLC, 27 each other pledgor from time to time party thereto and Atlas Securitized Products Administration, L.P., as administrative agent. “Test Period” means, (i) with respect to the first Budget Variance Report delivered pursuant to Section 5.1(d) (the “First Budget Variance Report”), the two-week period most recently ended on the last Saturday prior to the delivery of the First Budget Variance Report, (ii) with respect to the Budget Variance Report delivered on the Friday following the Saturday that is three full weeks following the Closing Date (the “Second Budget Variance Report”), the three-week period most recently ended on the last Saturday prior to the delivery of the Second Budget Variance Report and (iii) for each Budget Variance Report delivered thereafter, the four-week period most recently ended on the last Saturday prior to the delivery of each Budget Variance Report. “Transaction Documents” means the Organizational Documents, Loan Documents, Sunnova ABS Transaction Documents and Warehouse Facility Transaction Documents, as the context requires. “Transactions” means the (a) execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document, the borrowing of the Loans and the use of the proceeds thereof, the guaranteeing of the Obligations and securing of the Obligations hereunder, respectively, by each applicable Loan Party, and (b) payment of all fees, commissions, costs and expenses required in connection with the foregoing. “Trust Estate” means, with respect to any Sunnova ABS Issuer, the meaning assigned to such term in the related Sunnova ABS Transaction Documents. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Risk Retention Rules” means the final rules issued under Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding risk retention by sponsors of asset-backed securities. “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection. “UK Risk Retention Rules” means the risk retention requirements under (a) SECN 5 of the securitisation sourcebook of the FCA Handbook published by the UK Financial Conduct Authority and (b) Article 6 of Chapter 2 of the securitisation part of the PRA Rulebook published by the Prudential Regulation Authority of the Bank of England, in each case in connection with the UK’s Securitisation Regulations 2024 (SI 2024/102), as all of the foregoing are amended, varied or substituted from time to time, together with (x) any technical standards thereunder as may be effective from time to time and (y) any guidance relating thereto as may from time to time be published by an UK regulator (and any successor or predecessor requirements thereto). “Warehouse Facility” means (a) a financing arrangement through which lenders have agreed to make one or more revolving credit loans to a Sunnova entity in exchange for security interests in the assets of such Sunnova entity and (b)(i) is listed on Schedule 1.01(e) or (ii) has otherwise been approved by the Required Lenders. “Warehouse Facility Transaction Documents” means those certain agreements listed under the heading “Warehouse Facilities” on Schedule 1.01(e). “Weekly Servicing Information” means substantially complete copies of all current information and data of the type customarily associated with performing billing and collections servicing, in a format acceptable

28 to Concord, including, without limitation: (i) bank and merchant accounts active data; (ii) servicing questionnaires and business rules; (iii) servicing templates; (iv) policies and procedures with respect to account transfers; (v) collection policies and procedures; (vi) weekly servicing data tapes; (vii) lease and power purchase agreement billing determinate files; (viii) daily servicing data tapes; (ix) authoritative copies of all contracts relevant to billing and collections servicing, whether via eOriginal or otherwise; (x) access to all vendors responsible for uniform commercial code filings and storage of the same; (xi) all uniform commercial code filings held by the Debtors. “wholly-owned” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof. “Wilmington” means Wilmington Trust, National Association. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons must comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Section 1.03 Accounting Terms. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that the Borrower, on the one hand, and 29 the Required Lenders, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in GAAP. (b) Notwithstanding anything to the contrary contained in this Agreement, only those leases (assuming for purposes hereof that such leases were then in effect) that would constitute capital leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered capital leases hereunder or under any other Loan Document, and all calculations, determinations and deliverables under this Agreement and/or any other Loan Document shall be made or prepared, as applicable, in accordance therewith; provided that all financial statements required to be provided hereunder may, at the option of the Borrower, be prepared in accordance with GAAP without giving effect to the foregoing treatment of capital leases. Section 1.04 Effectuation of Transactions. All references herein to the Borrower and its Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions occurring on or prior to the Closing Date, unless the context otherwise requires. Section 1.05 Timing of Performance. When the performance of any covenant, duty or obligation is required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. Section 1.06 UCC Definitions. Unless otherwise defined herein or in Section 1.01, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. Section 1.07 Payment in Full. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Obligations hereunder and under the other Loan Documents (other than the Agent Obligations) shall automatically be deemed indefeasibly paid-in-full and fully discharged and released, and all Liens over (and other claims in respect of) the Collateral that secure the Obligations and guarantees by any Guarantor of the Obligations shall be automatically and irrevocably terminated and released, in each case on the first date that each of the following conditions are satisfied (such date, the “Sale Payment in Full Date”): (a) The consummation of the Sale contemplated by the Asset Purchase Agreement; and (b) The payment by the Borrower of the applicable DIP Lender Professional Fees and Expenses which are owed in accordance with, and subject to the limitations contained in, Section 2.08(b) as a result of the consummation of the Sale contemplated by the Asset Purchase Agreement (it being understood and agreed that the Lenders shall cause the timely delivery of any applicable invoices in respect thereof). The Agents and the Lenders hereby (i) authorize the Borrower and the other Loan Parties to file any and all UCC-3 and other termination statements to evidence the above releases, discharges and terminations and (ii) agree, at the Borrower’s sole cost and expense, to promptly execute and deliver any payoff letters, control agreement terminations, intellectual property Lien releases and all other similar agreements and instruments, and take any other customary action, to evidence or effectuate the foregoing. ARTICLE II THE CREDITS Section 2.01 Commitment. (a) DIP Interim Funding Loans. Subject to the terms and conditions hereof and in the DIP Orders, and in reliance upon the representations and warranties of the Loan Parties contained herein and the stipulations of the Borrower in the DIP Orders, each Lender with a DIP Interim Funding Commitment severally, and not jointly, agrees to make DIP Interim Funding Loans denominated in Dollars to the Borrower on the DIP Interim 30 Funding Date in an aggregate principal amount not to exceed its DIP Interim Funding Commitments. The DIP Interim Funding Commitments of the Lenders shall automatically and permanently reduced upon the making of DIP Interim Funding Loans on the DIP Interim Funding Date (or, if earlier, on the Maturity Date). DIP Interim Funding Loans borrowed and repaid or prepaid may not be reborrowed. (b) DIP Final Funding Loans. Subject to the terms and conditions hereof and in the DIP Orders, and in reliance upon the representations and warranties of the Loan Parties contained herein and the stipulations of the Borrower in the DIP Orders, each Lender with a DIP Final Funding Commitment severally, and not jointly, agrees to make DIP Final Funding Loans denominated in Dollars to the Borrower on the DIP Final Funding Date in an aggregate principal amount not to exceed its DIP Final Funding Commitments. The DIP Final Funding Commitments of the Lenders shall automatically and permanently terminate upon the making of the DIP Final Funding Loans on the DIP Final Funding Date (or, if earlier, on the Maturity Date). DIP Final Funding Loans borrowed and repaid or prepaid may not be reborrowed. (c) Evidence of Debt. (i) The entries made by the Administrative Agent in its accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. (ii) A Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by a Lender, to such Lender and its registered assigns) in the form attached hereto as Exhibit F. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). (d) Payment in Kind of Certain Fees. In addition to the borrowings set forth in clause Section 2.01(a), the Borrower shall also be deemed to borrow on each Funding Date additional Loans (of the applicable Class) in an amount equal to the applicable Funding Fee in accordance with Section 2.08. Section 2.02 Requests for Borrowings. Each borrowing shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than 1:00 p.m., New York City time, one (1) Business Day prior to the DIP Interim Funding Date or the DIP Final Funding Date, respectively (or such shorter period as may be acceptable to Administrative Agent). Each notice by the Borrower pursuant to this Section 2.02 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing Request shall specify (i) the requested date of the borrowing (which shall be a Business Day), (ii) the principal amount of Loans to be borrowed from each specific Lender, (iii) the Class of Loans to be borrowed and (iv) the wire instructions of the account of the Borrower to which the proceeds of such Loans are to be disbursed. Promptly following receipt of a Borrowing Request in accordance with this Section 2.02, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested borrowing. Section 2.03 Fundings of Borrowings. Subject to the satisfaction or waiver of the conditions set forth herein, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent designated for such purpose no later than 12:00 p.m. (New York City time) on the Business Day specified by the Borrower in the applicable Borrowing Request and shall make available to the Borrower any applicable federal reference number in 31 connection therewith. Upon receipt of all requested funds and satisfaction of the applicable conditions set forth herein, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer to the account of the Borrower specified in the Borrowing Request. Section 2.04 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the then unpaid principal amount of each outstanding Loan on the Maturity Date (or on such earlier date on which the Loans become due and payable pursuant to Article VII or the DIP Orders). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to the Borrower from time to time outstanding from the date made until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.09. Section 2.05 Prepayment of Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any borrowing in whole or in part and without penalty, subject to the other applicable requirements of this Section 2.05. (b) Mandatory Prepayments. (i) No later than two (2) Business Days, following the date of receipt by any Loan Party of any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 6.01, the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Proceeds received therefrom immediately upon receipt thereof by such Loan Party. (ii) No later than two (2) Business Days following the date of receipt by any Loan Party of any Insurance Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to such amount of such Insurance Proceeds which such payment shall not exceed the amount of the outstanding Obligations, provided that so long as no Event of Default has occurred and is continuing Borrower shall have the option to apply such Insurance Proceeds within ninety (90) days of receipt thereof to the replacement of the assets giving rise to such Insurance Proceeds, provided that such replacement assets shall be subject to a perfected first priority Lien in favor of the Collateral Agent. (iii) Unless otherwise approved by the Required Lenders pursuant to Section 6.20, within two (2) Business Days of receipt of any Net Proceeds of any ITC, ITC Proceeds or Additional ITC Proceeds (other than, for the avoidance of doubt, the SAP IV ITC Proceeds), the Loan Parties shall, or shall cause their respective Subsidiaries to transfer such Net Proceeds to the Loan Parties to permit such Loan Parties to, apply 100% of such Net Proceeds to prepay Loans on a pro rata basis. (c) Prior to any optional or mandatory prepayment of borrowings under this Section 2.05, the Borrower shall specify the borrowing or borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section. (d) The Borrower shall notify the Administrative Agent in writing of any optional prepayment and any mandatory prepayment hereunder not later than 11:00 a.m., New York City time, three (3) Business Days (or such shorter period as is acceptable to the Administrative Agent in its sole discretion) before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date (which shall be a Business Day), the Class of Loans to be prepaid, the principal amount of each borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Each prepayment of a borrowing pursuant to

32 Section 2.05(a) shall be applied ratably to the applicable Class of Loans included in the prepaid borrowing. Optional prepayments shall be accompanied by accrued interest as required by Section 2.09 and any amounts payable pursuant to Section 2.08. Section 2.06 Promissory Note. The Loan may, if requested in writing by the applicable Lender through the Administrative Agent, be evidenced by one or more promissory notes of the Borrower, in each case substantially in the form of Exhibit F. Section 2.07 Reallocation. (a) On terms and subject to conditions to be agreed by the Lenders, the Lenders may make assignments of a portion of their respective Loans in their respective discretion to allow for (i) certain holders of Existing Senior Notes and (ii) certain holders of Existing Convertible Notes (collectively, the “Eligible Additional Lenders” and the date of such assignment, the “Reallocation Date”) to become parties to this Agreement as Lenders, with such reallocations to be effected pursuant to a Master Assignment and Acceptance. (b) The Lenders, each Eligible Additional Lender that elects to become a Lender (the “Additional Lenders”), and the Company agree that (i) on the Reallocation Date, the Company and the Lenders and Additional Lenders (constituting Required Lenders) authorize and direct the Administrative Agent to update the Register on the Reallocation Date to reflect the assignments pursuant to Section 2.07(a) (as to be set forth in the Master Assignment and Acceptance), (ii) with respect to each Lender that is assigning a portion of its Loans in accordance with Section 2.07(a), the assignment pursuant to Section 2.07(a) shall constitute a payment in full by the Additional Lenders of the reallocated and/or assigned portion of such Lender’s Loans, (iii) with respect to each Additional Lender that is acquiring Loans, the assignment pursuant to Section 2.07(a) shall result in such Additional Lender having the assigned outstanding Loans and (iv) each Additional Lender shall make the payments for the Loans reallocated and/or assigned to such Additional Lender in the amounts as to be set forth in the Master Assignment and Acceptance to the Administrative Agent, for the benefit of the Lenders, and the Administrative Agent shall promptly distribute all funds so received to the Lenders in accordance with the Master Assignment and Acceptance in like funds as received by the Administrative Agent. For the avoidance of doubt, no assignment shall be effective until (i) each applicable Additional Lender has made such payments, (ii) the Administrative Agent has received from each Additional Lender an Administrative Questionnaire and all information necessary to satisfy the Administrative Agent’s “know your customer” requirements, including its formation document and applicable tax form, and (iii) the Administrative Agent has received, for its own account, payment of the disbursement fee set forth in the Master Assignment and Acceptance. Any interest accrued from the Closing Date to and including the Reallocation Date shall be assigned and included in the calculation of the applicable consideration for such assignment (it being understood that such interest shall remain accrued and unpaid interest for all purposes hereunder) and such consideration shall be paid in cash by each applicable Additional Lender. Section 2.08 Discounts, Fees and Payment of DIP Lender Professional Fees and Expenses. (a) Funding Fee. As consideration for the funding of the Loans by the Lenders under this Agreement with respect to the DIP Facility, the Borrower agrees to pay (or cause to be paid) to the Administrative Agent (for the account of each applicable Lender) a funding fee (the “Funding Fee”), which fee shall be fully earned (subject to the actual funding of the applicable Loans) upon entry of the Interim DIP Order and the Administrative Agent shall be entitled to a DIP Superpriority Claim (as defined in the DIP Orders) on account thereof, but shall only be payable on (i) the DIP Interim Funding Date and (ii) the DIP Final Funding Date, in each case, in an amount equal to 12.00% of the aggregate amount of the Loans actually funded to the Borrower on such date (subject to the immediately following sentence), which Funding Fee shall be payable in the form of an increase in the principal amount of Loans funded on such date. Notwithstanding anything herein, the Funding Fee shall never apply to any unfunded Commitment amount. For the avoidance of doubt, upon any payment of any Funding Fee under this Section 2.08, such paid Funding Fee shall not be refundable under any circumstances. 33 (b) DIP Lender Professional Fees and Expenses. (i) As consideration for the funding of the Loans by the Initial Lenders under this Agreement with respect to the DIP Facility, and in acknowledgement that such Initial Lenders have incurred legal and other professional fees in connection therewith, the Borrower agrees to pay (or cause to be paid) the accrued and unpaid DIP Lender Professional Fees and Expenses (for which invoices have previously been provided to the Borrower at least one (1) Business Day prior to the applicable DIP Lender Professional Fees and Expenses Payment Date) on each DIP Lender Professional Fees and Expenses Payment Date subject to the terms and conditions of this Section 2.08(b). The aggregate amount of DIP Lender Professional Fees and Expenses which shall be required to be paid on the DIP Interim Funding Date shall not exceed $5,000,000, provided that this limitation shall not limit the amount of DIP Lender Professional Fees and Expenses otherwise payable hereunder in accordance with this Section 2.08, regardless of whether such DIP Lender Professional Fees and Expenses were incurred prior to or after the DIP Interim Funding Date. (ii) For the avoidance of doubt the obligation of the Borrower to pay the DIP Lender Professional Fees and Expenses on each DIP Lender Professional Fees and Expenses Payment Date in accordance with this Section 2.08(b) shall be fully earned upon the entry of the Interim DIP Order and shall be entitled to a DIP Superpriority Claim (as defined in the DIP Orders) on account thereof. (iii) The Borrower further agrees that upon any payment of any DIP Lender Professional Fees and Expenses in accordance with this Section 2.08, such paid DIP Lender Professional Fees and Expense shall not be refundable under any circumstances. (c) Exit Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, an exit fee equal to three percent (3.00%) of the aggregate outstanding principal amount of the Loans actually funded hereunder (which, for the avoidance of doubt, shall not include any amount of interest paid-in- kind or any other amount constituting capitalized obligations), which fee shall be fully earned and non- refundable upon execution of this Agreement (the “Exit Fee”). Subject to Section 1.07, the Exit Fee shall be due and payable in cash to each Lender that is then holding a Loan upon the earlier of (i) the acceleration of the Obligations in accordance with Article VII and (ii) the occurrence of the Maturity Date; provided that the Exit Fee shall not be payable to the extent the Lenders credit bid the outstanding principal amount of the Loans under Section 363(k) of the Bankruptcy Code to acquire all or substantially all of the Debtors’ assets pursuant to the Asset Purchase Agreement. It is understood and agreed that if the Loans are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Exit Fee determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Loans were prepaid and/or the Commitments were terminated as of such date and shall constitute part of the Obligations for all purposes herein. (d) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Agent, fees payable in the amounts and on the dates separately agreed upon in writing between the Borrower and such Agents, including pursuant to the Fee Letter, and (ii) such other fees as separately agreed upon in writing to be paid by the Borrower to the Lenders (after giving effect to paragraph (a) above). (e) Subject to Section 1.07, all fees and premiums payable hereunder shall be paid on the dates due, in immediately available funds (to the extent payable in cash and net differences specified herein as being Paid in Kind), to the Administrative Agent for distribution (i) to the applicable Agent for its own account or (ii) to the Lenders, in the case of fees and premiums due to the Lenders hereunder, as applicable. Fees or premiums paid hereunder shall not be refundable under any circumstances. 34 Section 2.09 Interest. (a) Scheduled Interest. Subject to Sections 2.04 and 2.09(b), the Borrower shall pay interest on the outstanding principal amount of the applicable Loan (including, for the avoidance of doubt, any Capitalized Amount) at the PIK Rate on each Interest Payment Date to the date of repayment thereof. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan (and at such other times as may be specified herein) and shall be Paid in Kind. (b) Default Interest. If an Event of Default occurs and is continuing, all outstanding Obligations shall bear interest at a rate equal to the Default Rate (in lieu of the PIK Rate) to the fullest extent permitted by applicable laws until such defaulted amount shall have been paid in full or such Event of Default shall have been cured or waived (as applicable), and such interest shall be payable in kind and capitalized on the outstanding principal amount of the Obligations in arrears on each Interest Payment Date. Section 2.10 Computation of Interest and Fees. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year, and in each case for the actual days elapsed (including the first day but excluding the last day). For the avoidance of doubt, no date of payment shall be included in any computation. Section 2.11 Pro Rata Treatment. Each payment of interest on any Class of Loans shall be allocated pro rata among the applicable Lenders in accordance with their respective outstanding principal amount of such Class of Loans, including all accrued and unpaid interest that has been added to such principal amount pursuant to Section 2.09. Section 2.12 Sharing of Setoffs. (a) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Class of Loans made by it, resulting in such Lender receiving payment of a proportion of the aggregate amount of such Class of Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Class of Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class of Loans, provided that: (i) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.12(a) shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement, or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. (b) The Borrower consents to the foregoing participations and sub-participations. Section 2.13 Increased Costs; Capital Adequacy Adjustment. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, the Lenders; 35 (ii) impose on the Lenders any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lenders; or (iii) subject any Recipient to any Taxes (other than any (A) Indemnified Taxes or (B) Taxes described in clauses (a)(ii) through (c) of the definition of Excluded Taxes) on or with respect to its loans or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to the Lenders or other Recipient of making, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by the Lenders or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of the Lenders or other Recipient, the Borrower will pay to the Lenders or other Recipient, as the case may be, such additional amount or amounts as will compensate the Lenders or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered. (b) A certificate of the Lenders setting forth the amount or amounts necessary to compensate the Lenders as specified in paragraph (a) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lenders the amount shown as due on any such certificate within 10 days after receipt thereof. (c) Failure or delay on the part of the Lenders to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of the Lender’s or intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. (d) In the event that any Lender shall have determined in good faith that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any request or directive regarding capital adequacy (having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen (15) Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable and specific detail the basis for calculating the additional amounts owed to Lender under this Section 2.13(d), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Section 2.14 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding

36 and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority, or cause the payment, in accordance with applicable law, or, at the option of the Lenders timely reimburse them, as applicable, for the payment of any Other Taxes. (c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver, or shall cause the delivery, to the Administrative Agent on behalf of the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and the Lenders. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by any Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Status of Lender. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(e)(ii)(A) and (ii)(B) and 2.14(e)(ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be 37 requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or IRS Form W 8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such 38 documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. The Lenders agree that if any form or certification previously delivered (including any specific documentation required in this Section 2.14(e)) expires or becomes obsolete or inaccurate in any respect, the applicable Lender shall deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so. (f) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.14(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. (g) Status of Administrative Agent. The Administrative Agent shall assume primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 and Form 1042-S reporting and backup withholding responsibility with respect to payments it receives on account of any Lender. In furtherance of the foregoing, (i) if the Administrative Agent is a U.S. Person it shall deliver to the Borrower two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that it is exempt from federal backup withholding and (ii) if the Administrative Agent is not a U.S. Person it shall deliver to the Borrower two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI with respect to payments received on its own behalf and, with respect to payments received on account of any Lender, two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or successor form) certifying that the Administrative Agent is either (a) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (b) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, and in each of clause (a) and (b), that the Administrative Agent is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments. (h) Indemnification by the Lenders. Each Lender shall severally, indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan 39 Document, and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (i) Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Agents or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document. Section 2.15 Payments Generally. (a) Subject to Section 2.09(a), the Borrower shall make each payment required to be made by it hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, on or prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds (to the extent required hereby), without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent; provided that payments pursuant to Sections 2.13 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute to the Lenders any such payment received by it for the account of the Lenders promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars. (b) If at any time insufficient funds are received by (and are available to) the Administrative Agent to pay fully all amounts of principal, interest, premiums and/or fees then due hereunder, such funds shall be applied (i) first, toward payment of interest, premiums and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, premiums and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (c) If any Lender shall fail to make any payment required to be made by it pursuant to Section 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid. (d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, have timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then: (i) if the Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in

40 immediately available funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder; and (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Loan included in the applicable borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. ARTICLE III REPRESENTATIONS AND WARRANTIES The Loan Parties hereby jointly and severally represent and warrant to each of the Lenders as of the date hereof and (by reference to the facts and circumstances then pertaining) on the date of each borrowing of Loans as follows: Section 3.01 Organization; Powers. Each Loan Party (a) is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Section 3.02 Authorization; Enforceability; Benefit to the Loan Parties; Binding Obligations. (a) The Transactions, insofar as they are to be carried out by the applicable Loan Party, and subject to the entry of the DIP Orders and the terms thereof, are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equity holder action. This Agreement, and subject to the entry of the DIP Orders and the terms thereof, has been duly executed and delivered by each Loan Party and each other Loan Document to which a Loan Party is to be a party, when executed and delivered by the applicable Loan Party, will constitute, a legal, valid and binding obligation of the applicable Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of the Borrower and (ii) the credit extended by the Lenders to the Borrower hereunder. 41 (c) Each of the Transaction Documents to which a Loan Party is a party constitutes the legally valid and binding obligation of such Person, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor’s rights. Section 3.03 Governmental Approvals; No Conflicts. The Transactions, subject to the entry of the DIP Orders, the First Day Orders and the terms thereof, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are (or will so be) in full force and effect and (ii) filings, recordings and registrations necessary to perfect Liens created under the Loan Documents and (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other Organizational Documents of each Loan Party, (d) result in any Sunnova ABS Transaction Adverse Event under any Sunnova ABS Transaction Document (except where such occurrence is not material and would not reasonably be expected to cause a Material Adverse Effect), (e) conflict with or result in a breach of, or constitute a default under any material indenture, mortgage or deed of trust or any material lease, debt agreement or other instrument binding on the Loan Parties or any of their Properties (except where such breach is not material and could not reasonably be expected to cause a Material Adverse Effect), or (f) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents, and in the case of clauses (a) and (b) above, except for a violation or creation, as applicable, which would not reasonably be expected to result in a Material Adverse Effect. Section 3.04 Financial Condition; No Material Adverse Change. Except in each case as previously disclosed to the Agent: (a) Prior to the Petition Date, to the extent the Borrower is required to comply with applicable SEC filing requirements as a publicly listed company, the Borrower has filed or furnished, as applicable, with the SEC, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished, as applicable, by the Borrower with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2025 (collectively, the “Company SEC Documents”). To the extent applicable, as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted, or will have omitted, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) none of the Loan Parties (other than the Borrower) is required to file any documents with the SEC, (ii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iii) to the Borrower’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act, (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents is accurate and complete, and complies as to form and content in all material respects with all applicable laws. (b) The consolidated financial statements of the Borrower (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year- end adjustments), (iii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly 42 financial statements subject to normal year-end adjustments) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X), and (iv) were prepared in accordance with the books of account and other financial records of the Borrower and its Subsidiaries (except as may be indicated in the notes thereto). (c) The Borrower has established and maintains, and at all times since January 1, 2025 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13 a-15 under the Exchange Act) as required by Rule 13 a-15 under the Exchange Act that is, in the case of the interim controls over financial reporting, sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Borrower and the other Loan Parties; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Borrower and the other Loan Parties are being made only in accordance with appropriate authorizations of the Borrower’s management and its Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Borrower the other Loan Parties and, in the case of disclosure controls and procedures, are designed to ensure that all information (both financial and non- financial) required to be disclosed by the Borrower in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Borrower’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Borrower (or persons performing similar functions) required under the Exchange Act with respect to such reports. Neither the Borrower nor, to the Borrower’s Knowledge, the Borrower’s independent registered public accounting firm, has identified or been made aware of any fraud that involves the Borrower’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Borrower and the other Loan Parties. (d) The Borrower’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Borrower within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Borrower’s Knowledge, in compliance with subsections (g) through (1) of Section lOA of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Borrower’s auditors for the Borrower that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved. (e) Since the Petition Date, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of the Borrower, in each case, and its respective Subsidiaries, taken as a whole. Section 3.05 Other Agreements. No Loan Party has any contingent obligations, undisclosed liabilities, unmatured liabilities, contingent liability, and which in any such case are material in relation to the business, results of operations, properties, financial condition or prospect of such Person. Section 3.06 Litigation. Except for the Cases, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, would reasonably be expected to have a Material Adverse Effect have (to the best of its Knowledge) been started or threatened against it. Section 3.07 Compliance with Laws and Agreements. (a) Subject, in the case of the Borrower and each Subsidiary that is a Debtor, to the entry of the DIP Orders, the First Day Orders and the terms thereof, to the extent applicable, no approval, consent, exemption, 43 authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, each Loan Party of this Agreement or any other Transaction Document to which it is a party, (ii) the grant by each Grantor (as defined below) of the Liens granted by it pursuant to this Agreement or any of the Collateral Documents, (iii) the perfection or maintenance of the Liens created under this Agreement or any of the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iv) the exercise by the Secured Parties of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents, except in each case, as could not reasonably be expected to constitute a Material Adverse Effect. (b) Each Company Party has conducted itself in all respects in compliance with all laws (including consumer finance laws), except as does not constitute or could not reasonably be expected to constitute a Company Party Material Adverse Effect and no such Person, to the knowledge of such Person, has received written notice from any Governmental Authority of an actual violation of any applicable laws. Section 3.08 Investment Company Status. No Loan Party is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Section 3.09 Taxes. (a) The Borrower and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, (ii) Taxes the nonpayment of which is excused, permitted, or required by the Bankruptcy Code or (iii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. (b) No claims or investigations are being made or conducted against any Loan Party with respect to Taxes such that a liability of a Loan Party which would reasonably be expected to have a Material Adverse Effect is reasonably likely to arise. Section 3.10 No Default. No default or Event of Default has occurred and is continuing under the Loan Documents and as of the date hereof, no Sunnova ABS Transaction Adverse Event has occurred and is continuing. Section 3.11 ERISA; Labor Matters. (a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event or, with respect to a Foreign Plan, a termination, withdrawal or material noncompliance with applicable law or plan terms (other than, in any such case, such an event which has already been settled or resolved), has occurred or is reasonably expected by any Loan Party to occur, (ii) neither Loan Party nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA, and (iii) on the Closing Date, the present value of all accumulated benefit obligations under each Plan that is subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan.

44 (b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against any Loan Party or, to the Knowledge of any Loan Party, threatened, (ii) the hours worked by and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable federal, state, local or foreign law dealing with such matters and (iii) all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any Loan Party to the extent required by GAAP. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound. Section 3.12 [Reserved]. Section 3.13 Full Disclosure. (a) All written information, including any information contained in any Loan Document (including all schedules, exhibits, annexes and other attachments), documents, reports or other written information pertaining to the Company Parties, together with all written updates of such information from time to time (collectively, the “Information”), that have been furnished by or on behalf of the Borrower to any Lender (or their advisors) are, as of the date such Information was so furnished as supplemented or updated from time to time (it being understood, without limitation, that the disclosures under the schedules to this Agreement, except where updated in accordance with this Agreement, are furnished as of the Closing Date) and taken as a whole, together with all information that has been publicly disclosed by the Company (on behalf of itself or any of its Subsidiaries) prior to the date hereof, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which such Information was so furnished as supplemented or updated from time to time. (b) The projections and forward-looking statements, prepared by or as directed by the Borrower that have been made available to any Lender (or their advisors) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as and when such projections or forward-looking statements were prepared and as of the Closing Date, it being understood that projections are as to future events and are not to be viewed as facts, projections by their nature are inherently uncertain and are not a guarantee of financial performance, the results reflected in the projections may not be achieved and actual results may differ from projections and such differences may be material. In the case of any Loan Party, to the best of each Loan Party’s Knowledge nothing has occurred or been omitted from the Information (as defined in Section 10.12 herein) and no information has been given or withheld that results in the information contained in the information provided being untrue or misleading in any material respect. Section 3.14 [Reserved]. Section 3.15 Environmental Matters. No Loan Party nor any of their respective facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Liability, or any Hazardous Materials activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Loan Party has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each Loan Party’s Knowledge, have been, no conditions, occurrences, or Hazardous Materials activities which could reasonably be expected to form the basis of an Environmental Liability against any Loan Party that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Loan Party nor, to their knowledge, any predecessor of any Loan Party has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility, and none of the Loan Parties operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined 45 under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any Loan Party relating to any Environmental Law, any release of Hazardous Materials, or any Hazardous Materials activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. Section 3.16 Federal Reserve Regulations. No Loan Party is principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors. Section 3.17 OFAC; Anti-Money Laundering. (a) The operations of the Company Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company Parties or their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Parties or their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Parties, threatened. (b) Neither the Company Parties nor their respective subsidiaries, directors or officers, nor, to the knowledge of the Company Parties, any agent, employee, Affiliate or other person associated with or acting on behalf of the Company Parties or any of their respective subsidiaries are currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company Parties or any of their respective subsidiaries located, organized or resident in a country or territory that is itself the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”) and the Company Parties will not directly or, to the knowledge of the Company Parties, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company Parties and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. (c) Neither the Company Parties nor their respective subsidiaries nor any director or officer of the Company Parties or their respective subsidiaries nor, to the knowledge of the Company Parties, any agent, employee, Affiliate or other person associated with or acting on behalf of the Company Parties and their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international 46 organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company Parties and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws. (d) The Company Parties have implemented and maintain policies and procedures designed to promote and achieve compliance by such Company Party with all Sanctions, Anti-Corruption Laws, and Anti- Money Laundering Laws. Section 3.18 Permits, Etc. Each Company Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Company Party Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Company Party Material Adverse Effect. Section 3.19 Cases; Orders. (a) The Cases were commenced on the Petition Date, duly authorized in accordance with applicable laws, and proper notice thereof has been or will be given of (i) the motion seeking approval of the Loan Documents, the entry of the Interim DIP Order and the Final DIP Order, and (ii) the hearing for the entry of the Final DIP Order. Proper notices of the motions for entry of the Interim DIP Order and the hearings thereon were given. (b) With respect to each Loan Party, subject to and upon entry of the Interim DIP Order, the Collateral Documents are legally binding on such Loan Party, and the Collateral shall be subject to a legal, valid, enforceable and perfected security interest and Liens in favor of the Collateral Agent for the benefit of the Secured Parties with the priority set forth in the DIP Orders, to the fullest extent permissible under applicable law. (c) The Loan Parties are in compliance in all material respects with the terms and conditions of the DIP Orders. Each of the Interim DIP Order (with respect to the period prior to the entry of the Final DIP Order) and the Final DIP Order (from and after the date on which the Final DIP Order is entered) is in full force and effect, is a Final Order and has not been modified or amended other than as acceptable to the Lenders. (d) From and after the entry of the Interim DIP Order, pursuant to and to the extent permitted in the Interim DIP Order and applicable law, the Obligations (i) will constitute allowed joint and several superpriority claims and (ii) will be secured by a valid, binding, continuing, enforceable, fully perfected Lien on all of the Collateral pursuant to Sections 364(c)(2) and (c)(3) of the Bankruptcy Code, subject to the Carve-Out and the priorities set forth in the DIP Orders. (e) The entry of the Interim DIP Order (and, when applicable, the Final DIP Order) is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, the DIP Superpriority Claims and Liens described in Section 2.20, without the necessity of the execution (or recordation or filing) of mortgages, 47 security agreements, pledge agreements, financing statements or other agreements or documents, to the extent permissible under applicable law. Section 3.20 Use of Proceeds. The Borrower will use the proceeds of the Loans solely in compliance with Section 5.11 of this Agreement and the DIP Orders. Section 3.21 Collateral Matters. (a) Upon entry of the Interim DIP Order (and, if entered, the Final DIP Order), the Liens granted thereunder by the Debtors to the Collateral Agent on any Collateral shall be valid and automatically perfected with the priority set forth herein and in the DIP Orders, and no filing or other action will be necessary to perfect or protect such Liens and security interests with respect to the Debtors’ Obligations under the Loan Documents and such DIP Order. (b) This Agreement and the Collateral Documents create, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments in the proper places and the taking of other required actions (including, without limitation, possession), on or prior to the Closing Date, perfected first- priority Liens in the Collateral, in favor of the Collateral Agent, subject to no Liens other than Permitted Liens. (c) The description of the Collateral set forth in the Collateral Documents is true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Agent. (d) The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Collateral Documents. None of the components of the Collateral shall be maintained at locations other than as provided in the Collateral Documents. (e) Each Grantor owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property that is used in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a Material Adverse Effect and neither the use of such Intellectual Property nor the operation of any Grantor’s business, to the best knowledge of Borrower, conflicts with or infringes the valid Intellectual Property rights of any other Person except as such conflict would not reasonably be expected to have a Material Adverse Effect. (f) As of the date hereof, Schedule 3.21(f) is a true and correct list in all material respects of all Registered Intellectual Property owned in whole or in part by such Grantor and indicates for each such item, as applicable, the title, the application and/or registration number, date and jurisdiction of filing and/or issuance and the identity of the current applicant or registered owner. Such Registered Intellectual Property has not been abandoned and, to the knowledge of each Loan Party, is in full force and effect, and no such Registered Intellectual Property is subject to any consent, settlement, decree, order, injunction, judgement or ruling restricting the use thereof or that would restrict the validity or enforceability thereof, except as would not reasonably be expected to have a Material Adverse Effect. (g) All filings, registrations, recordings, notices, and other actions that are necessary or required as of the Closing Date to perfect the Collateral Agent’s Lien on the Collateral have been made or taken or will be made or taken on the Closing Date. (h) As of the date hereof, other than set forth on Schedule 3.21(g), no Grantor holds any Commercial Tort Claims. (i) As of the date hereof, the exact legal name of each Grantor, as such name appears in its certificate of incorporation or any other organizational document, is as set forth on Schedule 3.21(h). As of the date hereof, each Grantor is (i) the type of entity disclosed next to its name on Schedule 3.21(h) and (ii) a

48 registered organization except to the extent disclosed on Schedule 3.21(h) (and if such Grantor is not a registered organization, Schedule 3.21(h) also sets forth the address of such Grantor’s place of business or, if such Grantor has more than one place of business, chief executive office). Also set forth on Schedule 3.21(h) is the jurisdiction of formation of such Grantor as of the date hereof, and, if such Grantor is organized in a jurisdiction that requires the organizational identification number or the Federal Taxpayer Identification Number to be included in an effective UCC-1 financing statement, the organizational identification number of such Grantor or the Federal Taxpayer Identification Number of such Grantor, as applicable, as of the date hereof. (j) As of the date hereof, Schedule 3.21(i) correctly represents (i) the issuer, the issuer’s jurisdiction of formation, the certificate number, if any, and the record owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares, in each case with respect to the Pledged Shares pledged by any Grantor and (ii) the issuer and Grantor of all Pledged Debt with an aggregate principal amount in excess of $1,000,000, in each case pledged by any Grantor. Except as set forth on Schedule 3.21(i), the Pledged Shares pledged or assigned by such Grantor represent all of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the date hereof. Section 3.22 Risk Retention Rules. None of the execution and delivery of the Loan Documents, the performance thereunder gives rise to a violation of U.S. Risk Retention Rules. Notwithstanding anything herein or in any other Loan Document to the contrary, any reference in this Agreement, any Loan Document or any certificate, instrument or other document delivered in connection with any Loan Document to any of the foregoing representations and warranties shall be deemed to exclude and be qualified by any applicable information that shall have been publicly disclosed by the Company in public filings (on behalf of itself and/or any of its Subsidiaries) at least three (3) Business Days prior to the Closing Date (and for the avoidance of doubt no such representation and/or warranty shall be interpreted to be untrue as a result of any such publicly disclosed information). ARTICLE IV CONDITIONS Section 4.01 Conditions to Effectiveness. This Agreement shall be effective on the date on which each of the conditions precedent set forth below is satisfied or waived (by the Required Lenders in their sole discretion in accordance with Section 10.02): (a) Loan Documents. There shall have been delivered to the Administrative Agent executed counterparts (from each of the Loan Parties) to this Agreement. (b) Secretary’s Certificate. The Administrative Agent and the Lenders shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, by the applicable Governmental Authority, (ii) signature and, to the extent such concept exists, incumbency certificates of the Responsible Officers, directors, authorized signatories or attorneys-in-fact of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the applicable Board and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary, director, authorized signatory, attorney-in-fact or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization. (c) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). 49 (d) Closing Date Certificate. The Administrative Agent and the Lenders shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, substantially in the form attached hereto as Exhibit I. (e) Interim DIP Order. The Bankruptcy Court shall have entered the Interim DIP Order and the Interim DIP Order shall be in full force and effect. (f) Governmental Authorizations. On or prior to the Closing Date, each Loan Party shall have obtained all governmental authorizations and all consents of other Persons in each case, that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. (g) No Default or Event of Default. As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of this Agreement and after giving effect to the initial credit extension under the DIP Facility, that would constitute an Event of Default, Default or Sunnova ABS Transaction Adverse Event, including, for the avoidance of doubt, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Loan Parties’ or their respective subsidiaries’ debt instruments and other material agreements which (i) in the case of the Loan Parties’ debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder (in the case of Loan Parties that are Debtors, on a post-petition basis) (other than any such exercise of remedies that are subject to the automatic stay) or (ii) in the case of the debt instruments and other material agreements of any Subsidiary that is not a Loan Party, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect unless with respect to any default or event of default that has occurred and is continuing under any (1) Warehouse Facilities, such Loan Parties have (a) obtained a waiver of any such default or event of default or (b) entered into a forbearance agreement in respect thereof or (2) other facility for which the Company has obtained a forbearance agreement and has disclosed to the Agent. (h) Agent Fees and Expenses. The Administrative Agent and the Collateral Agent shall have received all fees payable thereto and, to the extent invoiced, all other amounts due and payable to the Administrative Agent and the Collateral Agent pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced at least one (1) Business Day prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Arnold & Porter Kaye Scholer LLP, as counsel to the Agents) required to be reimbursed or paid by the Loan Parties hereunder to the Administrative Agent and the Collateral Agent, under any Loan Document. (i) Fee Letter. The Administrative Agent shall have received a fully executed copy of the Fee Letter. (j) USA Patriot Act. The Administrative Agent and the Lenders shall have received from the Borrower and each of the Loan Parties, all documentation and other information reasonably requested by the Administrative Agent and any Lender no less than one (1) Business Day prior to the Closing Date that the Administrative Agent and any such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act. (k) Filings. There shall have been delivered to the Collateral Agent in proper form for filing each UCC financing statement as required by the Collateral Documents in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein. 50 (l) Lien Searches. The Administrative Agent and the Lenders shall have received appropriate UCC search results or other relevant search certificates reflecting no Liens (other than Liens permitted pursuant to Section 6.02) encumbering the Collateral in each of the jurisdictions or offices in which UCC financing statements should be made to evidence perfected security interests in all Collateral, other than those being released prior to the Closing Date. (m) Initial Budget. The Borrower shall have delivered to the Lenders a 13-week cash flow forecast, substantially in the form of Exhibit C and in substance satisfactory to the Required Lenders in their sole discretion. (n) First Day Orders. (i) The Lenders and the Administrative Agent shall have received drafts of the First Day Orders in form and substance satisfactory to the Required Lenders (which satisfaction may be communicated via an email from the advisors to the Lenders) and (solely with respect to provisions affecting the rights or duties of the Agents) the Administrative Agent and (ii) all First Day Orders intended to be entered by the Bankruptcy Court at or immediately after the Debtors’ “first day” hearing shall have been entered by the Bankruptcy Court (except as otherwise reasonably agreed by the Required Lenders (which agreement may be communicated via an email from each of the advisors to the Lenders)), shall be in full force and effect, shall be a Final Order and shall not have been modified or amended other than as acceptable to the Required Lenders and (solely with respect to provisions affecting the rights or duties of the Agents) the Administrative Agent. (o) Petition Date. The Petition Date shall have occurred. Section 4.02 Conditions to the DIP Interim Funding Date. The obligations of the Lenders to make the DIP Interim Funding Loans on the DIP Interim Funding Date shall be subject to the satisfaction or waiver (by the Required Lenders in their sole discretion in accordance with Section 10.02) of the following conditions: (a) Borrowing Request. The Administrative Agent shall have received a fully executed and delivered Borrowing Request from the Borrower with respect to the DIP Interim Funding Loans to be funded on the DIP Interim Funding Date in accordance with Section 2.02. (b) Conflict. Other than the Interim DIP Order, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the Administrative Agent of its rights as a secured party with respect to a material portion of the Collateral. (c) No Trustee. No trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases. (d) Representations and Warranties. Each of the representations and warranties made by any Loan Party herein or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the DIP Interim Funding Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such date). (e) No Default or Event of Default. The Borrower and each other Loan Party shall be in compliance in all respects with all the terms and provisions set forth herein and in each other Loan Document and the Interim DIP Order on its part to be observed or performed, and, at the time of and immediately after the DIP Interim Funding Date, no Default or Event of Default shall have occurred and be continuing on such date. (f) Material Adverse Effect. Since the Closing Date, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. 51 (g) DIP Lender Professional Fees and Expenses. The Borrower shall have paid, or substantially concurrently with the borrowing of the DIP Interim Funding Loans, shall pay the applicable portion of the DIP Lender Professional Fees and Expenses payable on the DIP Interim Funding Date in accordance with, and subject to the limitations contained in, Section 2.08(b). Section 4.03 Conditions to DIP Final Funding Date. The obligations of the Lenders to make the DIP Final Funding Loans on the DIP Final Funding Date shall be subject to the satisfaction or waiver (by the Required Lenders in their sole discretion in accordance with Section 10.02) of the following conditions: (a) APA Consents. The Debtors shall have received all consents, approvals, directions or waivers deemed reasonably necessary by the Required Lenders to effectuate the Asset Purchase Agreement, including consents, approvals and directions required under the KKR Financing Agreement, the EZOP Credit Agreement, any Sunnova ABS Transaction Document or any Organizational Documents and any such consents, approvals, directions or waivers shall be effective and enforceable to effectuate the transactions contemplated by the Asset Purchase Agreement. (b) Payment Directive. The Lenders shall have received the Payment Directives with respect to Sunnova Rays I Issuer, LLC, substantially in the form attached hereto as Exhibit J-2. (c) Additional Guarantors. Each Non-Loan Party Restricted Subsidiary identified in Section 5.01(m)(i) or Section 5.01(m)(ii) shall have become a Guarantor and a Grantor under this Agreement in accordance with Section 5.16(d). (d) Loan Documents. There shall have been delivered to the Administrative Agent executed counterparts (from each of the Loan Parties) of each Loan Documents. (e) Final DIP Order. The Final DIP Order shall have been approved and entered by the Bankruptcy Court, which Final DIP Order shall be in form and substance acceptable to the Required Lenders (which satisfaction may be communicated via an email from the advisors to the Lenders) and the Administrative Agent (solely with respect to provisions affecting the rights or duties of the Agents) and the Final DIP Order shall be a Final Order and shall not have been modified or amended in any respect without the consent of the Administrative Agent (solely with respect to provisions affecting the rights or duties of the Agents) and the Required Lenders, and the Loan Parties shall be in compliance with the Final DIP Order. (f) Conflict. Other than the Interim DIP Order, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the Administrative Agent of its rights as a secured party with respect to a material portion of the Collateral. (g) No Trustee. No trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases. (h) Second Day Orders. All material “second day orders” and all related pleadings intended to be entered on or prior to the date of entry of the Final DIP Order and any order establishing material procedures for the administration of the Cases shall have been entered by the Bankruptcy Court and shall be final orders. (i) Reports. The Administrative Agent shall have received the Approved Budget, which shall be in form and substance acceptable to the Lenders in their sole discretion, reporting on variances from the Approved Budget and all other reporting as required to be delivered pursuant to this Agreement. (j) Cases. The Cases of any of the Debtors shall not have been dismissed or converted to cases under chapter 7 of the Bankruptcy Code.

52 (k) Borrowing Request. The Administrative Agent shall have received a Borrowing Request from the Borrower with respect to the DIP Final Funding Loans in accordance with Section 2.02. (l) Representations and Warranties. Each of the representations and warranties made by any Loan Party herein or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the DIP Final Funding Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such date). (m) No Default or Event of Default. The Borrower and each other Loan Party shall be in compliance in all respects with all the terms and provisions set forth herein and in each other Loan Document and the Interim DIP Order on its part to be observed or performed, and, at the time of and immediately after the DIP Final Funding Date, no Default or Event of Default shall have occurred and be continuing on such date. (n) Material Adverse Effect. Since the Closing Date, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (o) Fees and Expenses. The Borrower shall have paid, or substantially concurrently with the borrowing of the DIP Final Funding Loans, shall pay (a) the applicable portion of the DIP Lender Professional Fees and Expenses payable on the DIP Final Funding Date in accordance with, and subject to the limitations contained in, Section 2.08(b), and (b) all reasonable and documented fees, costs, disbursements and expenses accrued or incurred by the Agents and invoiced at least one (1) Business Day prior to the date of the borrowing of the DIP Final Funding Loans to the extent required to be reimbursed pursuant to Section 10.03(a). ARTICLE V AFFIRMATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, from and after the Closing Date, the Loan Parties covenant and agree with the Lenders that: Section 5.01 Financial Information and Other Information. The Company will furnish to the Administrative Agent for further distribution to the Lenders: (a) As soon as available and in any event on or before the date on which such financial statements are required to be furnished or filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each fiscal year), beginning with the financial statements for the fiscal year ending December 31, 2025, the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth, commencing with the fiscal year ending December 31, 2025, comparative consolidated figures for the preceding fiscal years (or applicable preceding four-quarter periods, in the event of any change in the Company’s financial reporting convention that results in a different fiscal year end), all in reasonable detail and prepared in accordance with GAAP, and certified by independent certified public accountants of recognized national standing, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards. Notwithstanding the foregoing, the obligations in this Section 5.01(a) may be satisfied with respect to financial information of the Company and the other Loan Parties by furnishing the Company’s, as applicable, Form 10-K or Form 20-F filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under the first sentence of this Section 5.01(a), such materials are accompanied by an auditor’s certificate of an independent registered public accounting firm of recognized national standing. 53 (b) As soon as available and in any event on or before the date on which such financial statements are required to be furnished or filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Company (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period), beginning with the financial statements for the fiscal quarter ending June 30, 2025, the consolidated balance sheets of the Company and the other Loan Parties (or, at the election of the Company, the Company and its Subsidiaries) as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Company and its consolidated Loan Parties’ Subsidiaries, as applicable, in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the optional absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 5.01(b) may be satisfied with respect to financial information of the Company and its consolidated Subsidiaries by furnishing the Company’s, as applicable, Form 10 Q or Form 6- K filed with the SEC. (c) (i) prior to the Closing Date, the Initial Budget and (ii) not later than 5:00 p.m. (Eastern time) on the first Friday following the Closing Date (i.e., June 20, 2025), and on every second Friday thereafter, or, to the extent such Friday is not a Business Day, the next Business Day thereafter, an update to the Initial Budget (or then in effect Approved Budget) to cover the period commencing on the Saturday of the prior week and including a rolling 13-week cash flow forecast for the Loan Parties substantially in the form of the Initial Budget; provided, that each such updated Budget shall only become the Approved Budget hereunder if it is in form and substance reasonably acceptable to the Borrower and Required Lenders (it being agreed and understood that a form substantially consistent with the Initial Budget is acceptable to the Lenders) (the Initial Budget and each such Budget, if so approved, an “Approved Budget”) (it being understood that if (x) the Required Lenders shall not have approved such Budget within five (5) Business Days after the delivery thereof, such Budget shall be deemed not to be acceptable to the Required Lenders or (y) the Required Lenders deliver notice to the Company that such updated Budget is not reasonably acceptable to them within five (5) Business Days after delivery thereof, then, in each case, the previously delivered Approved Budget shall constitute the Approved Budget, until an updated Budget has been so approved). (d) Not later than 5:00 p.m. (Eastern time) on every Friday (commencing with the Friday following the Saturday that is two full weeks after the Closing Date, i.e., July 7, 2025) or, to the extent such Friday is not a Business Day, the next Business Day thereafter (such date, a “Budget Variance Test Date”), a Budget Variance Report for the most recently expired Test Period, which such report shall be certified by the Chief Restructuring Officer. (e) Not later than thirty (30) days after the end of each calendar month, financials of the Company and the other Loan Parties for the previous month prepared in good faith (which financials may be in a format customarily prepared and shall not be required to be prepared in accordance with GAAP). (f) Any material written (including via e-mail) reports, financial reports and written (including via e-mail) notices required to be delivered pursuant to the KKR Financing Agreement, any Warehouse Facilities, or any TEP Facilities, as soon as practicable but in any event no later than three (3) Business Days after such reports are provided thereunder. (g) Prompt notice after any Company Party obtaining Knowledge of any occurrence of a Sunnova ABS Transaction Adverse Event under any Sunnova ABS Transaction Documents (and in no event later than three (3) Business Days of obtaining such Knowledge). 54 (h) Together with the delivery of any Budget pursuant to Section 5.01(c), detailed backup information supporting the information in the Budget and promptly following the request thereof, any additional information requested by the advisors to the Lenders pertaining to such Budget. (i) As soon as reasonably practicable following the Closing Date, a detailed analysis (in form and substance reasonably acceptable to the Required Lenders) of (a) any existing or potential general unsecured claims against any Loan Party and (b) executory contracts to which any Loan Parties are party, in each case, to the best of the Company’s knowledge. (j) Not later than 5:00p.m. (prevailing Eastern time) on every Friday (commencing with the first Friday after the Closing Date, i.e., June 20, 2025) or, to the extent such Friday is not a Business Day, the next Business Day thereafter, the Weekly Servicing Information. (k) Not later than once monthly (commencing with the sixth Friday after the Closing Date) or, to the extent such Friday is not a Business Day, the next Business Day, the Other Servicing Information. (l) All Diligence Materials (as defined in the Bidding Procedures Order) received by any of the Potential Bidder (as defined in the Bidding Procedures Order) and access to the Data Room (as defined in the Bidding Procedures Order) as soon as practicable but in any event no later than three (3) Business Days after such Diligence Materials are provided; provided that the Lenders that have entered into a Confidentiality Agreement (as defined in the Bidding Procedures Order) shall receive access to the Data Room with all Diligence Materials provided to any of the Potential Bidders. (m) Guarantor Analysis. Not later than June 18, 2025 (or such later date as the Required Lenders may reasonably agree in their sole discretion), the Borrower shall have delivered to the Administrative Agent a detailed analysis, in form and substance reasonably acceptable to the Required Lenders and certified by a Responsible Officer, determining which Non-Loan Party Restricted Subsidiaries identified as Sellers (as defined in the Asset Purchase Agreement) in the Asset Purchase Agreement: (i) can become Guarantors and Grantors under this Agreement without restriction and/or third party consent, (ii) can only become Guarantors and Grantors under this Agreement subject to satisfying certain conditions (including a description of such conditions) or (iii) are prohibited from becoming Guarantors and Grantors under this Agreement and does not otherwise result in an identifiable material adverse effect or otherwise presents a substantial risk, as determined in consultation with the Required Lenders. Information required to be delivered pursuant to clause (a) and (b) of this Section 5.01 shall be deemed to have been delivered to the Administrative Agent and the Lenders if such information, or one or more annual, quarterly, monthly or other interim reports containing such information, shall be available on the website of the Borrower and/or its Subsidiaries or is otherwise publicly filed by the Company. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Section 5.02 Notification of Default. (a) Each Loan Party shall notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of the occurrence of any Default (and in no event later than three (3) Business Days from becoming aware of any such Default). (b) Promptly upon a request by the Administrative Agent (at the direction of the Required Lenders) (where the Administrative Agent has reasonable grounds for belief that a Default may have occurred), the Borrower shall supply to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 55 Section 5.03 Purchaser Diligence. The Company shall provide the Purchasers (as defined in the Asset Purchase Agreement) (or their counsel), on an ongoing basis, diligence information reasonably requested by the Purchasers (or their counsel) in writing. Section 5.04 Authorization. Each Loan Party shall promptly: (a) obtain, comply with and do all that is necessary to maintain its existence in full force and effect; and (b) supply certified copies to the Administrative Agent of any Authorization required under any law or regulation of its jurisdiction of incorporation to: (i) enable it to perform its obligations under the Loan Documents where failure to do so would reasonably be expected to have a Material Adverse Effect (which shall include, for the avoidance of doubt, maintaining material insurance coverage planned to be maintained by the Loan Parties in the immediately succeeding fiscal year); and (ii) ensure the legality, validity, enforceability, subject to the entry of the DIP Orders, or admissibility in evidence in its jurisdiction of incorporation of any Loan Document. Section 5.05 Taxation. Subject to Bankruptcy Law, the terms of the applicable DIP Order and any required approval by the Bankruptcy Court, the Borrower (and the other Loan Parties, as applicable) shall pay and discharge all Taxes (other than Taxes the nonpayment of which is excused, permitted or required by the Bankruptcy Code) imposed upon it or its assets (in the case of any such Person that is a Debtor, solely to the extent arising after the Petition Date) within the time period allowed without incurring penalties unless and only to the extent that (a) the failure to do so would not reasonably be expected to have a Material Adverse Effect or (b) (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements publicly filed; and (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have and is not reasonably likely to have a Material Adverse Effect. Section 5.06 Priority of Liens; No Discharge. (a) Each of the Loan Parties hereby covenants, represents and warrants that, upon entry of and agrees that upon the entry of, and subject to the terms of, the Interim DIP Order (and when applicable, the Final DIP Order) (including and without prejudice to, without limitation, in each case, any rights or liens or perfected security interests (and the priorities thereof) granted under the Interim DIP Order or Final DIP Order under any other provision of Section 364 of the Bankruptcy Code or any other applicable provisions of the Bankruptcy Code) and subject to the Carve-Out in all respects, the Obligations: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed DIP Superpriority Claims in the Cases; and (ii) pursuant to Section 364(c)(2), (c)(3) and (d) of the Bankruptcy Code, shall be secured by a valid, binding, enforceable, non-avoidable, and automatically perfected senior priority Lien upon the Collateral. (b) The relative priorities of the Liens described in this Section 5.06 with respect to the Collateral shall be as set forth in the Interim DIP Order (and, when entered, the Final DIP Order). In accordance with the Interim DIP Order (or, once entered, the Final DIP Order), all of the Liens described in this Section 5.06 shall be effective and perfected upon entry of the Interim DIP Order, without the necessity of the execution, recordation of filings by the Debtors of security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent or Collateral Agent, of, or over, any Collateral, as set forth in the Interim DIP Order (and, when entered, the Final DIP Order). (c) Each Loan Party hereby confirms and acknowledges that, pursuant to the Interim DIP Order (and, when entered, the Final DIP Order), the Liens in favor of the Administrative Agent or the Collateral Agent on behalf of and for the benefit of the Secured Parties in all of the Collateral, now existing or hereafter acquired, shall be created and perfected without the recordation or filing in any land records or filing offices of any mortgage, assignment or similar instrument. (d) Notwithstanding the provisions of section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Interim DIP Order (and, when applicable, the Final DIP Order), upon the occurrence of the Maturity Date (whether by acceleration or otherwise), the Agents and the Lenders shall be entitled, subject

56 to Section 1.07, to immediate payment in full in cash of the Obligations and to enforce the remedies provided for hereunder or under applicable Requirements of Law. Section 5.07 [Reserved]. Section 5.08 Chief Restructuring Officer Meeting. The Borrower shall cause the Chief Restructuring Officer to be available for, and to participate in, a weekly meeting (which may be telephonic or virtual) with the advisors to the Lenders, at times reasonably agreed upon, to provide updates regarding the Loan Parties’ financial condition, liquidity position, cash flow performance, and progress with respect to any restructuring initiatives, business plan implementation, or other related matters as may be reasonably requested in writing by the Required Lenders. Section 5.09 Certain Milestones. Each Loan Party shall ensure that each of the milestones set forth below (the “Milestones”) is achieved in accordance with the applicable timing referred to below (or such later dates as approved in writing by the Required Lenders in their sole discretion, which approval may be provided via electronic mail): (a) no later than 30 days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order; (b) no later than 43 days after the Petition Date, the Bid Deadline (as defined in the Bidding Procedures) shall have occurred; (c) no later than 45 days after the Petition Date, the Auction (as defined in the Bidding Procedures) shall have commenced; (d) no later than 5 days after the Auction (if any) concludes, subject to Bankruptcy Court availability, a hearing approving one or more Sale shall have occurred; and (e) no later than 90 days after the Petition Date, an Acceptable Plan shall have been confirmed and no later than 95 days after the Petition Date, such Acceptable Plan shall become effective. Section 5.10 Compliance with Laws. Each Loan Party shall comply in all respects with all applicable laws to which it may be subject, except where failure so to comply would result in a Material Adverse Effect. Section 5.11 Use of Proceeds. Subject to the DIP Orders and the Approved Budget, the Borrower will use the proceeds of the Loans for the following purposes: (i) for the Debtors’ working capital needs, including to fund the costs of the administration of the Cases, (ii) to pay professional fees and expenses and (iii) to pay obligations arising from or related to the Carve-Out, provided, that, the Loan Parties and their Subsidiaries may use the proceeds of the New Home WIP for any purpose (and shall not be subject to, or otherwise impact, the Approved Budget or compliance with Section 6.09). For the avoidance of doubt, the proceeds of the Loans shall be used in accordance with the Approved Budget. Section 5.12 Books, Records and Inspections. Each Loan Party will (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent (at the direction of the Required Lenders) (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of each Loan Party, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested and by this 57 provision each Loan Party authorizes such accountants to discuss with Administrative Agent and such representatives the affairs, finances and accounts of each Loan Party. Section 5.13 Proceeds Accounts. (a) From and after the Closing Date, any proceeds received by the Loan Parties pursuant to the EU Risk Retention Rules or from the Rays ABS Transaction shall be deposited into a dedicated segregated deposit account ending in 1011 held by SE Corp., respectively (such account, the “Proceeds Account”). Promptly, and in no event later than thirty (30) days following the Closing Date (or such later date as the Required Lenders may deemed appropriate in their sole discretion), the SE Corp. shall cause the Proceeds Account to become subject to a blocked account control agreement entered into between the relevant Loan Party and the Collateral Agent on behalf of the Secured Parties, which shall be on terms acceptable to the Required Lenders; provided further that until such Proceed Account shall become subject to blocked account control agreements in accordance with this Section 5.13, no funds deposited in the Proceeds Account pursuant to the Payment Directive shall be withdrawn from the Proceeds Account without the prior written consent of the Required Lenders. Without limiting the foregoing, for the avoidance of doubt, no proceeds deposited in any Proceeds Account shall be, whether directly or indirectly, transferred to or made available to, or commingle with funds of, any Non- Loan Party Restricted Subsidiary unless permitted by the DIP Orders or the Approved Budget. For the avoidance of doubt, the Proceeds Account shall in no event constitute an Excluded Account. (b) If, notwithstanding any Payment Directive, any payments, proceeds or other amounts contemplated hereunder and thereunder to be deposited into the Proceeds Account are received by any Loan Party or Subsidiary thereof in an account that is not the Proceeds Account, such Loan Party shall, and shall cause each applicable Subsidiary to, direct the applicable account bank to distribute and deposit such payments or other amounts into the Proceeds Account within two (2) Business Days following receipt thereof, and, until such delivery, such Loan Party or Subsidiary, as applicable, shall hold such payments and other amounts in the same form as received in trust for the Collateral Agent. Section 5.14 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent (at the direction of the Required Lenders) may reasonably request in order to effect fully the purposes of the Loan Documents. For the avoidance of doubt, no Loan Document shall at any time require an Excluded Subsidiary to become a Loan Party or a Lien to be granted over any Excluded Property. Section 5.15 Operation in the Ordinary Course of Business. Each Loan Party shall at all times during the term of this Agreement act within the ordinary course of its business consistent with past practices, acting prudently and within its board of directors approved budget or forecasts, in each case subject to this Agreement, the DIP Orders, the First Day Orders and Approved Bankruptcy Court Order and the Approved Budget. Section 5.16 Covenant to Guarantee Obligations and Give Security. (a) Subject to this Section 5.16, with respect to any Property that is acquired or created after the Closing Date by any Loan Party, or that otherwise ceases to constitute Excluded Property, which Property is not Excluded Property but is not then subject to the Liens created by the Collateral Documents, then (i) in the case of any such Collateral that is governed by the terms of Article XI, take such steps and actions as required by Article XI and (ii) in all other cases, to the extent requested by the Administrative Agent (at the direction of the Required Lenders), each Loan Party shall promptly (i) execute and deliver to the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent (at the direction of the Required Lenders) shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a Lien on such Property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable laws, including the filing of financing statements in such 58 jurisdictions as may be reasonably requested by the Administrative Agent (at the direction of the Required Lenders). The Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent (at the direction of the Required Lenders) shall reasonably require to confirm the validity and perfection of the Lien of the Collateral Documents against such after-acquired properties. (b) Promptly, upon the reasonable written request of the Administrative Agent or the Required Lenders, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by the Administrative Agent (at the direction of the Required Lenders) necessary or reasonably advisable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted herein or by the applicable Collateral Document (including, but not limited to, financing statements, continuation statements and extension agreements), or obtain any consents or waivers as may be necessary or appropriate in connection therewith; deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent (at the direction of the Required Lenders) shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Collateral Documents; and correct any material defect or error that may be discovered in any Collateral Document or in the execution, acknowledgement, filing or recordation thereof. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may reasonably require. (c) Promptly, in the event that after the Closing Date any Person becomes a direct Subsidiary of a Loan Party (other than an Excluded Subsidiary), and in any event within ten (10) days of such Person becoming such a Subsidiary, the applicable Loan Party shall (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under and as defined in this Agreement by executing and delivering to each Agent a counterpart agreement to be in form and substance satisfactory to the Required Lenders, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates that Required Lenders shall reasonably request to perfect the security interest in the assets of such Subsidiary constituting Collateral. With respect to each such Subsidiary, the Borrower shall promptly send to the Agents written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of a Loan Party, and (ii) all of the data and information required to be set forth in the Schedules hereto with respect to such joining Subsidiary, and such written notice shall be deemed to supplement the applicable Schedules for all purposes hereof. (d) The Company shall cause each Non-Loan Party Restricted Subsidiary identified in Section 5.01(m)(i) to become a Guarantor and Grantor under this Agreement on or prior to the DIP Final Funding Date and the Company shall use reasonable best efforts to satisfy any applicable conditions (including obtaining any consent or necessary waiver) to cause any Non-Loan Party Restricted Subsidiary categorized under Section 5.01(m)(ii) to become a Guarantor and Grantor under this Agreement on or prior to the DIP Final Funding Date. Promptly upon satisfying such conditions, and in any event on or prior to the DIP Final Funding Date, the Loan Parties shall (a) cause such Non-Loan Party Restricted Subsidiary to become a Guarantor hereunder and a Grantor under and as defined in this Agreement by executing and delivering to each Agent a Joinder Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates that Required Lenders shall reasonably request to perfect the security interest in the assets of such Subsidiary constituting Collateral. With respect to each such Non-Loan Party Restricted Subsidiary, the Borrower shall promptly send to the Agents written notice setting forth with respect to such Person all of the data and information required to be set forth in the Schedules hereto with respect to such joining Non-Loan Party Restricted Subsidiary, and such written notice shall be deemed to supplement the applicable Schedules for all purposes hereof. Notwithstanding anything contained herein, if the joining of any 59 Non-Loan Party Restricted Subsidiary as a Guarantor would result in a Default or an Event of Default hereunder, the Loan Parties and Required Lenders shall negotiate in good faith to amend this Agreement to resolve such specific potential Defaults or Events of Default resulting from such Non-Loan Party Restricted Subsidiary from joining the Agreement. (e) If any Loan Party transfers or causes to be transferred, in one transaction or a series of related transaction, any Collateral to a Non-Loan Party Restricted Subsidiary, then, the Loan Parties shall cause each such Non-Loan Party Restricted Subsidiary to (i) return such Collateral to the Loan Party or (ii), concurrently with such transfer, to become a Guarantor and Grantor hereunder by executing and delivering a Joinder Agreement. (f) Notwithstanding anything to the contrary, the Loan Parties shall not be required to take any actions with respect to the creation or perfection of security interests with respect to any entities organized under the laws of or assets located in any jurisdiction other than the United States; provided, however, that the Collateral Agent (at the direction of the Required Lenders) may take any such actions. Section 5.17 Certain Post-Closing Obligations. (a) Other than with respect to the granting and perfection of the security interests in Collateral by the Borrower with respect to which a Lien may be perfected by the filing of a financing statement under the UCC and the entry of the DIP Orders, and solely to the extent identified on Schedule 5.17, the perfection of a security interest in Collateral (including the provision of deposit account control agreements) shall not constitute a condition precedent to the effectiveness of this Agreement on the Closing Date, but shall be accomplished within (x) seven (7) days after the Closing Date (as such time frame may be extended by the Administrative Agent (at the direction of the Required Lenders in their sole discretion) (which extension may be via e-mail) or (y) with respect to control agreements, within 30 days or as otherwise set forth under Section 5.18 and 5.20 or as set forth on Schedule 5.17 (which may be modified by the Borrower and the Required Lenders (which modification may be via e-mail)). Notwithstanding the foregoing sentence, the parties acknowledge that the Loans and the DIP Facility are extended in express reliance on the further perfection of the Liens on all of the Collateral. (b) The Company shall deliver, or shall cause to be delivered, to the Administrative Agent the Payment Directives with respect to each EU Risk Retention Compliant Sunnova ABS Issuer, substantially in the applicable form attached hereto as Exhibit J-1, by June 18, 2025 (or such later date as the Required Lenders may agree in their sole discretion). The parties acknowledge that the Loans and the DIP Facility are extended in express reliance on the delivery of such executed Payment Directives by June 18, 2025 (or such later date as the Required Lenders may agree in their sole discretion). Section 5.18 Control Agreements. The Loan Parties shall use reasonable best efforts to cause each relevant financial institution or other person at which each Deposit Account (other than Excluded Accounts) and each Security Account that constitutes Collateral is maintained to, enter into a deposit account agreement with respect to such Deposit Account (other than any Excluded Account) or a securities account control agreement with respect to such Securities Account, in each case, promptly, and in no event later than thirty (30) days after the Closing Date (or such longer time as the Required Lenders may agree in their sole discretion). For all purposes hereunder with respect to any Securities Accounts, if the financial institution holding such Securities Account does not provide control agreements as a matter of policy, which a Responsible Officer shall have certified to, then such requirement under this Section 5.18 with respect to Securities Accounts shall be deemed waived. Section 5.19 Maintenance of Property; Insurance. The Loan Parties shall: (a) Keep all Property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

60 (b) At the Borrower’s sole costs and expense, the Loan Parties shall maintain insurance with respect to the Collateral in which the Loan Parties have any right, interest, or title, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses and consistent with the Borrowers’ insurance policies in effect on the Petition Date. The Loan Parties shall maintain general liability, director’s and officer’s liability insurance, fiduciary liability insurance, employment practices liability insurance, title insurance as well as insurance against larceny, embezzlement, and criminal misappropriation, consistent with the Borrowers’ insurance policies in effect on the Petition Date. All such policies of insurance shall be with responsible and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. The Loan Parties shall use their commercially reasonable efforts to cause, within thirty (30) days following the Closing Date, all property insurance policies covering the Collateral to be made payable to the Collateral Agent, in case of loss, pursuant to a standard lender loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent (at the direction of the Required Lenders) may reasonably require to fully protect the Secured Parties’ interest in the Collateral and any payments to be made under such policies. The Loan Parties shall use their commercially reasonable efforts to cause, within thirty (30) days following the Closing Date, all certificates of property and general liability insurance are to be delivered to the Collateral Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of the Collateral Agent and shall provide for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If the Loan Parties fail to maintain the insurance required by this Section 5.18(b), the Collateral Agent may arrange for such insurance, but at the Borrower’s sole cost and expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Loan Parties shall give the Collateral Agent prompt notice of any loss covered by their casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, the Lenders shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt, and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise, or settlement of any claims under any such insurance policies. Section 5.20 Certain Bankruptcy Matters. The Loan Parties shall comply (i) after entry thereof, with all of the requirements and obligations set forth in the DIP Orders and the Cash Management Order, as each such order is amended and in effect from time to time in accordance with this Agreement, (ii) after entry thereof, with each order of the type referred to in clause (b) of the definition of “Approved Bankruptcy Court Order”, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (b) of the definition of “Approved Bankruptcy Court Order”) and (iii) after entry thereof, with the orders (to the extent not covered by subclause (i) or (ii) above) approving the Debtors’ “first day” and “second day” relief and any pleadings seeking to establish material procedures for administration of the Cases or approving significant or material non-ordinary course transactions and obtained in the Cases, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (c) of the definition of “Approved Bankruptcy Court Order”). Section 5.21 Bankruptcy Notices. (a) The Borrower will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender), to the extent reasonably practicable (or, if impracticable, as soon as practicable prior to such filing), at least three (3) Business Days (or such shorter period as Administrative Agent (at the direction of the Required Lenders) may agree) prior to filing with the Bankruptcy Court, notice and copies of the Final DIP Order, any motion in respect of an order that would constitute an “Approved Bankruptcy Court Order” and all other proposed orders and pleadings related to the Loans and the Loan Documents, any other 61 financing or use of Cash Collateral, any Chapter 11 Plan and/or any disclosure statement or supplemental document related thereto, which shall, in each case, have been prepared in good faith. (b) The Borrower will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender), to the extent reasonably practicable, no later than three (3) Business Days (or such shorter period as Administrative Agent (at the direction of the Required Lenders) may agree) prior to filing with the Bankruptcy Court all other filings, motions, pleadings, other papers or material notices to be filed with the Bankruptcy Court relating to any request (x) to approve any compromise and settlement of claims whether under Rule 9019 of the Federal Rules of Bankruptcy Procedure or otherwise, or (y) for relief under Section 363, 365, 1113 or 1114 of the Bankruptcy Code, in each case other than notices, filings, motions, pleadings or other information concerning less than $500,000 in the aggregate in value. Section 5.22 Asset Purchase Agreement. Each Loan Party shall, and shall cause each of its respective Subsidiaries that are Sellers (as defined in the Asset Purchase Agreement), to ensure compliance with the terms of the Asset Purchase Agreement that require compliance prior to the Closing (as defined in the Asset Purchase Agreement) as of the Closing Date. Section 5.23 Supplement to Commercial Torts Schedule. Upon identifying any Commercial Tort Claims (other than immaterial Commercial Tort Claims) any Loan Party has against another Person, the Borrower shall deliver to the Administrative Agent, upon prior written request from the Administrative Agent (acting at the direction of the Required Lenders), an updated Schedule 3.21(g), which schedule shall be attached hereto and supplement Schedule 3.21(g) delivered on the Closing Date. Section 5.24 DIP Proceeds Account. Notwithstanding anything to the contrary contained herein, the Borrower shall deposit or credit all net proceeds of the Loans, after giving effect to the payments of all expenses and other disbursements projected to be paid on the date of the applicable borrowing, into the DIP Proceeds Account and which shall be at all times, within thirty (30) days after the Petition Date (or such longer time as the Required Lenders may agree in their sole discretion), subject to a deposit account control agreement after the execution and delivery thereof pursuant to the terms of this Agreement. All withdrawals from the DIP Proceeds Account shall be used solely for the permitted purposes described under Section 5.11. Section 5.25 KKR Consent Agreement. Upon the Conditions (as defined in the KKR Consent Agreement) set forth in the KKR Consent Agreement being met, the Loan Parties shall cause Sunnova Solstice Borrower, LLC to immediately provide the DIP Guarantee (as defined in the KKR Consent Agreement) and give effect to the Junior Pledge (as defined in the KKR Consent Agreement). Section 5.26 APA Resolution. To the extent there is any Non-Loan Party Restricted Subsidiary identified in Section 5.01(m)(iii), the Loan Parties shall negotiate in good faith with the Required Lenders to reach a resolution to effectuate the transactions contemplated by the Asset Purchase Agreement; provided however, that any such resolution shall be mutually agreed by June 19, 2025 (or such later date as the Required Lenders may reasonably agree in their sole discretion). ARTICLE VI NEGATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, from and after the Closing Date, the Loan Parties covenant and agree with the Lenders that: Section 6.01 Indebtedness. No Loan Party shall create, incur, assume or permit to exist any Indebtedness or issue any Disqualified Stock (or other preferred stock), except: 62 (a) Indebtedness of the Loan Parties incurred pursuant to this Agreement and the other Loan Documents; (b) to the extent incurred prior to the Petition Date, Indebtedness as in effect and in amounts outstanding on the Petition Date and (i) that is listed on Schedule 6.01(b) or (ii) that was identified, prior to the Petition Date, in any public filing of the Company (on behalf of itself or any of the Loan Parties); (c) guarantees in the ordinary course of business of obligations to suppliers, customers, franchisees and licensees; provided, that any such guarantee entered into after the Closing Date must either be unsecured or secured by an immaterial portion of the assets of the Loan Parties; (d) Indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or credit lines in the ordinary course of business; provided that such Indebtedness is disbursed within seven (7) days of incurrence; (e) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business; (f) Indebtedness with respect to advance payments received from customers for goods and services purchased and credit periods in the ordinary course of business; (g) Indebtedness representing deferred compensation to employees of the Borrower; (h) Indebtedness incurred in respect of worker’s compensation claims or claims arising under similar legislation, self-insurance or similar obligations, performance, surety and similar bonds and completion guarantees provided in the ordinary course of business; (i) Indebtedness in the form of Swap Agreements to the extent permitted under Section 6.07 and solely to the extent approved by the First Day Orders; (j) Indebtedness between or among the Loan Parties, solely to the extent incurred in the ordinary course the business and consistent with historical practice, acting prudently; (k) Indebtedness between and among Loan Parties and Subsidiaries that are not Loan Parties, solely to the extent incurred in the ordinary course the business and consistent with historical practice, acting prudently; provided however that any Indebtedness incurred pursuant to this Section 6.01(k) shall not exceed an aggregate amount of $500,000 at any one time outstanding; (l) solely to the extent approved by the Required Lenders, Indebtedness that constitutes Non- Recourse Financing that is incurred or issued by a Non-Recourse Subsidiary; (m) Indebtedness associated with bonds or other surety obligations, in each case, required by Governmental Authorities in connection with the operation of the businesses of the Loan Parties, incurred in the ordinary course of business and consistent with past practice, acting prudently; and (n) any unsecured Indebtedness as contemplated by the Approved Budget. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all Indebtedness between or among any Loan Parties shall at all times (other than as agreed by the Required Lenders) be subject to a customary intercompany subordination agreement in form and substance satisfactory to the Required Lenders. 63 Notwithstanding anything to the contrary herein, following the Closing Date, no Loan Party shall be permitted to incur, create or assume any new Indebtedness (a) outside of the ordinary course of business (as such term is used in section 363(c) of the Bankruptcy Code), (b) in connection with a Liability Management Transaction, (c) pursuant to Indebtedness for Borrowed Money or other Indebtedness outside of the ordinary course of business (as such term is used in section 363(c) of the Bankruptcy Code), in each case, that is secured by the Collateral (other than the Loans hereunder), (d) pursuant to Indebtedness for Borrowed Money that is secured by the Collateral on a senior or equal basis with Obligations (including as to Lien priority), or (e) that has the effect of contractually subordinating the payment priority of the Obligations to the payment priority of any new Indebtedness, in each case, without the prior written consent of the Required Lenders. Section 6.02 Liens. No Loan Party shall create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (“Permitted Liens”): (a) Liens created under the Loan Documents; (b) Liens in existence as of the Petition Date securing Indebtedness permitted by Section 6.01(b) and either (i) is listed on Schedule 6.02 or (ii) was disclosed, prior to the Petition Date, in any public filing of the Company (on behalf of itself or any of its Subsidiaries); (c) solely to the extent approved by the Required Lenders, Liens on the Equity Interests or assets of Non-Recourse Subsidiaries securing Non-Recourse Financing of one or more Non-Recourse Subsidiaries; (d) Liens granted in favor of a Governmental Authority, including any decommissioning obligations, by a Non-Recourse Subsidiary when required by such Governmental Authority in connection with the operations of such Non-Recourse Subsidiary in the ordinary course of its business; (e) solely to the extent approved by the Required Lenders, Liens on the property of any Non- Recourse Subsidiary securing performance of Project Obligations; (f) solely to the extent approved by the Required Lenders, Liens in the nature of restrictions on changes in the direct or indirect ownership or control of any Non-Recourse Subsidiary; (g) Liens in the nature of rights of first refusal, rights of first offer, purchase options and similar rights in respect of the Equity Interests or assets of Non-Recourse Subsidiaries included in documentation evidencing contemplated purchase and sale transactions permitted under this Agreement, any Non-Recourse Financing or any Project Obligations approved by the Required Lenders, (h) Liens given to a public authority or other service provider or any other Governmental Authority by a Non-Recourse Subsidiary when required by such public authority or other service provider or other Governmental Authority in connection with the operations of such person in the ordinary course of business; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) [reserved]; (k) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-

64 of-money bonds and other similar or related obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness); (l) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded and for which any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor or that are for Taxes the nonpayment of which is excused, permitted, or required by the Bankruptcy Code; (m) Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs; (n) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business; (o) easements, rights of way, zoning and similar restrictions, reservations or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Borrower or any other Loan Party) or materially impair their use in the operation of the business of the Borrower or any other Loan Party; (p) purported Liens evidenced by the filing of precautionary UCC financing statements of personal property entered into in the ordinary course of business; (q) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (r) any agreement to lease, option to lease, license, sub-lease or other right to occupancy assumed or entered by or on behalf of the Borrower or any Subsidiary in the ordinary course of its business; (s) reservations, limitations, provisos and conditions, if any, expressed in any grants, permits, licenses or approvals from any Governmental Authority or any similar authority; (t) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts; (u) Liens arising by way of set-off or pledge (in favor of the account holding bank) arising by operation of law or pursuant to standard banking terms or conditions; provided that the relevant bank account has not been set up nor has the relevant credit balance arisen in order to implement a secured financing; (v) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets (solely to the extent such merger agreements, stock or asset purchase agreements and similar agreements in respect of such disposition have been approved by the Required Lenders); (w) Liens securing obligations related to Swap Agreements permitted under Section 6.07 and solely to the extent approved by the First Day Orders; (x) Liens securing obligations (other than borrowed money Indebtedness) of the Borrower or any other Loan Party with respect to obligations that do not exceed an aggregate amount of $500,000 at any one time outstanding; 65 (y) Liens securing reimbursement obligations with respect to commercial letters of credit or bank guarantees that encumber cash or Cash Equivalents relating to such letters of credit or bank guarantees, in each case, in the ordinary course of business. Notwithstanding anything to the contrary herein, following the Closing Date, no Loan Party shall be permitted to create, incur or assume any new Liens (a) in connection with a Liability Management Transaction or (b) pursuant to Indebtedness for Borrowed Money or other Indebtedness outside of the ordinary course of business (as such term is used in section 363(c) of the Bankruptcy Code), in each case that is senior or equal in priority to the Liens securing the Obligations, in each case, without the prior written consent of the Required Lenders. Section 6.03 Merger; Change of Business. (a) No Loan Party shall enter into any amalgamation, demerger, merger or corporate reconstruction. The preceding sentence does not prohibit any amalgamation, demerger, merger or corporate reconstruction among the Loan Parties; provided that the Borrower shall if a party thereto be the surviving entity of such amalgamation, demerger, merger or corporate reconstruction. Notwithstanding anything contained in this Section 6.03(a), no amalgamation, demerger, merger or corporate reconstruction shall be permitted without the prior written consent of the Required Lenders. (b) Each Loan Party shall procure that no substantial change is made to the general nature of the business of the Company Parties (taken as a whole) from that carried on at the date of this Agreement. Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party shall purchase, hold, acquire (including pursuant to any merger or consolidation), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or a material portion of the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except: (a) Investments existing on the Petition Date and listed on Schedule 6.04(a); (b) to the extent constituting Investments, any Investment identified, prior to the Petition Date, in any public filing of the Company (on behalf of itself or any of the Loan Parties); (c) any Investments by a Loan Party in another Loan Party; (d) Investments in the form of Swap Agreements permitted under Section 6.07 and solely to the extent approved by the First Day Orders; (e) Investments in an aggregate amount not to exceed $500,000; (f) to the extent constituting Investments, any existing performance guarantees of SE Corp. Notwithstanding anything to the contrary herein, following the Closing Date, no Loan Party shall be permitted to make or hold any new Investment in connection with a Liability Management Transaction without the prior written consent of the Required Lenders. Section 6.05 Dispositions. No Loan Party shall make any Disposition or enter into any agreement to make any Disposition, or to sell any Equity Interests to any Person, except: (a) Dispositions of obsolete or worn out property (including (i) allowing any registration or application for registration of any Registered Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing 66 the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its Registered Intellectual Property if such discontinuance does not materially interfere with the business of the Borrower and the other Loan Parties, taken as a whole), whether now owned or hereafter acquired, in the ordinary course of the Borrower’s business; (b) Dispositions of inventory and other assets in the ordinary course consistent with past practice, acting prudently, to the extent (i) approved by the Required Lenders or (ii) in an aggregate amount not exceeding $250,000 during the term of this Agreement; (c) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) any Disposition that is an Acceptable Sale; (e) the Disposition of the New Home WIP; and (f) any Dispositions permitted by Section 6.03. Notwithstanding anything to the contrary herein, following the Closing Date, no Loan Party shall be permitted to make any Disposition, or to sell any Collateral or Equity Interests to any Person (a) outside of the ordinary course of business (as such term is used in section 363(c) of the Bankruptcy Code) or (b) in connection with a Liability Management Transaction, in each case, without the prior written consent of the Required Lenders. Section 6.06 Transactions with Affiliates. Except as in place on the Petition Date, no Loan Party shall, without the prior written consent of the Required Lenders, make or cause any payment to, or sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into or make, replace, terminate or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of the Loan Parties’ Affiliates that are not Loan Parties and each of their respective members and principals. Section 6.07 Swap Agreements. No Loan Party shall, without the prior written consent of the Required Lenders, enter into any Swap Agreement, other than Swap Agreements to hedge or mitigate risks to which any Loan Party is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes. For the avoidance of doubt, each Loan Party shall not consensually unwind or otherwise consensually terminate or settle any Swap Agreement prior to its scheduled termination or settlement dates. For the avoidance of doubt, no Loan Party shall, and each Loan Party shall cause its Subsidiaries not to, enter into any new Swap Arrangement with respect to any Renewable Energy Incentives without the prior written consent of the Required Lenders. Section 6.08 Restricted Payments; Certain Payment of Indebtedness. (a) The Borrower will not and will not permit any other Loan Party to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (i) any Subsidiary of the Borrower may declare and pay dividends or make other distributions with respect to its Equity Interests to the Borrower or to other Subsidiaries of the Borrower which directly or indirectly own equity therein, and make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Loan Parties); provided that SEI shall not be permitted to declare or pay dividends or return capital or make other distributions with respect to its Equity Interests; and 67 (ii) any Loan Party may make Restricted Payments to another Loan Party. (b) The Borrower will not, and will not permit any other Loan Party to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) or any payment or other distribution (whether in cash, securities or other property) of any Specified Indebtedness, except (i) as permitted by the DIP Orders and consistent with the Approved Budget, (ii) as permitted by any Approved Bankruptcy Court Order and consistent with the Approved Budget, (iii) as permitted by any other order of the Bankruptcy Court acceptable to the Required Lenders and consistent with the Approved Budget. (c) No Loan Party shall amend, modify or change in any manner adverse to the interests of the Lenders any term or condition of any documentation governing Specified Indebtedness. (d) Subject to the Approved Budget, no Loan Party shall, and no Loan Party shall permit any Sunnova ABS Issuer or other party to a Sunnova ABS Transaction to, withdraw any Excess SRECs or Excess SREC Proceeds from the Trust Estate of any Sunnova ABS Issuer or otherwise distribute any such Excess SRECs or Excess SREC Proceeds to the applicable Depositor or other Company Party under the applicable Sunnova ABS Transaction Documents without the prior written consent of the Required Lenders; provided, however, that, at the direction of the Required Lenders, including upon the occurrence and during the continuation of an Event of Default, each Loan Party shall cause the applicable Sunnova ABS Issuer and the related Depositor to (a) direct the applicable indenture trustee to withdraw any Excess SRECs and Excess SREC Proceeds from the Trust Estate and (b) apply such Excess SRECs or Excess SREC Proceeds, in each case, in accordance with the applicable Sunnova ABS Transaction Documents and such Required Lenders’ direction. For the avoidance of doubt, this clause (d) shall not affect the ability of any Sunnova ABS Issuer or the indenture trustee to otherwise distribute Excess SRECs or Excess SREC Proceeds to or for the benefit of the related noteholders and other secured parties pursuant to the provisions of the applicable Sunnova ABS Transaction Documents absent such Required Lenders’ direction. Notwithstanding anything to the contrary herein, following the Closing Date, no Loan Party shall be permitted to make any Restricted Payment in connection with a Liability Management Transaction without the prior written consent of the Required Lenders (provided, that Restricted Payments made to a Loan Party in an amount necessary for a Loan Party to pay consolidated, combined or similar taxes of the tax group that includes the Borrower shall be deemed to be made in the ordinary course of business and it shall be deemed unreasonable to withhold consent for any such Restricted Payment). Section 6.09 Budget Variance Covenant. Commencing with the delivery of the Budget Variance Report for the Test Period ending on July 5, 2025 (i.e., the Budget Variance Report delivered on July 7, 2025), and as of each subsequent Budget Variance Test Date, for the most recently ended Test Period, the Loan Parties shall not permit Actual Disbursements for such Test Period, on an aggregate basis (i) with respect to the First Budget Variance Report and the Second Budget Variance Report to be more than 120% of the forecasted Budgeted Disbursements for such Test Period in the applicable Approved Budget and (ii) with respect to each Budget Variance Report delivered thereafter, to be more than 115%, in each case, of the forecasted Budgeted Disbursements for such Test Period in the applicable Approved Budget (collectively, such variances, the “Permitted Variance”); provided that, any funds received pursuant to the Puerto Rico Energy Resilience Fund shall not be tested. To the extent that any Test Period encompasses a period that is covered in more than one Approved Budget, the applicable weeks from each applicable Approved Budget shall be utilized in making the calculations pursuant to this Section 6.09. Section 6.10 Restrictive Agreements. No Loan Party shall directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any other Loan Party to create, incur or permit to exist any Lien upon any of its assets to secure, or provide any Guarantee in respect of, the Obligations or (b) the ability of any Loan Party to pay

68 dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Closing Date identified in writing to the Administrative Agent or otherwise publicly disclosed (but shall apply to any amendment or modification unless not materially expanding the scope of any such restrictions or conditions (as determined by the Borrower in good faith)), (C) customary restrictions and conditions contained in agreements relating to the sale of a Loan Party pending such sale, provided that such restrictions and conditions apply only to the Loan Party that is to be sold and such sale is permitted hereunder, (D) restrictions and conditions arising under Indebtedness permitted under Section 6.01(b) as in effect on the Closing Date and (E) any Sunnova ABS Transaction Documents (as in effect on the Closing Date), any Tax Equity Transaction Documents (as in effect on the Closing Date) and the KKR Financing Agreement as in effect on March 2, 2025. Section 6.11 Modification of Documents. None of the Loan Parties shall: (a) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld and may be provided by electronic mail), consent to or permit any amendment, modification or waive any rights under any certificate of incorporation, by-laws or other Organizational Documents (other than to the extent necessary, in the case of the Borrower, to effect a conversion to a corporation or limited liability company or a waiver of rights that would not otherwise adversely affect the interests of the Secured Parties). (b) without the prior written consent of the Required Lenders (which may be provided by electronic mail), consent to or permit any material modification, alteration, supplement, replacement, termination or waiver of any Servicing Document, Transaction Document or any material Contractual Obligation (outside of the ordinary course of business), or waive any material breach under, or material breach of, any Servicing Document, any Transaction Document or any material Contractual Obligation (outside of the ordinary course of business). Section 6.12 Additional Bankruptcy Matters. Subject to the terms of the DIP Orders, no Loan Party shall, without the Required Lenders’ prior written consent, do any of the following: (a) assert, join, support or prosecute any claim or cause of action against any of the Lenders, unless such claim or cause of action is in connection with the enforcement of the Loan Documents against any of the Agents or Lenders; provided that nothing contained in this clause 6.12(a) shall prohibit the Debtors from responding to or complying with discovery requests of any statutory committee appointed or appearing in the Cases, in whatever form, made in connection with an investigation against any of the Agents or Lenders or the payment from proceeds of the Loans of professional fees related thereto; (b) subject to Article VII, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Agents or the Lenders with respect to the Collateral following the occurrence of an Event of Default; provided, that any Loan Party may contest or dispute whether an Event of Default has occurred in accordance with the terms of the DIP Orders (c) make any payment or distribution to any Affiliate or insider (as such term is defined in the Bankruptcy Code); (d) execute, deliver, enter into or become bound by or subject to any agreement with a term longer than one (1) calendar quarter (including by automatic or voluntary election to extend the term by one or more successive terms or periods); or (e) deliver, or permit any Sunnova ABS Issuer or any other Non-Loan Party Restricted Subsidiary to deliver, any communication to any Host Customer or any service provider for any Sunnova ABS Transaction (other than an Affiliate of a Loan Party) regarding in any way or otherwise in connection with the Cases. 69 Section 6.13 Retention Programs. Without the prior written consent of the Required Lenders, the Loan Parties shall not (a) establish any insider (as such term is defined under the Bankruptcy Code) key employee incentive plans, key employee retention plans or any other similar payments or awards programs or (b) change or amend in any manner any existing programs or related programs. Section 6.14 Bank Accounts. Except as set forth on Schedule 6.14, the Borrower shall not maintain, establish or use any deposit, securities or other similar account or permit any Loan Party to maintain, establish or use any deposit, securities or other similar account other than such accounts as are requested to be established by the Agent, provided that the Required Lenders shall not unreasonably withhold consent to a request to open a new deposit account after the Closing Date. Promptly and in no event later than thirty (30) calendar days after the opening or acquisition of any deposit account or securities account by any Loan Party, each such Loan Party shall cause such account to become subject to a deposit account control agreement or securities account control agreement, as applicable, for the benefit of Secured Parties. Section 6.15 Payment Directive. For so long as any Obligations hereunder are outstanding, the Loan Parties shall not, and shall cause their Subsidiaries not to, amend, supplement or otherwise modify any Payment Directive without the prior written consent of the Collateral Agent, acting at the direction of the Required Lenders, and Computershare Trust Company, N.A., as indenture trustee, or Wilmington, as indenture trustee, as applicable, of the Sunnova ABS Transaction related to such Payment Directive. Section 6.16 Disputes. No Loan Party shall: agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Person, without the prior authorization of the Required Lenders (other than settlements entered into in connection with the Atlas Settlement Agreement). For purposes of this Section 6.16, if the Required Lenders do not provide written confirmation that they are withholding consent or authorization within thirty (30) days of receiving the Borrower’s written request for approval, the Required Lenders will be deemed to have approved such request. Section 6.17 Negative Pledge. No Loan Party shall, and each Loan Party shall cause its Subsidiaries not to: (a) transfer, pledge or otherwise suffer a Lien to exist on (x) the Equity Interests of, or on any of the assets of, RR Holdco, or (y) the EU Risk Retention Interests, in each case except for the benefit of the Lenders or with the consent of the Required Lenders or (b) transfer, pledge or otherwise suffer a Lien to exist on the Equity Interests of, or on any of assets of, any of Helios Issuer, LLC, Sunnova Helios XV Issuer, LLC, Sunnova Helios XVI Issuer, LLC, Sunnova Sol IX Issuer, LLC, Sunnova Sol X Issuer, LLC or Sunnova Hestia III Issuer, LLC, in each case except for the benefit of the Lenders or with the consent of the Required Lenders. Section 6.18 Non-Loan Party Restricted Subsidiaries. Notwithstanding anything herein to the contrary, each Loan Party shall cause the Non-Loan Party Restricted Subsidiaries not to enter into any single or series of related agreement or transaction (written or otherwise) that: (a) is outside the ordinary course of business, (b) is in connection with a Liability Management Transaction, (c) results in the transfer, encumbrance or disposition of any Collateral or any Acquired Asset (as defined in the Asset Purchase Agreement) or (d) results in a breach of Sections 6.15, 6.17, 6.19, 6.20 or 6.21, or (e) is entered with the intent of prejudicing (or has the effect of prejudicing) the Lenders, directly or indirectly; provided that nothing in this Section 6.18 shall prevent any Non-Loan Party Restricted Subsidiary from (i) the payment of any Taxes and (ii) for the Non-Loan Party Restricted Subsidiaries party to the TEPH Agreement Amendment Documents, entering into (A) the TEPH Agreement Amendment Documents and (B) agreements contemplated by, or in furtherance of, the TEPH Agreement Amendment Documents, in each case, provided such agreements meet the requirements of the foregoing clauses (a) through (e) of this Section 6.18. Section 6.19 Indirect Action. Unless otherwise expressly stated, if a Loan Party hereto may not take an action under this Agreement with respect to any Sunnova ABS Transaction Document, then it may not take that action indirectly, or assist or support any other Person in taking that action directly or indirectly under any Sunnova ABS Transaction Document. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Loan Party but is intended to have substantially the same effects as the prohibited action. 70 Section 6.20 ITC Negative Pledge. Other than for the sole benefit of the Lenders, no Loan Party shall, and each Loan Party shall cause its Subsidiaries not to, directly or indirectly, sell, assign, transfer, dispose of, pledge, encumber, or otherwise alienate any rights, title, interest, or entitlement in or to any (i) ITCs, (ii) ITC Proceeds, (iii) Additional ITC Proceeds (other than SAP IV ITC Proceeds) or (iv) any portion thereof, whether now existing or hereafter arising, whether in the ordinary course of business or otherwise, without the prior written consent of the Required Lenders (not to be unreasonably withheld). For the avoidance of doubt, each Loan Party shall and shall cause its Subsidiaries, to further ensure that no ITC Proceeds, Additional ITC Proceeds, proceeds, consideration, or other value received or to be received in connection with any actual or purported ITC Transfer, Additional ITC Transfer, transfer, assignment, or disposition of any ITC, ITC Proceeds or Additional ITC Proceeds (other than SAP IV ITC Proceeds) shall be used, applied, or otherwise dealt with without the prior written consent of the Required Lenders in their sole discretion. For the avoidance of doubt, this restriction applies regardless of whether such transfer or disposition would otherwise be permitted under any applicable tax laws or commercial practice. Any purported transfer or disposition of any ITC, ITC Proceeds or Additional ITC Proceeds (other than SAP IV ITC Proceeds) in violation of this Section 6.20 shall be deemed null and void ab initio as between the parties to such transfer or disposition. Section 6.21 Accessory Loans Negative Pledge. Other than for the sole benefit of the Lenders and, solely with respect to the obligors under the EZOP Credit Agreement, other than as permitted under the EZOP Credit Agreement as in effect on the Closing Date, no Loan Party shall, and each Loan Party shall cause its Subsidiaries not to, directly or indirectly, sell, assign, transfer, dispose of, pledge, encumber, or otherwise alienate any rights, title, interest, or entitlement in or to any Accessory Loans, or any portion thereof, whether now existing or hereafter arising, whether in the ordinary course of business or otherwise, without the prior written consent of the Required Lenders. For the avoidance of doubt, each Loan Party shall and shall cause its Subsidiaries, to further ensure that no proceeds, consideration, or other value received or to be received in connection with any actual or purported transfer, assignment, or disposition of any Accessory Loans shall be used, applied, or otherwise dealt with without the prior written consent of the Required Lenders in their sole discretion. Any purported transfer or disposition of any Accessory Loans in violation of this Section 6.21 shall be deemed null and void ab initio as between the parties to such transfer or disposition. ARTICLE VII EVENTS OF DEFAULT If any of the following events (“Events of Default”) shall occur: (a) (i) the Borrower shall fail to pay any principal of any Loan or (ii) any amounts pursuant to the DIP Orders, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall at any time prove to have been incorrect when made or deemed made; (c) a Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(m), Section 5.02, 5.03, 5.04(a) (with respect to the existence of a Loan Party), 5.09, 5.11, 5.13, 5.16, 5.17, 5.19, 5.20, 5.26 or in Article VI; (d) (i) a Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01(c), 5.01(d), 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.01(j), 5.01(k), 5.01(l) and such failure shall continue unremedied for a period of one (1) Business Day or (ii) a Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (which shall include, for the avoidance of doubt, the Transactions (other than those specified in clause (a) or (c) of this 71 Article), and such failure shall continue unremedied for a period of seven (7) Business Days after the earlier of (A) any Loan Party or any Subsidiary thereof becoming aware thereof or (B) notice thereof to any Loan Party by the Administrative Agent (at the direction of the Required Lenders); (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (f) any Loan Party shall be terminated, dissolved, wound-up or liquidated (as a matter of law or otherwise); (g) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against any Loan Party, which arose after the Petition Date or is unstayed, or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment; (h) any Loan Party shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement or instrument involving Material Indebtedness (other than the Indebtedness hereunder), (ii) in the observance or performance of any other agreement or condition relating to such Indebtedness or contained in any agreement or instrument evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit any holder of such Indebtedness (or a trustee or agent of such holder or beneficiary) to cause, such Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), provided that no Event of Default shall exist under this Section until all applicable grace periods in the underlying agreement or instrument have expired and no forbearance or other applicable waiver has been entered into, or (iii) any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; (i) one or more ERISA Events or, with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable law or plan terms (other than, in any such case, such an event which has already been settled or resolved), shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (j) either of the DIP Orders, at any time after the entry of such order or this Agreement, at any time after its execution and delivery, and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to any Loan Party or shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations; or any Loan Party or any other Person contests in any manner the validity or enforceability of this Agreement; (k) except as permitted by this Agreement, the DIP Orders or the relevant security documents, any Collateral Document or the DIP Orders ceases for any reason to be fully enforceable in any material respect; provided, that it will not be an Event of Default under this clause if such condition results from the action or inaction of the Administrative Agent, the Collateral Agent or any other third party which is not an Affiliate of the Company;

72 (l) any Non-Loan Party Restricted Subsidiary that is not a Debtor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditor’s rights generally, seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding or shall be adjudicated bankrupt or shall make a general assignment for the benefit of creditors or shall consent to, or acquiesce in, the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; provided, however, that an Event of Default under this clause (l) shall be cured upon such Non-Loan Party Restricted Subsidiary becoming a Guarantor and Grantor hereunder; (m) (i) any Loan Document, or any Lien granted hereunder or thereunder (other than on an immaterial portion of the Collateral) shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party in any respect or (ii) any Loan Party shall, directly or indirectly, contest in writing such effectiveness, validity, binding nature or enforceability; (n) other than as a result of SEC filing a petition under any applicable bankruptcy, insolvency, reorganization or other similar laws, (i) any Servicer Entity shall have resigned, been terminated or been removed under a Servicing Document or (ii) the authority or power of a Servicer Entity under a Servicing Document shall have been transferred to or held by any “Backup”, “Successor”, “Replacement” or “Transition” (or like terms) entity under a Servicing Document; (o) Any of the following occurs in any of the Chapter 11 Cases, except to the extent consented to by the Required Lenders in their sole discretion: (i) the entry of a Final Order dismissing any of the Cases or converting any of the Cases to a case under chapter 7 of the Bankruptcy Code, or any filing by any Loan Party of a motion or other pleading seeking entry of such an order unless the order converting or dismissing the Cases is stayed, vacated or withdrawn within three (3) days from entry thereof; (ii) a trustee, a responsible officer or an examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Bankruptcy Code section 1104 (other than a fee examiner), or any similar person is appointed or elected in any of the Cases, any Loan Party applies for, consents to, or fails to contest in, any such appointment, or the Bankruptcy Court shall have entered an order providing for such appointment, in each case without the prior written consent of the Required Lenders in their sole discretion; (iii) the entry of a Final Order or the filing by any Loan Party of an application, motion or other pleading seeking entry of an order staying, reversing, revoking, remanding, rescinding, amending, supplementing, vacating or otherwise modifying the Interim DIP Order or the Final DIP Order, or any of the Borrower or any other Loan Party shall apply for authority to do so (unless substantially concurrently with the entry of such order the DIP Facility will be repaid in full and the Commitments will be terminated), without the prior written consent of the Required Lenders, or the Interim DIP Order or Final DIP Order shall cease to be in full force and effect; (iv) the entry of a Final Order in any of the Cases granting relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed against any assets of the Debtors having an aggregate value of $1,000,000 or make or to permit other actions that would have a material adverse effect on the Debtors or their estates; 73 (v) the making of any prepetition payments other than (A) as permitted by the DIP Orders, (B) as permitted by any orders of the Bankruptcy Court satisfactory to the Required Lenders and consistent with the Approved Budget or (C) as permitted by any other order of the Bankruptcy Court in amounts satisfactory to the Required Lenders, but in the case of clauses (A) and (B) in amounts not in excess of the amounts set forth for such payments in the Approved Budget; (vi) a Final Order of the Bankruptcy Court granting, other than in respect of this Agreement and the Carve-Out or pursuant to the DIP Orders, any superpriority administrative expense claim in the Cases pursuant to sections 364(c) or (d) of the Bankruptcy Code pari passu with or senior to the claims of the Administrative Agent and the Lenders, or the filing by any Loan Party of a motion or application seeking entry of such an order, unless the financing to be approved pursuant to such motion or application pays the DIP Facility in full in cash; (vii) the Final DIP Order is not entered by the date that is 30 days after the Petition Date, or such later date as may be approved in writing by the Required Lenders, which approval may be provided via electronic mail; (viii) other than with respect to the Carve-Out and the Liens permitted to have such priority under the Loan Documents and the DIP Orders, any Loan Party shall create or incur, or the Bankruptcy Court enters an order granting, any Lien which is pari passu with or senior to any Liens under the Loan Documents or the filing by any Loan Party of a motion or application seeking entry of such an order, unless filing to be approved pursuant to such motion or application pays the DIP Facility in full; (ix) upon entry of the Final DIP Order, the allowance of any claim or claims under section 506(c) of the Bankruptcy Code against or with respect to any Collateral; (x) upon entry of the Final DIP Order, any of the Lenders or Administrative Agent with respect to the Collateral are subject to the equitable doctrine of marshaling; (xi) the Debtors or any person claiming by or through the Debtors shall obtain court authorization to commence, or shall commence, join in, assert or otherwise participate as an adverse party in any suit or other proceeding against any of the Lenders or their respective rights and remedies under or related to the DIP Facility in any of the Chapter 11 Cases; (xii) any of the Debtors shall (a) assert that the Liens, the DIP Superpriority Claims, or the guarantees by the Guarantors are invalid, or any such liens, claims or guarantees shall be invalidated or (b) file or otherwise support any challenge or proceeding against the Lenders or Administrative Agent, including with respect to the Debtors’ stipulations included in the DIP Orders; (xiii) the Liens or DIP Superpriority Claims shall at any time cease to be valid, perfected, and enforceable in all respect with the priority described herein or any Loan Documents shall be invalid; (xiv) the failure to meet any Milestone; (xv) noncompliance by any Loan Party with the terms of the Interim DIP Order or the Final DIP Order; (xvi) the filing of a motion, pleading or proceeding by the Borrower or any other Loan Party which could reasonably be expected to result in a material impairment of the rights or interests of the Lenders in their capacities as such; 74 (xvii) without the prior written consent of Required Lender, any Loan Party shall file, or the Bankruptcy Court shall otherwise order, grant, confirm, or approve (including any approval on an interim or conditional basis), as applicable, (i) any motion seeking approval of a sale of all or a material portion of such Loan Party’s assets (including any amendment, modification or supplement to such sale) that is not an Acceptable Sale; or (ii) any Chapter 11 Plan or related disclosure statement (including any amendment, modification or supplement to such plan or disclosure statement) that is not an Acceptable Plan; (xviii) any Loan Document shall cease to be effective or shall be contested by the Borrower or any other Loan Party; (xix) [reserved]; or (xx) the reduction or termination of the time period during which the Debtors may exclusively file a Chapter 11 Plan and/or solicit votes to accept such plan; (p) if there is a Change of Control; or (q) if cash available to be distributed pursuant to any Payment Directive is not distributed and deposited in the Proceeds Account either (i) in accordance with the terms of such Payment Directive (other than as a result of an administrative error that is remedied within two (2) Business Days) or (ii) if a Payment Directive is not then in effect with respect to such cash, the Borrower shall have otherwise failed to cause such cash to be promptly distributed and deposited in the Proceeds Account. then, upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times: (i) terminate any outstanding Commitments, and thereupon any such outstanding Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any and all fees and other obligations accrued hereunder, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any Event of Default described in clauses (e) and (l) above, any outstanding Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any and all fees and other obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth above, subject to the ABS Enforcement Limitations, each Agent (acting at the direction of the Required Lenders) shall be entitled to exercise the rights and remedies available to it under and in accordance with the provisions of the other Loan Documents to which it is a party or any applicable law. Subject to the provisions of the Interim DIP Order (and, when entered, the Final DIP Order), the Administrative Agent shall apply the proceeds of any collection of money or property pursuant to this Article VII (and in the event the Obligations have been accelerated pursuant to this Article VII, all amounts received by the Administrative Agent shall be applied) as follows: FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.03) payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such; 75 SECOND, to payment of that portion of the Obligations constituting reasonable and documented fees, indemnities and other amounts (other than principal and interest and Exit Fees) payable to the Lenders (including reasonable and documented attorneys’ fees and disbursements and amounts payable under Section 10.03 hereunder); THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest and Exit Fees on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable them; FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH payable them; FIFTH, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such and the other Secured Parties on such date; and SIXTH, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable law. The Administrative Agent (at the direction of the Required Lenders) shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Notwithstanding anything to the contrary herein, the enforcement of Liens or remedies with respect to the Collateral and the exercise of all other remedies provided for in this Agreement and the other Loan Documents, shall be subject to the provisions of the Interim DIP Order (and, when entered, the Final DIP Order). ARTICLE VIII THE AGENTS Section 8.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Alter Domus (US) LLC to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Agents shall take action pursuant to the written direction of the Required Lenders or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents. (b) It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Section 8.02 Collateral Agent. The Collateral Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacity as a Lender) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.06 for purposes of holding or enforcing any Lien on the

76 Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article X (including Section 10.03, as though such co-agents, sub-agents and attorneys-in- fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Section 8.03 Rights as a Lender. Any Person serving as an Agent hereunder shall, if applicable, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, if applicable and unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or its Affiliates as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. Section 8.04 Exculpatory Provisions. (a) The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. The permissive rights of the Agents to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, neither Agent shall be answerable for other than its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limiting the generality of the foregoing, no Agent: (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law, provided, further, that no Agent shall be required to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction against any and all liability and expense that may be incurred by reason of taking or omitting to take any such action; (iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity; (iv) shall be responsible for the preparation or filing of any UCC financing statement, continuation statement, termination statement or amendment thereto or for the correctness of any financing statement, continuation statement, termination statement or amendment thereto filed in connection with this Agreement or any other Loan Document; (v) shall be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder; 77 (vi) shall be liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement or any other Loan Document, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, malware or ransomware attack, disease, epidemic or pandemic, quarantine, national emergency, utility failure, and other causes beyond its control whether or not of the same class or kind as specifically named above; and (vii) shall have any duty or obligation to monitor, enforce or determine compliance with EU Risk Retention Rules or U.S. Risk Retention Rules relating to the Borrower. (b) Neither Agent nor any of its Related Parties shall be liable for any action taken or not taken by such Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Any such action taken or failure to act pursuant to the direction of the Required Lenders shall be binding on all Lenders. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Agents by the Borrower or any of its Subsidiaries or a Lender, and such notice references this Agreement and states that it is a notice of Default. (c) Neither Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or to verify any calculations or amounts set forth therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, the Collateral or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. The Agents shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Persons. Without limiting the generality of the foregoing, the Agents shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Person or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Person. (d) Prior to acting hereunder or under any other Loan Document, each Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent related to such action and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such certificate and/or opinions. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as may be required hereby or by any other applicable Loan Document). If any Agent shall request instructions from the Required Lenders (or such other number or percentage of Lenders as may be required hereby or by any other applicable Loan Document) with respect to any action or actions (including the failure to act) in connection with this Agreement or the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and such Agent shall not incur liability to any Person by reason of so refraining. 78 (e) Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any other Loan Document, to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by an Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by an Agent, it is understood that in all cases such Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Loan Document) in respect of such action. Section 8.05 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any resolution, opinion, report, direction, consent, order, judgment, decree, notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of any Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 8.06 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Section 8.07 Resignation of Agent; Merger or Consolidation. (a) Either Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), unless an Event of Default shall have occurred and is continuing, in which case the consent of the Borrower shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed (and whether or not the Borrower has provided such consent), such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) With effect from the Resignation Effective Date (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and shall deliver, at the sole cost and expense of the Borrower, any collateral security held by such Agent on behalf of the Lenders under any of the Loan Documents to the Lenders at the address specified in Section 10.01 or as otherwise specified by the Lenders to the Agent in writing and (2) except for any indemnity payments or other amounts then owed to the retiring 79 Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. (c) Any corporation or association into which an Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which an Agent is a party, will be and become the successor to such Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act. Section 8.08 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 8.09 Agents May File Proofs of Claim. (a) In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to SEI or any of its Subsidiaries, each Agent (irrespective of whether the principal of the Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 10.03) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (iii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under Section 10.03.

80 (b) Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding. Section 8.10 Collateral Matters. (a) Without limiting the provisions of Section 8.09, each of the Lenders irrevocably authorize the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations, (ii) that is sold or otherwise disposed of, or to be sold or otherwise disposed of, as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.02, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 8.10(a), the Collateral Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the security interest granted hereunder in accordance with the terms of the Loan Documents and this Section 8.10(a). Upon the request of the Collateral Agent in connection with any release of Liens requested by the Borrower pursuant to clause (ii) of this Section 8.10(a), the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and that such release is permitted hereby (and the Lenders hereby authorize and direct the Collateral Agent to rely on such certificate). (b) No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or the perfection of any Lien thereon. (c) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations in accordance with the terms of the Asset Purchase Agreement. For the avoidance of doubt, subject to the terms of the Asset Purchase Agreement, the Lenders shall be permitted to assign all or portion of the Loans to the one or more of the Purchasers (as defined in the Asset Purchase Agreement) to effectuate the transactions (including the credit bid) contemplated by the Asset Purchase Agreement; provided that the Lenders shall provide notice to the Company in writing two (2) Business Days prior to effectuating any such assignment. ARTICLE IX GUARANTY Section 9.01 Guarantee of the Obligations. To the extent permitted by applicable law, each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations, in each case, whether such Obligations are now existing or hereafter incurred under, arising out of or in connection with any Loan Document, and whether at maturity, by acceleration or otherwise. Each of the Guarantors further agrees that the Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Obligation. Each of the Guarantors waives promptness, presentment to, demand of payment from, and protest to, any Guarantor or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. 81 Section 9.02 Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any proceeding under the Bankruptcy Code or any similar debtor relief laws shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agents to any Collateral or other security held for the payment of any of the Obligations, or to any balance of any deposit account or credit on the books of the Agents or any Lenders in favor of any other Guarantor or any other Person. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower be joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Administrative Agent on any number of occasions (but, for the avoidance of doubt, without duplication). Section 9.03 No Limitations. (a) To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations, or otherwise, other than the payment in full of the Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder (but without prejudice to Section 9.04), the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by, (i) the failure of the Agents or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of any security held by the Agents for the Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Agents, (vi) any change in the corporate existence, structure or ownership of any Loan Party, the lack of legal existence of the Borrower or any other Guarantor or legal obligation to discharge any of the Obligations by the Borrower or any other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party, (vii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Agents, any Lenders or any other Person, whether in connection with the Agreement, the other Loan Documents or any unrelated transaction, (viii) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Closing Date, or 82 (ix) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, any Guarantor or any other guarantor or surety as a matter of law or equity. (b) Each Guarantor expressly authorizes the Agents, to the extent permitted hereunder, to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion, to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations and to take any other action permitted hereunder all without affecting the obligations of any Guarantor hereunder. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law. (c) To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder (but without prejudice to Section 9.04), each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor. The Agents may, as permitted hereunder, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to them against any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Conditions have been satisfied. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security. To the fullest extent permitted by applicable law, each Guarantor waives any and all suretyship defenses. Section 9.04 Reinstatement. Notwithstanding anything to contrary contained in this Agreement, each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agents or any Lenders upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any other Guarantor or otherwise, and (b) the provisions of this Section 9.04 shall survive the termination of this Agreement. Section 9.05 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that any Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Obligation when and as the same shall become due, whether an amortization payment, at maturity, by acceleration, after notice of prepayment or otherwise, subject to Section 1.07 each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Lenders in cash the amount of such unpaid Obligation in accordance with the provisions of Section 9.03 of this Agreement. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 9.07. Section 9.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the 83 risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks. Section 9.07 Indemnity; Subrogation and Subordination. Upon payment by any Guarantor of any Obligations, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the payments that must be made in order for the satisfy the Obligations in full. If any amount shall be paid to the Borrower or any other Guarantor in violation of the foregoing restrictions on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans or other advances made to another Loan Party under this Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantors’ Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the prior payment of the payments that must be made in order for the Termination Conditions to be satisfied. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under this Agreement. Section 9.08 Obligation Absolute. To the extent permitted by Law, all rights of the Agents hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of this Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement, any other Loan Document, or any other agreement or instrument, (c) subject only to termination or release of a Guarantor’s obligations hereunder, but without prejudice to reinstatement rights under Section 9.04, any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder, but without prejudice to reinstatement rights under Section 9.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement. Section 9.09 Recourse. This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in this Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Guarantor and each applicable Lender that this Agreement shall be enforced against each Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought. ARTICLE X MISCELLANEOUS Section 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein

84 shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows: (i) if to the Borrower (or any other Loan Party) at: Sunnova Energy International Inc. 20 East Greenway Plaza, Suite 540 Houston, TX 77046 Attention: Chief Financial Officer and Treasurer E-mail: treasury@sunnova.com; notices@sunnova.com with a copy to (which copy alone shall not constitute notice): Kirkland & Ellis LLP 4550 Travis Street Dallas, TX 75205 Attention: H.T. Flanagan, P.C. and Layton Bell E-mail: ht.flanagan@kirkland.com; layton.bell@kirkland.com (ii) if to the Administrative Agent or the Collateral Agent, to: Alter Domus (US) LLC 225 W. Washington Street, 9th Floor Chicago, IL 60606 Attention: Emily Ergang Pappas, Legal Department, and Nick Keelen E-mail: emily.ergangpappas@alterdomus.com; legal_agency@alterdomus.com; adpc@alterdomus.com with a copy to (which copy alone shall not constitute notice): Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, NY 10019-9710 Attention: Alan Glantz E-mail: alan.glantz@arnoldporter.com and Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Attention: Andy Rosenberg, Robert Britton, Sung Pak E-mail: arosenberg@paulweiss.com; rbritton@paulweiss.com; spak@paulweiss.com and Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, NY 10019 Telephone: 212-408-5405 Attention: Eric Daucher; Geren Brown 85 E-mail: eric.daucher@nortonrosefulbright.com; geren.brown@nortonrosefulbright.com (iii) if to a Lender, to it at its address as set forth in its Administrative Questionnaire. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by e-mail shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph. (b) Notices and other communications to the Administrative Agent or Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to the Administrative Agent if the Administrative Agent notified the Borrower that it is incapable of receiving notices under such Article by electronic communication. The Agents or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor. (c) Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto. (d) The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders all notices, materials and/or information provided to the Administrative Agent by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive information of a type that would constitute material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) at the reasonable request of the Administrative Agent, Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any information of a type that would constitute material non-public information with respect to the Borrower or its securities for purposes of United States federal securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as such as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. (e) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration 86 screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain information of a type that would constitute material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. (f) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL AND NON-APPEALABLE RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Section 10.02 Waivers; Amendments. (a) No failure or delay by the Agents or the Lenders in exercising any right or power hereunder or under any promissory note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power hereunder or under any promissory note, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or future notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agents or the Lenders may have had notice or knowledge of such Default at the time. (b) Except as provided in Section 10.02(c) and 10.19, none of this Agreement, any other Loan Document or any term, condition or provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the relevant Loan Parties, the Required Lenders and the Administrative Agent (to the extent this Agreement specifies that the consent of the Administrative Agent is required), in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Required Lenders, the Loan Parties that are parties thereto and the Administrative Agent (or the Collateral Agent, in the case of any Collateral Document) (to the extent the relevant Loan Documents specifies that the consent of the Administrative Agent or the Collateral Agent, as applicable, is required); provided that no agreement, amendment, waiver or consent shall: 87 (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, decrease or extend the date for payment of any fees; or increase the amount of any Lender’s Commitment or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.02 without the written consent of such Lender; (iii) amend, change or modify any pro rata or sharing requirements of Sections 2.10 and 2.11 without the written consent of each Lender directly affected thereby; (iv) change the payment waterfall provision of Article VII or otherwise subordinate any of the Obligations without the written consent of each affected Lender; (v) release all or substantially all of the Collateral, without the written consent of each Lender; (vi) release all or substantially all of the value of the guaranty provided by the Guarantors under the Loan Documents or release any Guarantors from its obligations (except, in each case, in connection with a transaction permitted under this Agreement or in accordance with the terms of the applicable Loan Document) without the written consent of each Lender; (vii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the written consent of all Lenders; (viii) amend, modify, or waive this Agreement or any Loan Documents in a manner that permits the concept of “unrestricted subsidiaries” (which shall, for the avoidance of doubt, include any subsidiaries that are exempt from covenants or representations and warranties in this Agreement, whether or not labelled as “unrestricted subsidiaries”) or otherwise permits the designation of and/or transfer of assets to such unrestricted subsidiaries, without the prior written consent of each Lender; (ix) amend, modify, waive or otherwise affect the rights, protections, immunities, indemnities, duties or obligations of, or any fees or other amounts payable to any Agent hereunder or under any other Loan Document, or any provision of Article VIII, without the written consent of such Agent; (x) amend or modify the definition of “Required Lenders” without the written consent of all Lenders; (xi) amend, modify or waive any provision of this Section 10.02 without the written consent of all Lenders; or (xii) subordinate, or have the effect of subordinating, the Liens securing the DIP Facility or any of the Obligations to Liens securing any other Indebtedness or subordinate, or have the effect of subordinating, the Obligations to any other Indebtedness, in each case without the prior written consent of each Lender. (c) Any amendment, waiver or other modification effected in accordance with this Section 10.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

88 (d) No agreement shall amend, modify or otherwise affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be. Notwithstanding anything to the contrary herein, the Fee Letter may be amended or modified in a writing executed only by the parties thereto. To the extent an Agent is not a party thereto, the Borrower shall provide to the Administrative Agent a copy of any amendment, modification, waiver or supplement to any Loan Document promptly following the effectiveness thereof. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments, consents, waivers and extensions permitted under this Section 10.02 may be effectuated via e-mail. Section 10.03 Expenses; Indemnity; Damage Waiver. (a) The Loan Parties jointly and severally hereby agree to promptly pay (and in any event within five (5) Business Days of written demand therefor) (i) all reasonable and documented out-of-pocket expenses incurred by the Agents (but limited in the case of legal fees and expenses to the actual reasonable and documented fees, charges and out-of-pocket disbursements of one firm of outside counsel to the Agents (taken as a whole), for the avoidance of doubt such counsel being Arnold & Porter Kaye Scholer LLP as primary counsel for the Agent and Agents, and, if necessary, of one additional local counsel in each applicable jurisdiction for the Agents (taken as a whole), , in connection with the structuring and arrangement of the DIP Facility provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Agents (but limited in the case of legal fees and expenses to the actual reasonable and documented fees, charges and out-of-pocket disbursements of one firm of outside counsel to the Agents (taken as a whole), for the avoidance of doubt such counsel being Arnold & Porter Kaye Scholer LLP as primary counsel for the Agent and Agents, and, if necessary, of one additional local counsel in each applicable jurisdiction for the Agents (taken as a whole), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or associated with ongoing monitoring of the DIP Facility or the Borrower. (b) The Loan Parties jointly and severally hereby agree to indemnify the Lenders, the Administrative Agent, the Collateral Agent (and any subagent of the foregoing Persons) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities, costs and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of in connection with, or as a result of (i) the structuring and arrangement of the DIP Facility provided for herein, the preparation, execution, performance, enforcement, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby (including in respect of any matters addressed in Section 2.14), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, at, under to or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or any of the Loan Parties’ member or creditors, and regardless of whether such proceeding is initiated against or by any party to this Agreement, or any Affiliate thereof by an 89 Indemnitee or any third party or whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, costs, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non- appealable judgment to have resulted from the fraud, gross negligence, or willful misconduct of such Indemnitee. This Section shall not apply to any Taxes other than any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim. (c) To the extent that the Borrower for any reason fails to pay any amount required under clause (a) or (b) of this Section 10.03 to be paid by it to any Agent (or any sub-agent or Related Party thereof), each Lender severally agrees to pay to such Agent (or such sub-agent or Related Party thereof), as applicable, ratably according to such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, or if such unreimbursed expense or indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments have terminated, determined as of the day immediately prior to the date on which the Loans were paid in full and the Commitments terminated) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any sub-agent thereof) in connection with such capacity. Each Lender hereby agrees that, notwithstanding any exclusions from the Borrower’s indemnification obligations under Section 10.03(b) for fraud, gross negligence or willful misconduct of the applicable Indemnitee, no action taken (or not taken) by any Agent or any sub-agent or Related Party thereof in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be provided by this Agreement or any other Loan Document) shall be deemed to constitute fraud, gross negligence or willful misconduct for the purposes of the Lenders’ payment and indemnification obligations under this paragraph. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.15(c). For purposes hereof, a Lender’s “pro rata share” shall mean, with respect to any Lender at any time, a fraction, the numerator of which is sum of (x) the amount of the aggregate unused Commitments of such Lender at such time and (y) the aggregate outstanding principal amount of the Loans of such Lender at such time, and the denominator of which is sum of (x) the aggregate amount of the unused Commitments of all Lenders at such time and (y) the aggregate outstanding principal amount of the Loans of all Lenders at the time. The agreements in this Section 10.03(c) shall survive the resignation or replacement of the Agents or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (d) To the fullest extent permitted by applicable law, a Loan Party shall not assert, or permit any of their respective Affiliates or Related Parties to assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. (e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor. Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties 90 hereto), their respective successors and assigns permitted hereby any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) without the prior written consent of the Borrower and the other Lenders; provided however that: (i) Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from a Lender to one or more Approved Funds of such Lender. (ii) From and after the recordation date of each Assignment and Assumption in the Register as provided in Section 10.04(b)(iii) and (iv), the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14 and 10.03). (iii) Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in this Section and, if the assignee is not an existing Lender, an Administrative Questionnaire, information necessary to satisfy the Administrative Agent’s “know your customer” requirements and appropriate tax form, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to such Lender that all written consents required by this Section with respect thereto have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender, the Administrative Agent and the other Lenders that such assignee is an Eligible Assignee. The Administrative Agent shall have no responsibility for or obligation to determine whether any Lender or prospective Lender is an Eligible Assignee and shall not have any liability for assignments made to any Person that is not an Eligible Assignee, and the Borrower, Lenders and each Affiliate thereto agree not to bring any claim to such effect. (iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its U.S. offices a copy of each Assignment and 91 Assumption delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the applicable Commitments of, and principal amounts (and stated interest) of the applicable Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the applicable Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.04(b)(iv) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations). Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lenders, or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14 and 10.03, 10.09, 10.10, 10.12, 10.21 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. Section 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any separate letter agreements with respect to fees payable to the Lenders or the Agents) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Lenders and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) of an executed signature page to this Agreement shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignments and Assumptions, amendments or other notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

92 Section 10.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 10.08 Right of Setoff. Subject to the DIP Orders, upon (i) the occurrence and the continuance of an Event of Default, (ii) an exercise of remedies under any Loan Documents and/or (iii) amounts becoming due and payable, the Agents and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding tax accounts) at any time held and other obligations at any time owing by any Agent or Lender to or for the credit or the account of the Borrower or the Guarantors against any and all of the Obligations of the Borrower now and hereafter existing under this Agreement or any other Loan Document to such Agents and Lenders, irrespective of whether or not the Agents or Lenders shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured. The applicable Agent or Lender shall notify the Borrower (and the Administrative Agent, in the case of set-off by a Lender) of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of the Agents and Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) which the Agents and Lenders may have. Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and each other Loan Document shall be construed in accordance with and governed by the law of the State of New York and, to the extent applicable, the Bankruptcy Code. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the each of the parties hereto hereby irrevocably and unconditionally agree that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agents and Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of their respective properties in the courts of any jurisdiction, except that the Borrower agrees that (i) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that each Lender is making its respective loan from its office in the State of New York), and (ii) in any such action or proceeding brought against the Borrower in any other court, it will not assert any cross claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude the Borrower from asserting or seeking the same in the New York Courts. (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. 93 (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 10.12 Confidentiality. The parties hereto agree to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self- regulatory authority, such as the National Association of Insurance Commissioners), (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the disclosing party upon receipt of notice thereof, to the extent permitted by law, agrees to inform you promptly thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or any Subsidiary or its obligations, (g) on a confidential basis to any rating agency in connection with rating the Borrower or the Subsidiaries or the DIP Facility provided for herein (h) with the consent of the Borrower, (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section; provided that, in the case of clause (c) above, the party disclosing such information shall provide to the Borrower prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with the Borrower in obtaining a protective order for, or other confidential treatment of, such disclosure. For the purposes of this Section, “Information” means all information received from the Borrower relating to any Subsidiary or their businesses, other than any such information that is available to the Agents, the Lenders, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Section 10.13 Violation of Law. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of applicable law. Section 10.14 USA Patriot Act Notice. The Agents and Lenders hereby notify the Loan Parties that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Agents and Lenders to identify the Loan Parties in accordance with the Patriot Act. 94 Section 10.15 Release of Liens. In the event that any Loan Party disposes of all or any portion of any of its assets to any Person (other than a Loan Party) in a transaction permitted by Section 6.05, the Administrative Agent and/or the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent or any of them to) take such action and execute any such documents as may be reasonably requested by the Borrower (or on behalf of any other Loan Party) and at the Borrower’s expense to (i) promptly release any Lien created by any Loan Document in respect of such assets, (ii) execute and deliver any documents necessary or reasonably requested by a Loan Party to evidence such release and (iii) if such Disposition is a sale of the Equity Interests in a Subsidiary, release such Subsidiary as a Guarantor hereunder and from its obligations under the other Loan Documents to which it is party. In addition, if the Borrower or any Loan Party enters into any lease or sublease with, or grants any easement, right of way, permit, license, restriction or the like to, any Person (other than a Loan Party or any other Affiliate of the Borrower or any Subsidiary) in a transaction permitted by Section 6.05, the Administrative Agent and/or the Collateral Agent may (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent or any of them to) take such action and execute any such documents as may be reasonably requested by the Borrower (or on behalf of any other Loan Party) and at the Borrower’s expense to release or subordinate any Liens created by any Loan Document with respect to such lease, sublease, easement, right of way, permit, license, restriction or the like to such Person. In connection with any such transaction, the Administrative Agent and the Collateral Agent may rely conclusively (and without further inquiry) on a certificate provided to it upon its reasonable request by any Loan Party to the effect that such transaction is permitted by Section 6.05. Section 10.16 Tax Treatment. Each party hereto hereby intends for U.S. federal income tax purposes that (a) the DIP Facility be treated as indebtedness and (b) the Funding Fee be treated as giving rise to original issue discount in respect of the DIP Facility (clauses (a) and (b), collectively, the “Intended Tax Treatment”). Each party hereto shall file any federal, state and local income tax returns on a basis consistent with the Intended Tax Treatment, and each party hereto will assert the correctness of the Intended Tax Treatment in all dealings with the Internal Revenue Service and will not adopt any treatment that is contrary to or inconsistent with the Intended Tax Treatment, unless the Company’s tax return preparer determines in good faith that it is not permitted to file the Company’s U.S. federal income tax returns in a manner consistent with the Intended Tax Treatment. Excluded Taxes, Indemnified Taxes, and all other provisions of this Agreement that impact the allocation of responsibility for taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document shall be determined by assuming that the Intended Tax Treatment applies. Section 10.17 [Reserved]. Section 10.18 Orders Control. To the extent that any specific provision hereof or in any other Loan Document is inconsistent with any of the DIP Orders, the Interim DIP Order or Final DIP Order, as applicable, shall control. Section 10.19 Judgment Currency. (a) If for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency 95 with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Section 10.20 No Group. Nothing contained herein, and no action taken by any Lender pursuant hereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Lenders are in any way acting in concert or as a group or entity with respect to such obligations or any other matters. Section 10.21 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting Section 10.21(a), each Lender or any Person who has received funds on behalf of such Lender, hereby further agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment,

96 the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.21(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.21(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.21(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) The parties hereto agree that irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”). Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder. (e) The parties hereto agree that (1) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party and (2) to the extent an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender or Administrative Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. Further, each party hereto agrees that, in the event a Lender is the recipient of an Erroneous Payment and such Lender fails to return such Erroneous Payment in accordance with Section 10.21(a), then the Administrative Agent shall be entitled to exercise its rights and remedies under Section 10.21(c) until the Administrative Agent has received all amounts owed by the Lender to the Administrative Agent pursuant to Section 10.21(a). (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 10.21 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 10.22 [Reserved]. Section 10.23 Interest Rate Limitation. Notwithstanding anything in this Agreement to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to 97 the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.23 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender. ARTICLE XI PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT Section 11.01 Grant of Security. (a) Each Grantor hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing first priority security interest in, and a Lien upon, all of its right, title and interest in, to and under, all of its assets and property, including personal and real property, in each case whether tangible or intangible, wheresoever located, and whether now owned by it or hereafter acquired and whether now existing or hereafter coming into existence, including each of the following (all of the property described in this Section 11.01(a) being collectively referred to herein as the “Collateral”, provided that any Excluded Property shall not be Collateral):all Accounts; (ii) all cash (including Cash Equivalents); (iii) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper); (iv) all Commercial Tort Claims with respect to which a Commercial Tort Action was commenced described on Schedule 3.21(g) hereto (together with any Commercial Tort Claims with respect to which a Commercial Tort Action was commenced);all Deposit Accounts (other than Excluded Accounts); (vi) all receivables (including credit card receivables); (vii) all contracts rights; (viii) all Documents; (ix) all Equipment and Goods; (x) all Fixtures; (xi) all General Intangibles; (xii) all Instruments; (xiii) all Intellectual Property; (xiv) all Inventory; (xv) all Investment Property; (xvi) all Letter-of-Credit Rights; (xvii) all Money; 98 (xviii) all Securities Accounts; (xix) all Supporting Obligations and all books and records pertaining to the Collateral; (xx) subject to and upon entry of the Final DIP Order, proceeds of any claims or causes of action arising under or pursuant to chapter 5 of the Bankruptcy Code, section 724(a) of the Bankruptcy Code or any other similar provisions of applicable state, federal or foreign law (including any other avoidance actions under the Bankruptcy Code (such causes of action, the “Avoidance Actions” and such proceeds, the “Avoidance Action Proceeds”); provided that the Secured Parties’ security interest in, and Lien upon, the Avoidance Action Proceeds shall not prevent the settlement of any Avoidance Actions pursuant to the Atlas Settlement Agreement; (xxi) the Pledged Shares held by such Grantor and disclosed on Schedule 3.21(i) and the certificates, if any, representing such Pledged Shares and any interest of such Grantor, including all interests documented in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Shares (which includes, for the avoidance of doubt, any Risk Retention Interests retained under the EU Risk Retention Rules and related cash to be deposited into the Proceeds Accounts); (xxii) the Pledged Debt disclosed on Schedule 3.21(i) and the instruments evidencing the Pledged Debt owed to such Grantor and all payments of principal or interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; (xxiii) any and all ITC Proceeds, including without limitation, Accounts, books and records, Chattel Paper, Instruments, Documents, contract rights, rights under any ITC Transfer Agreements (which includes, for the avoidance of doubt, the right to receive payment and payments received thereunder) and General Intangibles however and whenever arising related to the ITC Proceeds and ITC Transfer Agreements; (xxiv) Potential Claims Proceeds; (xxv) Commercial Tort Claims Proceeds; and (xxvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing. (b) All terms used in this Section 11.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC. Each Grantor hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any UCC financing statement, continuation statement and all other instruments, and to take any other actions contemplated by this Article XI; provided that such designation shall not impose upon the Collateral Agent any such obligations, or release or diminish in any respect any Grantor’s obligations in respect thereof. Each Grantor further hereby authorizes the Collateral Agent (or its designee) or the Grantor’s counsel to file, without such Grantor’s signature, UCC financing statements that name such Grantor as debtor and the Collateral Agent as secured party and that describe the Collateral in which the Collateral Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable. Each Grantor authorizes the UCC financing statement naming such Grantor as debtor to describe the Collateral therein as “all assets” or words of similar import. 99 Section 11.02 Intellectual Property. Each Grantor covenants as follows: (a) On the Closing Date, such Grantor shall sign and deliver to the Collateral Agent (to the extent not previously so delivered), Intellectual Property Security Agreements with respect to all Registered Intellectual Property registered or pending with the United States Patent and Trademark Office or United States Copyright Office owned or being acquired by such Grantor. Such Grantor shall promptly notify the Collateral Agent if it knows that any application or registration relating to any material Registered Intellectual Property may become abandoned or dedicated to the public, or if it knows of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of such Registered Intellectual Property or its right to register the same or to keep and maintain the same. (b) Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, such Grantor shall promptly report such filing to the Collateral Agent. Upon request of the Collateral Agent or the Required Lenders, such Grantor shall execute and deliver an Intellectual Property Security Agreement and any and all other agreements, instruments, documents, and papers as the Collateral Agent or the Required Lenders may reasonably request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in all Registered Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until this Agreement is terminated; provided that such constitution of the Collateral Agent as attorney-in-fact shall not impose upon the Collateral Agent any such obligations, or release or diminish in any respect such Grantor’s obligations in respect thereof. (c) Such Grantor shall take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, and including filing of applications for renewal, affidavits of use and affidavits of incontestability, to maintain and pursue each application (and to obtain the relevant registration) and to maintain all material Registered Intellectual Property. (d) In the event that any Grantor obtains knowledge that any material Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent after it learns thereof and shall, unless inconsistent with such Grantor’s usual business practice, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark. (e) Upon and during the continuance of an Event of Default, (i) no Grantor shall abandon or otherwise permit any Registered Intellectual Property to become invalid or otherwise terminated and (ii) each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each IP License that constitutes Collateral owned by such Grantor to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or such other Person as may be designated by the Collateral Agent. (f) Each Grantor shall, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any IP License (i) declares a default by a Grantor of any material term thereunder, (ii) terminates such IP License or (iii) purports to exercise any of its rights, together with a copy of any reply by such Grantor thereto.

100 (g) Each Grantor shall duly perform and observe in all material respects all of its obligations under each IP License and shall take all action necessary to maintain each IP License in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect. No Grantor shall, without the prior written consent of the Collateral Agent (acting at the direction of the Required Lenders), cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any IP License in any manner that could reasonably be expected materially and adversely to affect the rights and remedies of the Collateral Agent or any Secured Party under this Agreement or any other Loan Document or the ability of the other Secured Parties to exercise the same. Section 11.03 Release of Security Interest upon Final Payment. If all Obligations have been paid in full (other than any inchoate indemnification or expense reimbursement Obligations that expressly survive termination of the Agreement) the liens and security interests granted hereunder shall automatically terminate. The Collateral Agent (for itself and on behalf of the Secured Parties) shall, at the expense of the Loan Parties, promptly execute, deliver and file or authorize for filing such instruments as the Loan Parties shall reasonably request and prepare in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral.Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other applicable law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting at the direction of the Required Lenders) may, among other remedies, upon at least two (2) Business Day’s prior written notice to the Borrower: (i) instruct the Borrower or any Grantor to deliver any or all of the Collateral, the Collateral Documents and any other documents relating to the Collateral to the Collateral Agent or to another Person designated by the Collateral Agent, and otherwise give all instructions for each Grantor regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce each Grantor’s rights and remedies with respect to the Collateral; (vii) institute or prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that each Grantor immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of this Agreement; (ix) redeem or withdraw or cause any Grantor to redeem or withdraw any asset of such Grantor to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from any Grantor’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of any Grantor upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an obligor. The proceeds of any sale or disposition of the Collateral shall be applied in accordance with this Agreement.Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent or the Required Lenders, it shall execute all documents and agreements which are reasonably necessary or appropriate to have the Collateral be assigned to the Collateral Agent (for the benefit of the Secured Parties) or to another Person designated by the Collateral Agent. For purposes of taking the actions described in the paragraph above, each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Collateral Agent or in the name of such Grantor or otherwise, for the use and benefit of the Secured Parties, but at the cost and expense of the Loan Parties and, except as prohibited by applicable law, without notice to any Grantor. Section 11.05 Remedies Cumulative. Each right, power, and remedy of the Collateral Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent or any Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.Collateral Documents. 101 (a) Each Grantor hereby agrees that, after the occurrence and during the continuance of an Event of Default it shall, to the extent otherwise permitted under this Agreement, (i) upon the written request of the Collateral Agent, promptly forward to the Collateral Agent or the Required Lenders all material information and notices which it receives under or in connection with this Agreement or any Loan Documents, and (ii) upon the written request of the Collateral Agent or the Required Lenders, act and refrain from acting in respect of any request, act, decision or vote under or in connection with this Agreement or any other Loan Document only in accordance with the direction of the Collateral Agent (acting at the direction of the Required Lenders). Without limiting the foregoing, each Grantor hereby further agrees that the Collateral Agent may, and hereby authorizes the Collateral Agent to, in its name and stead, following the occurrence and during the continuance of an Event of Default, instruct applicable obligors and otherwise cause any and all collections in respect of such Grantor’s assets to be paid directly to one or more accounts designated by the Collateral Agent. (b) Each Grantor agrees that, to the extent the same shall be in such Grantor’s possession, it will hold all documents relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties (and shall cause any other Person holding such documents on its behalf to do the same), and upon request of the Collateral Agent or following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or to another Person designated by the Collateral Agent. Section 11.07 Grantor Remains Liable. (a) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under the contracts and agreements included in and relating to the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral. (b) No obligation or liability of any Grantor is intended to be assumed by the Collateral Agent or any Secured Party under or as a result of this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, including under any agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Collateral Agent and the other Secured Parties expressly disclaim any such assumption. Section 11.08 Protection of Collateral. Each Grantor, or the Collateral Agent upon each Grantor’s authorization, shall from time to time execute and deliver, or caused to be executed and delivered, all such supplements and amendments hereto and file or authorize the filing of all such UCC financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to grant security more effectively on all or any portion of the Collateral; (b) maintain, preserve and perfect any grant of security made or to be made by this Agreement or any other Loan Document including the first priority nature of the lien or carry out more effectively the purposes hereof; (c) perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary or desirable as a result of changes in law or regulations); (d) enforce any of the Collateral or other instruments or property included in the Collateral; (e) preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all third parties; and 102 (f) pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Collateral. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no enforcement right is permitted to be taken with respect to (i) any equity interest in (x) Sunnova RAYS I Issuer, LLC, any of its parent entities up to and including SE Corp., or any direct or indirect Subsidiary of SE Corp., in each case to the extent that it would cause a “Change of Control” (as such term is defined under the related Sunnova ABS Indenture), (y) any Hestia ABS Issuer any of its respective parent entities up to and including SE Corp., or any direct or indirect Subsidiary of SE Corp., in each case to the extent that it would cause a “Guaranteed Loan Borrower Event of Default” or a “Guarantee Suspension Event” (as such terms are defined in the related Sunnova ABS Indenture), or (z) RR Holdco to the extent that it would violate any Risk Retention Rules, or (ii) Excluded Property (the “ABS Enforcement Limitations”). Purchasers shall consult with the Company, if reasonably practicable, prior to effecting any enforcement action with respect to any entity specified in clause (i)(y) of the definition of “ABS Enforcement Limitations” in order to determine whether any such enforcement action may have a material adverse effect on the Company, on any of its Affiliates or on the value of the Collateral. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the compliance and/or performance by the Company or any of its direct or indirect Subsidiaries under the Asset Purchase Agreement or the consumption of the transactions thereunder. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Loan Parties and their Subsidiaries shall be permitted to use the proceeds of any New Home WIP (including as a result of a Disposition thereof) for any purpose and without restriction (and the parties hereto acknowledge and agree that any provision in any Loan Document which would prohibit such use or Disposition shall be deemed modified to permit such use or Disposition), and such use (including any disbursement) shall not impact the Approved Budget or compliance therewith, with Section 6.09, or with any other relevant provisions of the Loan Documents. [Signature pages follow] [Signature Page to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. SUNNOVA ENERGY INTERNATIONAL INC. By: /s/ Robyn Liska Name: Robyn Liska Title: Chief Financial Officer SUNNOVA ENERGY CORPORATION SUNNOVA INTERMEDIATE HOLDINGS, LLC SUNNOVA TEP DEVELOPER, LLC MOONROAD SERVICES GROUP, LLC SUNNOVA AP 6 WAREHOUSE II, LLC SUNNOVA ASSET PORTFOLIO 8 HOLDINGS, LLC SUNNOVA ASSET PORTFOLIO 9 HOLDINGS, LLC SUNNOVA ASSET PORTFOLIO 9, LLC By: /s/ Robyn Liska Name: Robyn Liska Title: Chief Financial Officer

[Signature Page to Credit Agreement] ALTER DOMUS (US) LLC, as Administrative Agent and Collateral Agent, By: /s/ Matthew Trybula Name: Matthew Trybula Title: Associate Counsel [Signature Page to Credit Agreement] Opps Sunnova Holdings, L.P., as Lender, By: Oaktree Fund GP IIA, LLC Its: General Partner By: Oaktree Fund GP II, L.P. Its: Managing Member By: /s/ Ross Rosenfelt Name: Ross Rosenfelt Title: Authorized Signatory By: /s/ Robert LaRoche Name: Robert LaRoche Title: Authorized Signatory RPVOF Sunnova CTB, L.P., as Lender, By: Oaktree Fund GP 1A, Ltd. Its: General Partner By: Oaktree Fund GP I, L.P. Its: Director By: /s/ Seth Pippin Name: Seth Pippin Title: Authorized Signatory By: /s/ Steven Tesoriere Name: Steven Tesoriere Title: Authorized Signatory [Signature Page to Credit Agreement] Oaktree-Copley Investments, LLC, as Lender, By: Oaktree Fund GP, LLC Its: Managing Member By: Oaktree Fund GP I, L.P. Its: Managing Member By: /s/ Seth Pippin Name: Seth Pippin Title: Authorized Signatory By: /s/ Steven Tesoriere Name: Steven Tesoriere Title: Authorized Signatory Oaktree Value Opportunities Fund AIF (Delaware), L.P., as Lender, By: Oaktree Fund AIF Series, LP – Series F Its: General Partner By: Oaktree Fund GP AIF, LLC Its: General Partner By: Oaktree Fund GP III, LP Its: Managing Member By: /s/ Seth Pippin Name: Seth Pippin Title: Authorized Signatory By: /s/ Steven Tesoriere Name: Steven Tesoriere Title: Authorized Signatory [Signature Page to Credit Agreement] OPIF Sunnova Holdings, L.P., as Lender, By: Oaktree Fund AIF Series, L.P. – Series U Its: General Partner By: Oaktree Fund GP AIF, LLC Its: General Partner By: Oaktree Fund GP III, L.P. Its: Managing Member By: /s/ Seth Pippin Name: Seth Pippin Title: Authorized Signatory By: /s/ Steven Tesoriere Name: Steven Tesoriere Title: Authorized Signatory

[Signature Page to Credit Agreement] Halfspace Holdings LLC, as Lender, By: /s/ Rajiv Patel Name: Rajiv Patel Title: Authorized Signatory [Signature Page to Credit Agreement] Owl Creek Credit Opportunities Master Fund L.P., as Lender, By: /s/ Kevin Dibble Name: Kevin Dibble Title: General Counsel and Co-Chief Operating Officer [Signature Page to Credit Agreement] Keyframe 1740 Fund, L.P., as Lender, By: Keyframe Capital Partners, L.P. as Investment Manager By: /s/ Jennifer M. Pulick Name: Jennifer M. Pulick Title: Authorized Signatory [Signature Page to Credit Agreement] Keyframe 3523 Fund, L.P., as Lender, By: Keyframe Capital Partners, L.P. as Investment Manager By: /s/ Jennifer M. Pulick Name: Jennifer M. Pulick Title: Authorized Signatory

[Signature Page to Credit Agreement] Keyframe Eos Fund, L.P., as Lender, By: Keyframe Capital Partners, L.P. as Investment Manager By: /s/ Jennifer M. Pulick Name: Jennifer M. Pulick Title: Authorized Signatory [Signature Page to Credit Agreement] KF Vermillion Fund, L.P., as Lender, By: Keyframe Capital Partners, L.P. as Investment Manager By: /s/ Jennifer M. Pulick Name: Jennifer M. Pulick Title: Authorized Signatory [Signature Page to Credit Agreement] Keyframe WB1 Fund, L.P., as Lender, By: Keyframe Capital Partners, L.P. as Investment Manager By: /s/ Jennifer M. Pulick Name: Jennifer M. Pulick Title: Authorized Signatory [Signature Page to Credit Agreement] GoodFinch SNVA FIN Bridge 2025-2 SPV, LLC, as Lender, By: /s/ Tanguy Serra Name: Tanguy Serra Title: Authorized Signatory